Exhibit 4.4

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this “Agreement”) is made as of July 10, 2006, by and among China Kanghui Holdings, an exempt company organized and existing under the Laws of the Cayman Islands (the “Company”), Changzhou Kanghui Medical Innovation Co., Ltd., a wholly foreign owned enterprise organized and existing under the Laws of the PRC (the “Domestic Entity”), each of the parties set forth in Schedule A (each a “Guarantor”, and collectively, “Guarantors”), and each of the parties set forth in Schedule B (each an “Investor”, and collectively, “Investors”).

RECITALS

WHEREAS the Company is the sole legal and beneficial owner of all the equity interest in the registered capital of the Domestic Entity, which is engaged in the business of manufacturing and sales of medical devices and artificial organs;

WHEREAS Investors seek to invest in the Company and to purchase the New Common Shares (as defined below) and the Series A Preferred Shares (as defined below) of the Company, and the Company desires to issue the New Common Shares and the Series A Preferred Shares to Investors on terms and conditions set forth herein;

WHEREAS the Company further desires to issue the Series A Warrants (as defined below) to Investors on terms and conditions set forth herein;

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises set forth herein and for other good and valuable consideration, the sufficiency and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this Agreement, “control” means, when used with respect to any Person, power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

“Balance Sheet Date” means December 31, 2005.

“Company Group” means the Company, the Domestic Entity and their respective Subsidiaries from time to time.

“Contract” means a contract, agreement, understanding, indenture, note, bond, loan, instrument, lease, mortgage, franchise, license, commitment, purchase order, purchasing arrangement and other legally binding arrangement, whether written, oral, express or implied.

“Financial Statements” means, collectively, the audited balance sheets of the Domestic Entity as of December 31, 2003, December 31, 2004 and December 31, 2005 as well as the audited profit and loss account and cash flow statement of the Domestic Entity for the years ended December 31, 2003, December 31, 2004 and December 31, 2005.

“Governmental or Regulatory Authority” means any nation or government or any province or state or any other political subdivision thereof, or any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“Intellectual Property” means any and all (i) patents, patent applications (including the right to file such application), and all reissues, reexaminations, continuations, continuations-in-part, divisions, and patent term adjustments thereof, (ii) inventions (whether patentable or not), discoveries, improvements, concepts, innovations and industrial models, (iii) registered and unregistered copyrights, copyright registrations and applications, author’s rights and works of authorship (including artwork of any kind and software of all types in whatever medium, inclusive of computer programs, source code, object code and executable code, and related documentation), (iv) URLs, websites, web pages and any part thereof, (v) technical information, proprietary information, know-how, trade secrets, drawings, designs, design protocols, specifications for parts and devices, quality assurance and control procedures, design tools, manuals, research data concerning historic and current research and development efforts, including the results of successful and unsuccessful designs, databases and proprietary data, (vi) proprietary processes, technology, engineering, formulae, algorithms and operational procedures, and any applications and registrations therefor (including the right to file such applications and registrations), (vii) trade names, trade dress, trademarks, domain names, and service marks, and registrations and applications therefor (including the right to file such applications and registrations), and (viii) the goodwill of the business symbolized or represented by the foregoing, customer lists and other proprietary information and common-law rights.

“Law” means any constitutional provision, statute or other law, rule, regulation, official policy or interpretation of any Governmental or Regulatory Authority.

“Material Adverse Event” means any change, event or effect that (a) is or could be materially adverse to the business, operations, assets, liabilities, condition (financial or otherwise) or results of operations, or prospects of any of the Company, the Domestic Entity, or their Subsidiaries individually or taken as a whole or (b) is or could materially impair the validity or enforceability of this Agreement against any Warrantor or (c) is or could materially adversely affect any Warrantor’s ability to perform its respective obligations under this Agreement, any Transaction Document or in connection with the transactions contemplated hereunder or thereunder.

“Order” means any injunction, judgment, decree, order, ruling, assessment or writ of any Governmental or Regulatory Authority.

“Person” means any natural person, limited liability company, joint stock company, joint venture, partnership, enterprise, trust, unincorporated organization or any other entity or organization.

“PRC” means the People’s Republic of China but solely for the purposes of this Agreement and the other Transaction Documents excluding the Hong Kong Special Administrative Region, Macau Special Administrative Region and the island of Taiwan.

“PRC GAAP” means generally accepted accounting principles in the PRC applied on a consistent basis.

“Related Party” means each member or stockholder of the Company or of any member of the Company Group, each Affiliate of the Company or of any member of the Company Group, and each member of the immediate family of each of the foregoing that is an individual.

“Restated Memorandum and Articles” means the Amended and Restated Memorandum and Articles of Association of the Company in substantially the form attached hereto as Exhibit A.

“Senior Manager” means, with respect to any member of the Company Group, the chief executive officer of such company and any member of management reporting directly to the board of directors or chief executive officer of such company.

“Subsidiary” means, with respect to any Person, any other Person directly or indirectly controlled by such Person.

“Transaction Documents” means this Agreement, the Restated Memorandum and Articles, the Investors’ Rights Agreement, the Right of First Refusal and Co-Sale Agreement, the Share Restriction Agreement, the Management Rights Letters, and the Series A Warrants.

2. Purchase and Sale of Shares

2.1 Purchase and Sale of the New Common Shares. Subject to the terms and conditions of this Agreement, at the Closing, the Company agrees to sell and issue to each Investor, and each Investor (severally and not jointly) agrees to purchase, the number of New Common Shares, par value US$0.01 per share, of the Company indicated opposite such Investor’s name in Schedule C (the “New Common Shares”), for the aggregate consideration indicated opposite such Investor’s name in Schedule C (the “New Common Share Purchase Price”).

2.2 Purchase and Sale of the Series A Preferred Shares. Subject to the terms and conditions of this Agreement, at the Closing, the Company agrees to sell and issue to each Investor, and each Investor (severally and not jointly) agrees to purchase, the number of Series A Preferred Shares, par value US$0.01 per share, of the Company indicated opposite such Investor’s name in Schedule D (the “Series A Preferred Shares”), for the aggregate consideration indicated opposite such Investor’s name in Schedule D (the “Series A Preferred Share Purchase Price”).

2.3 Closing.

(A) The consummation of the purchase and sale of the New Common Shares pursuant to Section 2.1 and the Series A Preferred Shares pursuant to Section 2.2 (the “Closing”) shall take place as soon as practicable after all conditions to the Closing under Sections 6 and 7 hereof have been waived or satisfied, at the offices of O’Melveny & Myers LLP, 37th Floor, Plaza 66, 1266 Nanjing Road West, Shanghai 200040, China, or at such other time, on such other date and at such other location as is agreed by the parties in writing.

(B) At the Closing, the Company shall cause the Company’s share register to be updated to reflect the New Common Shares and the Series A Preferred Shares purchased by Investors and, as soon as possible thereafter, shall deliver to each Investor a certified copy of such updated share register together with certificates evidencing the New Common Shares and the Series A Preferred Shares.

(C) At the Closing, Investors shall deliver to the Company the Common Share Purchase Price and the Series A Preferred Share Purchase Price by wire transfer of immediately available U.S. dollar funds to the bank account designated in writing by the Company prior to the Closing.

2.4 Adjustment of Purchase Price. As promptly as practicable, but in any event prior to the date that is thirty (30) days following the date on which the Domestic Entity’s consolidated audited financial statements for the 2006 calendar year (the “Audited 2006 Financial Statements”) is issued by an internationally recognized accounting firm mutually agreed by the Company and Investors, if the amount of the Domestic Entity’s Net Profit for the 2006 calender year as reported in the Audited 2006 Financial Statements (the “2006 Net Profit”) is greater than US$5,576,200 (the “Estimated Net Profit”), the Company shall deliver to each Investor a written notice (the “Adjustment Notice”), requesting an adjustment of the New Common Share Purchase Price and the Series A Preferred Share Purchase Price, and indicating the amount payable by each Investor, which amount shall be calculated according to the following formula (the “Adjustment Amount”):

Adjustment Amount = (2006 Net Profit/Estimated Net Profit) x OPP - OPP

where:

OPP	=	the aggregate of the New Common Share Purchase Price and the Series A Preferred Share Purchase Price paid by that Investor upon the Closing.

provided, however, that the parties hereto hereby agree that the 2006 Net Profit shall be deemed as US$6,195,800 even if it is actually greater than US$6,195,800. Each Investor shall (severally and not jointly) deliver the Adjustment Amount by wire transfer of immediately available U.S. dollar funds to the bank account designated in writing by the Company on or prior to the date that is fifteen (15) days following the date of such Investor’s receipt of the Adjustment Notice. Any references to the New Common Share Purchase Price and the Series A Preferred Share Purchase Price herein and in any of the Transaction Documents shall include the Adjustment Amount (if any).

2.5 Issuance of Series A Warrants. At the Closing, the Company shall issue to each Investor a warrant, in substantially the form attached hereto as Exhibit B (collectively, the “Series A Warrants”), for the purchase of, in aggregate, up to 18,370,599 Series A Preferred Shares at par value US$0.01 per share, exercisable only if the 2006 Net Profit is less than the Estimated Net Profit. The Company’s agreement with each Investor is a separate agreement, and the issuance of a Series A Warrant to each Investor is a separate issuance.

3. Representations and Warranties of Guarantors, the Company and the Domestic Entity. Each of Guarantors, the Company, and the Domestic Entity (each, a “Warrantor”) hereby jointly and severally represents and warrants to Investors as follows, subject to such exceptions as may be set forth in the Disclosure Schedules attached to this Agreement as Exhibit C (the “Disclosure Schedules”):

3.1 Organization, Good Standing and Qualification. The Company is duly organized, validly existing and in good standing under the Laws of the Cayman Islands. The Domestic Entity is duly organized, validly existing and in good standing under the Laws of the PRC. Each member of the Company Group has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which it conducts business, except where the failure to so qualify would not be a Material Adverse Event.

3.2 Capitalization.

(A) Company.

(1) The authorized capital of the Company as of the Closing shall have consisted of:

(a) 19,687,915 preferred shares, par value US$0.01 per share, none of which is issued and outstanding, 1,317,316 of which are designated as Series A Preferred Shares and will be sold to Investors pursuant to the terms of this Agreement, and 18,370,599 of which are reserved for issuance upon exercise of the Series A Warrants. The rights, privileges, preferences and restrictions of the Series A Preferred Shares at the Closing are as stated in the Restated Memorandum and Articles.

(b) 80,312,085 Common Shares, par value US$0.01 per share, of which 5,000,000 shares are duly and validly issued, fully paid, nonassessable, and outstanding and were issued in accordance with all applicable Laws, 771,440 shares are reserved for issuance pursuant to Section 2.1 hereof, 1,250,957 shares are reserved for issuance pursuant to a duly authorized employees’ stock option plan of the Company (the “ESOP”), 19,687,915 shares are reserved for conversion of Series A Preferred Shares, and the remainder are reserved for future issuance pursuant to the Restated Memorandum and Articles.

The Capitalization Table attached hereto as Exhibit D sets forth the complete and accurate capitalization of the Company both immediately prior to the Closing and as it shall exist immediately following the Closing.

(2) Except as set forth above and except for certain rights provided in this Agreement or any of the Transaction Documents or the ESOP, there are no outstanding options, securities, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or shareholders agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities. The Company is not a party or subject to any agreement that affects or relates to the voting or giving of written consents with respect to any security of the Company.

(3) Options granted under the ESOP, if any, vest as follows: 33.33% percent of the shares vest one (1) year following the vesting commencement date, with the remaining 66.67% vesting in twenty-four (24) equal installments over the next two (2) years. No stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of any equity securities or rights to purchase equity securities of the Company provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of termination of employment (whether actual or constructive), except that in the event of a merger, consolidation, sale of all or substantially all of the assets of the Company or any other transaction, as a result of which the then existing shareholders of the Company will cease to own a majority of the voting securities of the Company upon occurrence of such event, should an employee be terminated without cause within one (1) year after such event, the Board of the Directors of the Company (with the consent from the Investor’s representative) may decide to grant one (1) year acceleration to such terminated employee. The Common Shares available for future issuance shall be sufficient to meet the Company’s equity incentive needs for at least the twelve (12) month period following the Closing.

(B) Domestic Entity

(1) The registered capital of the Domestic Entity is RMB50 million, fully paid on the date hereof. The Company is the sole record and beneficial owner of the registered capital of the Domestic Entity.

(2) There are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), subscriptions, or other rights, proxy or stockholders agreements or contracts of any kind, either directly or indirectly, entitling the holder thereof to purchase or otherwise acquire or to compel the Domestic Entity to increase or decrease its registered capital.

3.3 Subsidiaries. Except as disclosed in Schedule 3.3 of the Disclosure Schedules, no member of the Company Group has any other Subsidiaries, or is a participant in any joint venture, partnership or other similar arrangement, or otherwise owns (directly or indirectly) any share or interest in any other Person.

3.4 Corporate Power and Authorization. Each Warrantor has all requisite power and authority to execute and deliver the Transaction Documents to which it is a party and to carry out and perform its obligations thereunder. All action on the part of each Warrantor (and, as applicable, its officers, directors and shareholders) necessary for the authorization, execution and delivery of the Transaction Documents to which it is a party, the performance of all obligations of each Warrantor thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery by the Company of the Series A Preferred Shares being sold hereunder has been taken or will be taken prior to the Closing. The Transaction Documents to which each Warrantor is a party have been duly executed and delivered by such Warrantor and constitute valid and legally binding obligations of such Warrantor, enforceable against such Warrantor in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other Laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.5 Valid Issuance of the Series A Preferred Shares. The Series A Preferred Shares that are being purchased by Investors under this Agreement, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed in this Agreement will be duly and validly issued, fully paid, and non-assessable, and will be free of preemptive rights, rights of first refusal, and restrictions on transfer other than restrictions on transfer under the Transaction Documents.

3.6 Valid Issuance of the New Common Shares. The New Common Shares that are being purchased by Investors under this Agreement, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed in this Agreement will be duly and validly issued, fully paid, and non-assessable, and will be free of preemptive rights, rights of first refusal, and restrictions on transfer other than restrictions on transfer under the Transaction Documents.

3.7 Books and Records. The material files, documents, instruments, papers, books and records relating to the business, operations, conditions (financial or other), results of operations, and assets and properties of the Company Group (the “Books and Records”), each as supplied to Investors, are true, correct, complete and current in all material respects and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. A copy of the true and correct member register of the Company as in effect immediately prior to the Closing is attached as Schedule 3.7 of the Disclosure Schedules.

3.8 Financial Condition.

(A) Company.

(1) There are no debts, liabilities, claims or other obligations of any nature owed by or against the Company, whether accrued, absolute, contingent or otherwise and whether due or to become due. The Company is not a guarantor or indemnitor of, nor has it provided security for, any indebtedness of any Person.

(2) Except for any amounts that may be owing hereunder, there are no amounts owing to the Company.

(B) Domestic Entity

(1) There are no debts, liabilities, claims or other obligations owed by or against the Domestic Entity, whether accrued, absolute, contingent or otherwise and whether due or to become due, other than liabilities set forth in its Financial Statements and other than liabilities incurred in the ordinary course of business subsequent to the Balance Sheet Date which, in the collective aggregate, do not exceed US$25,000 (or the equivalent thereof in another currency). The Domestic Entity is not a guarantor of, or has provided security for, any indebtedness of any Person.

(2) Schedule 3.8(B) of the Disclosure Schedules sets forth the Financial Statements, which are true and complete in all material respects.

(3) The Financial Statements are true and correct in all material respects and a fair and accurate representation of the Domestic Entity’s present financial position as of the dates presented and the results of operations and changes in its financial position for the periods then ended, have been prepared in accordance with the books and records of the Domestic Entity, and have been prepared in accordance with PRC GAAP applied on a consistent basis throughout the periods involved, subject to normal year-end adjustments.

(4) All of the accounts receivable and notes receivable owing to the Domestic Entity, including without limitation all accounts receivable and notes receivable set forth on the Financial Statements, constitute valid and enforceable claims, and are good and collectible in the ordinary course of business, net of any reserves shown on the Financial Statements (which reserves are adequate and were calculated on a basis consistent with PRC GAAP), and no further goods or services are required to be provided in order to complete the sales and to entitle the Domestic Entity to collect in full. There are no material contingent or asserted claims, refusals to pay, or other rights of set-off with respect to the Domestic Entity to the actual knowledge of Guarantors.

3.9 Changes in Condition. Except as specifically contemplated by the Transaction Documents, since the Balance Sheet Date each member of the Company Group has operated its business and its assets in the ordinary course consistent with past practice, and furthermore:

(A) None of the members of the Company Group has entered into any transaction that was not in the ordinary course of business.

(B) There has been no Material Adverse Event (individually or when separate events are taken together) with respect to any member of the Company Group or the Company Group taken as a whole.

(C) None of the members of the Company Group has incurred any obligation or liability except obligations or liabilities incurred in the ordinary course of business that do not exceed US$100,000 individually (or the equivalent thereof in another currency) or US$250,000 (or the equivalent thereof in another currency) in the collective aggregate.

(D) There has been no resignation or termination of employment of any Senior Manager of any member of the Company Group, and to Guarantors’ actual knowledge, there is no impending resignation or termination of employment of any Senior Manager of any member of the Company Group.

(E) There has been no labor dispute involving any member of the Company Group or any of its respective employees and, to Guarantors’ actual knowledge, none is pending or threatened.

(F) There has been no material change in any compensation arrangement or agreement with any employee of any member of the Company Group.

(G) There have been no loans or guarantees made by any member of the Company Group to or for the benefit of any Person, other than travel advances and other advances made to employees in the ordinary course of business.

(H) There has been no waiver by any member of the Company Group of a material right or debt owing to such member.

(I) No member of the Company Group has purchased, acquired, sold, leased, granted a security interest in, pledged, mortgaged, created a lien in, or otherwise transferred a material portion of any material asset, whether tangible or intangible, other than the sale of inventory in the ordinary course of business and other than the creation of liens for taxes not yet due or payable.

(J) There has been no material change to a Material Contract (as defined below), no member of the Company Group has entered or terminated a Material Contract, and there has been no change to the charter document of any member of the Company Group.

(K) There has been no declaration, setting aside or payment or other distribution in respect of any of the share capital of any member of the Company Group, or any direct or indirect redemption, purchase or other acquisition of any such share capital by any member of the Company Group.

(L) No member of the Company Group has incurred any indebtedness for money borrowed.

(M) There has been no agreement or commitment by any member of the Company Group to do any of the things described in this Section 3.9.

3.10 Litigation. Except as set forth in Schedule 3.10 of the Disclosure Schedules, there is no action, proceeding, or investigation or legal, administrative, arbitral or other method of settling disputes or disagreement against any member of the Company Group, or any Warrantor in connection with his or her relationship with the Company Group, or, to the knowledge of Guarantors, against any employee, officer or director of any member of the Company Group in connection with their relationship with the Company Group, pending or, to Guarantors’ knowledge, threatened, or any basis therefor to Guarantors’ knowledge, including but not limited to any action, proceeding or investigation that questions the validity of the Transaction Documents, the right of any Warrantor to enter into the Transaction Documents to which such Warrantor is a party, the right of any Warrantor to consummate the transactions contemplated by such Transaction Documents, or that would result, either individually or in the aggregate, in any Material Adverse Event. There is no Order in effect against any member of the Company Group. There is no action, suit, proceeding, or investigation by any member of the Company Group currently pending or which any of them presently intends to initiate.

3.11 Title to Properties; Liens and Encumbrances. Each member of the Company Group solely owns or leases all properties and assets necessary to conduct its business and operations as presently conducted and proposed to be conducted. Each member of the Company Group has good and marketable title to all its properties and assets, both real, personal and intangible, including without limitation all properties and assets set forth on the Financial Statements, and has good title to all its leasehold interests, in each case not being subject to any mortgage, pledge, lien, security interest, conditional sales agreement, encumbrance, or charge, other than: (a) liens for current taxes not yet due and payable and (b) liens and encumbrances which do not materially detract from the value of the property or materially impair the operations of such company. With respect to leased properties and assets, each member of the Company Group is in compliance in all material respects with all applicable leases. All properties and assets of each member of the Company Group are in a good state of repair and in good working condition other than any normal wear and tear. None of the assets of any member of the Company Group is a state-owned asset, and inasmuch, none of the assets of any member of the Company Group is required by applicable Law to undergo any form of valuation procedure prior to the consummation of the transactions contemplated by the Transaction Documents.

3.12 Proprietary Rights.

(A) Each member of the Company Group owns or otherwise has the right or license to use all Intellectual Property material to do its business or prospects. Except as set forth in Schedule 3.12(A) of the Disclosure Schedules, no claims are currently being asserted against any member of the Company Group, nor is any member of the Company Group aware of any threatened claim or demand, by any other Person (i) challenging or questioning the Company Group’s validity, enforceability, ownership or use of any of the Intellectual Property owned or used by the Company Group or the validity or effectiveness of any license or similar agreement with respect thereto or (ii) alleging any interference, infringement, misappropriation or unfair competition or trade practices.

(B) Schedule 3.12(B) of the Disclosure Schedules sets forth a complete list of all registered or applied for patents, copyrights or trademarks of each member of the Company Group.

(C) Each member of the Company Group has taken reasonable steps and measures to establish and preserve ownership of or right to use all Intellectual Property material to the operation of its business or prospects. Each member of the Company Group has taken reasonable steps to register, protect, maintain, and safeguard the Intellectual Property material to its business or prospects, including any Intellectual Property for which improper or unauthorized disclosure would impair its value or validity, and has had executed appropriate nondisclosure and confidentiality agreements and made all appropriate filings, registrations and payments of fees in connection with the foregoing. To the knowledge of Guarantors, there is no infringement or misappropriation by any other Person of any Intellectual Property of any member of the Company Group.

(D) Each member of the Company Group owns all rights in and to any and all Intellectual Property used or planned to be used by such member of the Company Group, or covering or embodied in any past, current or planned activity, service or product of such member of the Company Group, which Intellectual Property was made, developed, conceived, created or written by any consultant retained, or any employee employed, by such member of the Company Group. No former or current employee, and no former or current consultant, of any member of the Company Group has any rights in any Intellectual Property made, developed, conceived, created or written by the aforesaid employee or consultant during the period of his or her retention by such member of the Company Group which can be asserted against such member of the Company Group.

(E) No Intellectual Property owned by any member of the Company Group and material to the operation of its business or prospects is the subject of any security interest, lien, license or other Contract granting rights therein to any other Person. The Company Group has not (i) transferred or assigned, (ii) granted an exclusive license to or (iii) provided or licensed in source code form, any material Intellectual Property owned by any member of the Company Group to any Person.

3.13 Tax Matters.

(A) No member of the Company Group has ever been, nor will become, as a result of the transactions contemplated herein, a “passive foreign investment company” (“PFIC”) or a “controlled foreign corporation” (“CFC”), in each case, as defined in the Internal Revenue Code of 1986, as amended (the “Code”). No member of the Company Group anticipates that it will become a PFIC or CFC for the current taxable year or any future taxable year.

(B) Each member of the Company Group is treated as a corporation for U.S. federal income tax purposes.

(C) The provisions for taxes as shown on each balance sheet included in the Financial Statements are sufficient in all material respects for the payment of all accrued and unpaid applicable taxes of each member of the Company Group as of the date of each such balance sheet, whether or not assessed or disputed as of the date of each such balance sheet. There have been no extraordinary examinations or audits of any tax returns or reports by any applicable Governmental Authority. Each member of the Company Group has filed or caused to be filed on a timely basis all tax returns that are or were required to be filed (to the extent applicable), and have paid, or made provision for the payment of, all taxes that have become due, except where the failure to make such payment would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Event. There are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

(D) No member of the Company Group or, solely by virtue of their status as shareholders of any member of the Company Group, none of the shareholders of any member of the Company Group, has personal liability under local Law for the debts and claims of the relevant member of the Company Group. There has been no communication from any tax authority relating to or affecting the tax classification of any member of the Company Group.

3.14 Material Contracts.

(A) For purposes hereof, “Material Contract” means each Contract (other than the Transaction Documents) to which a member of the Company Group is a party or otherwise bound that (i) involves payments (or a series of payments), contingent or otherwise, of US$100,000 (or the equivalent thereof in another currency) or more individually or US$250,000 (or the equivalent thereof in another currency) or more in the aggregate, in cash, property or services, (ii) is with a Governmental or Regulatory Authority, (iii) limits or restricts any member of the Company Group’s ability to compete or otherwise conduct its business in any manner, time or place, or that contains any exclusivity provision, (iv) grants a power of attorney, agency or similar authority, (v) relates to indebtedness for money borrowed, provides for an extension of credit, provides for any guaranty, or provides for a “keep well” or other agreement to maintain any financial statement condition of another Person, (vi) relates to Intellectual Property, other than “shrink-wrap” or “off-the-shelf” commercially available software, (vii) is with an Affiliate of any member of the Company Group or any Related Party, (viii) is a lease on real or personal property, (ix) is an insurance policy, (x) is outside the ordinary course of business that involves payments (or a series of payments) of US$10,000 (or the equivalent thereof in another currency) or more individually or US$50,000 (or the equivalent thereof in another currency) or more in the aggregate, in cash, property or services, or (xi) is otherwise material to any member of the Company Group or is a Contract on which any member of the Company Group is substantially dependent.

(B) A true, fully-executed copy of each Material Contract (and a written summary of each non-written Material Contract) has been delivered to the Investor. Each Material Contract is a valid and binding agreement of the member of the Company Group that is a party thereto, the performance of which does not and will not violate any applicable Law or Order, and is in full force and effect, and such member of the Company Group has duly performed all of its obligations under each Material Contract to the extent that such obligations to perform have accrued, and no breach or default, alleged breach or alleged default, or event which would (with the passage of time, notice or both) constitute a breach or default thereunder by such member of the Company Group or, to the knowledge of Guarantors, any other party or obligor with respect thereto, has occurred, or as a result of this Agreement or performance hereof will occur, except for such breach or default that would not result in a Material Adverse Event. No member of the Company Group has given notice (whether or not written) that it intends to terminate a Material Contract or that any other party thereto has breached, violated or defaulted under any Material Contract. No member of the Company Group has received any notice (whether or not written) that (i) it has breached, violated or defaulted under any Material Contract or (ii) any other party thereto intends to terminate such Material Contract.

3.15 Compliance with Laws and Other Instruments.

(A) Each member of the Company Group is, and at all times has been, in compliance in all material respects with all Laws and Orders that are applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets.

(B) No event has occurred or circumstance exists that (with or without notice or lapse of time) (i) may constitute or result in a violation by any member of the Company Group of, or a failure on the part of such member of the Company Group to comply with, any Law or Order, except for such violation or failure that would not result in a Material Adverse Event or (ii) may give rise to any obligation on the part of any member of the Company Group to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

(C) None of the members of the Company Group has received any notice or other communication (whether oral or written) from any Governmental or Regulatory Authority regarding (i) any actual, alleged, possible, or potential violation of, or failure to comply with, any Law or Order or (ii) any actual, alleged, possible, or potential obligation on the part of such member of the Company Group to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

(D) None of the members of the Company Group nor any director, officer, agent, employee, or any other Person associated with or acting for or on behalf of such member of the Company Group, has directly or indirectly (i) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any entity, private or public, regardless of form, whether in money, property, or services (w) to obtain favorable treatment in securing business, (x) to pay for favorable treatment for business secured, (y) to obtain special concessions or for special concessions already obtained, for or in respect of such member of the Company Group, or (z) in violation of any Law; or (ii) established or maintained any fund or asset that has not been recorded in the books and records of such member of the Company Group.

(E) None of the members of the Company Group is in violation of its Memorandum or Articles of Association or equivalent constitutive documents as in effect.

(F) The execution, delivery, and performance of the Transaction Documents by Guarantors and by any members of the Company Group do not and will not (i) result in any violation of, be in conflict with, require a consent under, or constitute a default under, with or without the passage of time or the giving of notice or otherwise, (w) any provision of the Memorandum or Articles of Association or equivalent constitutive documents of any member of the Company Group as in effect at the Closing, (x) any provision of any Order to which any member of the Company Group is a party or by which it is bound, (y) any of the Material Contracts, or (z) any Law applicable to any member of the Company Group; (ii) accelerate or constitute an event entitling the holder of any indebtedness of any member of the Company Group to accelerate the maturity of any such indebtedness or to increase the rate of interest presently in effect with respect to such indebtedness; (iii) cause any member of the Company Group to be in default of its obligations under any indebtedness agreement; or (iv) result in the creation of any encumbrance upon any of the properties or assets of any member of the Company Group.

(G) Each of the Guarantors specifically represents and warrants that he or she has obtained valid approval from the State Administration of Foreign Exchange of the PRC (the “SAFE”) on his or her shareholding in the Company, as evidenced by the approval documents issued by the Changzhou branch of the SAFE on May 8, 2006, as set forth in Schedule 3.15(G) of the Disclosure Schedules.

3.16 Employee Matters. All Senior Managers and all of the other employees of each of the members of the Company Group are devoting their full professional time to the Company Group. To the knowledge of Guarantors, no employee of any member of the Company Group is in violation of any Order, or any provision of any Contract, relating to such employee’s relationship with the Company Group. For purposes hereof, “Benefit Plan” means any plan, Contract or other arrangement, formal or informal, whether oral or written, providing any benefit to any present or former officer, director or employee, or dependent or beneficiary thereof, including any employment agreement or profit sharing, deferred compensation, stock option performance stock, employee stock purchase, bonus, severance, retirement, health or insurance plan. Except as required by applicable Law or except as set forth in Schedule 3.16 of the Disclosure Schedule, no member of the Company Group has any Benefit Plans. To the knowledge of Guarantors, no officer, Senior Manager or key employee, or any group of employees, intends to terminate their employment with the Company Group, and no member of the Company Group has a present intention to terminate the employment of any of the foregoing. No employee of the Company Group is owed any back wages or other compensation for services rendered except as set forth on the Financial Statements. There is no labor strike, labor slow down, labor claim, labor dispute or labor union organization activities pending or, to the actual knowledge of Guarantors, threatened between any member of the Company Group and its employees. Each member of the Company Group has complied in all material respects with all applicable Laws related to employment and related to the Benefit Plans.

3.17 Transactions with Affiliates. (i) All Contracts (other than the Transaction Documents and the transactions contemplated herein and therein) to or by which any member of the Company Group, on the one hand, and any Related Party, on the other hand, are or have been a party or otherwise bound or affected are set forth on Schedule 3.17 of the Disclosure Schedule, (ii) all such Contracts were made on terms and conditions as favorable to such member of the Company Group as would have been obtainable by it at the time in a comparable arm’s-length transaction with an unrelated party; and (iii) to the knowledge of Guarantors, no Related Party has any direct or indirect ownership in any firm or corporation with which any member of the Company Group has a business relationship, or any firm or corporation that competes with any member of the Company Group, except for ownership of less than 1% of any class or other equity of publicly traded companies.

3.18 Governmental Consents. No consent, approval, Order, or authorization of, or registration, qualification, designation, declaration, or filing with, any Governmental or Regulatory Authority on the part of Warrantor will be required in connection with the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby which has not already been secured or effected or will be secured or effected prior to the Closing.

3.19 Permits. Each member of the Company Group has all material franchises, permits, licenses, approvals, authorizations and any similar governmental authority necessary for the conduct of its business as now being conducted (the “Material Licenses”), and the Company Group can obtain, without undue burden or expense, all Material Licenses for the conduct of its business as proposed to be conducted. The Material Licenses are, and will remain, in full force and effect for not less than six months after the Closing. The consummation of the transactions contemplated under the Transaction Documents will not result in the termination or revocation of any of the Material Licenses. To Guarantors’ knowledge, none of the members of the Company Group is in default in any material respect under any of its Material Licenses and has not received any written notice relating to the suspension, revocation or modification of any such Material Licenses.

3.20 Entire Business. There are no material facilities, services, assets or properties shared with any other Person, which are used in connection with the business of the Company Group.

3.21 Exempt Offering. Subject in part to the truth and accuracy of Investors’ representations set forth in Section 4 of this Agreement, the offer, sale and issuance of the Series A Preferred Shares, and the sale and delivery of the New Common Shares, as contemplated by this Agreement, are exempt from the registration requirements of all applicable securities Laws, and neither the Company nor any authorized agent acting on its behalf will take any action that would cause the loss of such exemption. Except for the registration rights set forth in the Investor’s Rights Agreement, none of the members of the Company Group has granted any registration rights to any other Person with respect to sales of any of its securities in the United States or elsewhere.

3.22 Insurance. Each member of the Company Group has procured and maintain in effect policies of insurance with respect to its properties and business of the kinds and in the amounts not less than those customarily obtained by companies of similar size and in a similar line of business.

3.23 Business Plan. All of the facts contained in the business plan and the budget for the year ended December 31, 2005 delivered to Investors (the “Business Plan”) are true and correct in all material respects, and the Company believes that there is a reasonable basis for all of the assumptions and projections contained in the Business Plan.

3.24 Full Disclosure. No representation or warranty of any Warrantor set forth in this Agreement nor any written information furnished by or on behalf of the Warrantor to Investors in connection with the transactions contemplated by this Agreement or any of the Transaction Documents contains any untrue statement of material fact, or omits to state a fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading in any material respect. Each Warrantor has fully provided Investors with all the information that Investors have reasonably requested for deciding whether to purchase the New Common Shares and the Series A Preferred Shares.

4. Representations and Warranties of Investors. Each Investor represents and warrants to the Company that:

4.1 Organization, Good Standing and Qualification. It is duly organized, validly existing and in good standing under the Laws of the respective jurisdiction in which it is incorporated.

4.2 Corporate Power and Authorization. It has all requisite power and authority to execute and deliver the Transaction Documents to which it is a party and to carry out and perform its obligations thereunder. The Transaction Documents to which such Investor is a party have been duly executed and delivered by the Investor and constitute valid and legally binding obligations of the Investor, enforceable against the Investor in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other Laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.3 Purchase Entirely for Own Account. This Agreement is made with each Investor in reliance upon its representation to the Company, which by its execution of this Agreement it hereby confirms, that the Series A Preferred Shares and the New Common Shares to be received by it hereunder (collectively, the “Securities”), will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that it has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that it does not have any Contract with any Person to sell, transfer or grant participations to any Person, with respect to any of the Securities.

4.4 Investment Experience. The Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. The Investor also represents it has not been organized for the purpose of acquiring the Securities.

4.5 Status of Investor. The Investor is (i) purchasing the Securities in compliance with Regulation D under the Securities Act of 1933, as amended (the “Act”) and in accordance with any applicable securities Laws of any state of the United States or any other jurisdiction and (ii) an “accredited investor” within the meaning of Securities and Exchange Commission (“SEC”) Rule 501 of Regulation D, as presently in effect, under the Act.

4.6 Restricted Securities. The Investor understands that the Securities it is purchasing are characterized as “restricted securities” under U.S. federal securities Laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such Laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. In this connection, the Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

4.7 Legends. It is understood that the certificates evidencing the Series A Preferred Shares shall bear the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR A VALID EXEMPTION THEREFROM.”

5. Confidentiality.

5.1 Disclosure of Terms. The terms and conditions of the Transaction Documents (collectively, the “Financing Terms”), including their existence, shall be considered confidential information and shall not be disclosed by any of the parties hereto to any other Person except in accordance with the provisions set forth below.

5.2 Permitted Disclosures. Notwithstanding the foregoing, (i) each member of the Company Group and the Investor, as appropriate, may disclose any of the Financing Terms to its current or bona fide prospective investors, employees, investment bankers, lenders, accountants and attorneys, in each case only where such Persons are under appropriate nondisclosure obligations; and (ii) the Investor may disclose any of the Financing Terms to its fund manager and the employees thereof so long as such Persons are under appropriate nondisclosure obligations.

5.3 Legally Compelled Disclosure. In the event that any party hereto is requested or becomes legally compelled (including without limitation, pursuant to securities Laws) to disclose the existence or content of any of the Financing Terms hereof in contravention of the provisions of this Section 5, such party (the “Disclosing Party”) shall promptly provide the other parties hereto with written notice of that fact so that such other parties may seek a protective Order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information that is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information to the extent reasonably requested by the other parties hereto.

5.4 Other Exceptions. Notwithstanding any other provision of this Section 5, the confidentiality obligations of the parties shall not apply to: (a) information which a restricted party learns from a third party having the right to make the disclosure, provided the restricted party complies with any restrictions imposed by the third party; (b) information which is in the restricted party’s possession prior to the time of disclosure by the protected party and not acquired by the restricted party under a confidentiality obligation; (c) information which enters the public domain without breach of confidentiality by the restricted party; or (d) disclosures to a party’s accountants and attorneys so long as they agree to keep such disclosures confidential.

5.5 Other Information. The provisions of this Section 5 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the parties hereto with respect to the transactions contemplated hereby.

6. Conditions to Investors’ Obligations at Closing. The obligations of the Investor under Section 2 of this Agreement are subject to the fulfillment or waiver by the Investor on or before the Closing of each of the following conditions:

6.1 Representations and Warranties. The representations and warranties of Guarantors, the Company and the Domestic Entity contained in Section 3 shall be true and accurate on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing. Each Warrantor shall have delivered a certificate dated as of the Closing to each Investor, in form and substance reasonably satisfactory to Investors, certifying to such effect.

6.2 Performance. Each Warrantor shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it or him on or before the Closing. Each Warrantor shall have delivered a certificate dated as of the Closing to Investors, in form and substance reasonably satisfactory to Investors, certifying to such effect.

6.3 Approvals and Consents. All authorizations, approvals, consents or permits of any competent Governmental or Regulatory Authority or of any third party that are required to be obtained by any Warrantor before the Closing in connection with the consummation of the transactions contemplated by this Agreement shall have been duly obtained and effective as of the Closing.

6.4 Proceedings and Documents. All corporate, legal and other proceedings taken by each Warrantor in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Investors, and Investors shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

6.5 Restated Memorandum and Articles. The Company shall have duly adopted the Restated Memorandum and Articles by all necessary corporate action of the board of directors and shareholders of the Company. The Company shall have filed the Restated Memorandum and Articles with the Registrar of Companies of the Cayman Islands, which Restated Memorandum and Articles shall have been accepted by the Registrar of Companies of the Cayman Islands and shall be in full force and effect as of the Closing.

6.6 Due Diligence. Investors shall have completed all business, technical, legal and financial due diligence investigation of the Company Group to their reasonable satisfaction.

6.7 Approval of Investment. The investment committee or the general partner of each Investor shall have approved the transactions contemplated hereunder.

6.8 Additional Transaction Documents. An Investors’ Rights Agreement (the “Investors’ Rights Agreement”) substantially in the form attached hereto as Exhibit E, a Share Restriction Agreement (the “Share Restriction Agreement”) substantially in the form attached hereto as Exhibit F, a Right of First Refusal and Co-Sale Agreement (the “Right of First Refusal and Co-Sale Agreement”) substantially in the form attached hereto as Exhibit G, a Management Rights Letter (the “Management Rights Letter”) substantially in the form of attached hereto as Exhibit H, shall have been duly executed and delivered by the parties thereto to Investors, and each such agreement shall be in full force and effect.

6.9 Compliance Certificate. The Company shall have delivered to Investors a certificate dated as of the Closing, signed by the Chief Executive Officer of the Company, in form and substance reasonably satisfactory to Investors, certifying that the conditions set forth in this Section 6 have been satisfied and also attaching thereto (i) the certified Restated Memorandum of Association and Articles of Association as then in effect, (ii) copies of all resolutions approved by the shareholders and board of directors of the members of the Company Group related to the transactions contemplated hereby, and (iii) a good standing certificate with respect to the Company issued by the applicable authority in the Cayman Islands.

6.10 Legal Opinions. Investors shall have received from Conyers Dill & Pearman, Cayman Islands counsel for the Company and Fangda Partners, PRC counsel for the Company, written opinions dated and delivered as of the date of the Closing, in form and substance satisfactory to Investors.

6.11 Board of Directors. As of the Closing, the board of directors of the Company shall consist of seven (7) members. Three (3) directors of shall be collectively appointed by Guarantors, three (3) directors shall be collectively appointed by Investors, and one (1) shall be an independent director.

6.12 Contracts with Employees. The Domestic Entity shall have entered into an Employment Contract and a Confidential Information, Non-Competition and Invention Agreement, in substantially the forms attached hereto as Exhibit I and Exhibit J, respectively, with each Person listed in Schedule E.

6.13 Donation Contract. The Domestic Entity and Guarantors shall have entered into a Donation Contract, in substantially the form attached hereto as Exhibit K.

6.14 Cooperation with DePuy. The Domestic Entity shall have entered into an understanding with DePuy, a Johnson & Johnson company, under which DePuy has agreed to purchase certain products manufactured by the Domestic Entity in the amount not less than US$5 million, and the Domestic Entity shall have received from DePuy an amount no less than RMB9 million for installing equipment to be used for manufacturing products for DePuy.

7. Conditions to the Company’s Obligations at Closing. The obligations of the Company under Section 2 are subject to the fulfillment or waiver by the Company on or before the Closing of each of the following conditions by the Investor:

7.1 Representations and Warranties. The representations and warranties of the Investor contained in Section 4 shall be true and accurate on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

7.2 Approvals and Consents. All authorizations, approvals, consents or permits of any competent Governmental or Regulatory Authority or of any third party that are required to be obtained by Investor before the Closing in connection with the consummation of the transactions contemplated by this Agreement shall have been duly obtained and effective as of the Closing.

8. Miscellaneous.

8.1 Survival of Warranties. The warranties and representations of Guarantors and Investors contained in this Agreement shall survive the execution and delivery of this Agreement and shall remain effective for a period of three years from the date of the Closing. Such warranties and representations shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of any of Investors or Guarantors.

8.2 Governing Law. This Agreement shall be governed by and construed under the Laws of the State of New York, without giving effect to the principles of conflicts of law thereunder.

8.3 Indemnity. The Company, the Domestic Entity, and Guarantors shall, severally and jointly, indemnify Investors for any action, cost, damage, disbursement, expense, liability, loss, deficiency, diminution in value, obligation, penalty or settlement of any kind or nature, including reasonable advisor’s fees and other reasonable expenses of investigation and defence of any of the foregoing, actually incurred by Investor directly as a result of any breach or violation of any representation or warranty or any covenant made by the Company, the Domestic Entity, or any other Warrantor contained herein.

8.4 Dispute Resolution.

(A) Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall first be subject to resolution through consultation of the parties to such dispute, controversy or claim. Such consultation shall begin within seven (7) days after one party hereto has delivered to the other party hereto a written request for such consultation. If within thirty (30) days following the commencement of such consultation the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of either party with notice to the other.

(B) The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “Centre”). There shall be a single arbitrator. If the parties do not agree to appoint an arbitrator who has consented to participate within thirty (30) days after a notice of arbitration, the relevant appointment shall be made by the Secretary General of the Centre.

(C) The arbitration proceedings shall be conducted in English. The arbitration tribunal shall apply the Arbitration Rules of the United Nations Commission on International Trade Law, as in effect at the time of the arbitration. However, if such rules are in conflict with the provisions of this Section 8.4, including the provisions concerning the appointment of arbitrators, the provisions of this Section 8.4 shall prevail.

(D) The arbitrators shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive Law of the State of New York and shall not apply any other substantive Law.

(E) Each party to an arbitration hereunder shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such party.

(F) The award of the arbitration tribunal shall be final and binding upon the disputing parties, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

(G) Either party shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

8.5 Expenses. The Company shall bear its own costs in connection with this Agreement. The Company shall also reimburse Investors for the reasonable costs and expenses, up to US$150,000, incurred by Investors in connection with the due diligence investigations of the Domestic Entity, and the preparation, negotiation, execution, delivery and performance of this Agreement and other Transaction Documents and the transactions contemplated hereby and thereby, provided that (i) the Closing has taken place pursuant to this Agreement, or (ii) the Closing fails to take place due to default by any of the Company, the Domestic Entity and Guarantors. The Company shall have no obligation to reimburse Investors for any costs and expenses in the event that the Closing fails to take place due to default of any Investor.

8.6 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any counterpart or other signature delivered by facsimile shall be deemed for all purposes as being good and valid execution and delivery of this Agreement by that party.

8.8 Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.9 Notices. Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to the address as shown below the signature of such party on the signature page of this Agreement (or at such other address as such party may designate by 15 days’ advance written notice to the other parties to this Agreement given in accordance with this Section). Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and to have been effected at the expiration of two days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid.

8.10 Finder’s Fee. Each of Guarantors represents and warrants, jointly and severally, to the Investor that it neither is nor will be obligated for any finders’ fee or commission in connection with the transaction contemplated hereunder. The Investor represents and warrants to Guarantors that it neither is nor will be obligated for any finders’ fee or commission in connection with the transaction contemplated hereunder. The Investor agrees to indemnify and to hold harmless Guarantors from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which it or any of its officers, partners, employees or representatives is responsible in connection with the transaction contemplated hereunder. Guarantors jointly and severally agree to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which any Warrantor or any of its officers, employees or representatives is responsible in connection with the transactions contemplated hereunder.

8.11 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the parties hereto.

8.12 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be valid, legal, and enforceable under all applicable Laws. If, however, any provision of this Agreement shall be invalid, illegal, or unenforceable under any such applicable Law in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such Law, or, if for any reason it is not deemed so modified, it shall be invalid, illegal, or unenforceable only to the extent of such invalidity, illegality, or limitation on enforceability without affecting the remaining provisions of this Agreement, or the validity, legality, or enforceability of such provision in any other jurisdiction.

8.13 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter of this Agreement. Any prior or contemporaneous agreement, discussion, understanding or correspondence among the parties (including any prior representations or warranties given by the parties) regarding the subject matter of this Agreement is superseded by this Agreement.

8.14 Further Assurances. From and after the date hereof, the parties hereto shall execute and deliver such instruments, documents or other writings, and shall take such further actions, as may be reasonably necessary or desirable to carry out and to effectuate fully the intent and purpose of this Agreement.

8.15 Rights Cumulative. Each and all of the various rights, powers and remedies of a party hereto will be considered to be cumulative with and in addition to any other rights, powers and remedies which such party may have at Law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

8.16 Interpretation. Unless a provision hereof expressly provides otherwise: (i) the term “or” is not exclusive; (ii) words in the singular include the plural, and words in the plural include the singular; (iii) the terms “herein,” “hereof,” and other similar words refer to this Agreement as a whole and not to any particular section, subsection, paragraph, clause, or other subdivision; (iv) the term “including” will be deemed to be followed by “, but not limited to,”; (v) the masculine, feminine, and neuter genders will each be deemed to include the others; (vi) the terms “shall,” “will,” and “agrees” are mandatory, and the term “may” is permissive; (vii) the term “day” means “calendar day”, and (viii) all references to dollars are to currency of the United States of America.

8.17 No Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy power hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

8.18 No Presumption. The parties acknowledge that any applicable Law that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. If any claim is made by a party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any party or its counsel.

8.19 Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damage for which it would not have an adequate remedy at Law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at Law or in equity.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Company:

CHINA KANGHUI HOLDINGS

By:	/s/ Du Jun
Name:
Capacity:

Contact Address:
No.1-8 Tianshan Road
Xinbei District, Changzhou City,
Jiangsu Province,
P.R. China

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Domestic Entity:

CHANGZHOU KANGHUI MEDICAL INNOVATION CO., LTD.
（常州市康辉医疗器械有限公司）

By:	/s/ Jiang Yikang
Name:
Capacity:

Contact Address:
No. 1-8, Tianshan Road
Xinbei District, Changzhou City
Jiangsu Province,
P.R. China

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Guarantors:

By:	/s/ Jiang Yikang
JIANG YIKANG ( )

Contac Address:
Room 501, Unit Jia
Block 9
Huaide Yuan, Zhonglou District
Changzhou, Jiangsu
P.R. China

By:	/s/ Shen Jiankai
SHEN JIANKAI (沈建开)

Contact Address:
Room 104, Corporating Building
No. 8 Fucheng Road
Haidian District
Beijing, P.R. China

By:	/s/ Zhao Gang
ZHAO GANG (赵钢)

Contact Address:
No. 59-3, Dongxiatang
Changzhou, Jiangsu
P.R. China

By:	/s/ Yao Zhixiu (Agent)
SHI WENMEI (施文美)

Contact Address:
Room Jia 102, No. 95
Sinan Road, Luwan District
Shanghai, P.R. China

By:	/s/ Jiang Songbo
JIANG SONGBO (蒋松波)

Contact Address:
Room 201, Unit D, Block 96
Qingtan Xincun
Zhonglou District, Changzhuo
Jiangsu, P.R. China

By:	/s/ Jiang Jianhua
JIANG JIANHUA (蒋建华)

Contact Address:
No. 1 Dashuxia, Jiangjiacun
Beigang Street
Zhonglou District, Changzhou
Jiangsu, P.R. China

By:	/s/ Jiang Huiying
JIANG HUIYING (蒋惠英)

Contact Address:
Room 501, Unit Jia
Block 9
Huaide Yuan, Zhonglou District
Changzhou Jiangsu
P.R. China

By:	/s/ Jiang Yikang (Agent)
JIANG ZHENYU (蒋震宇)

Contact Address:
Room 501, Unit Jia
Block 9
Huaide Yuan, Zhonglou District changzhou Jiangsu
P.R. China

By:	/s/ Du Jun
DU JUN ( )

Contact Address:
No. 1 Lao Jie Street
Jinfeng Zhen, Zhangjia Gang
Jiangsu, P.R. China

By:	/s/ Du Jun (Agent)
DU TINGTING (杜婷婷)

Contact Address:
No. 3 Yizheng Road
Zhenjiang, Jiangsu
P.R. China

By:	/s/ Tan [illegible] (Agent)
TAN YU (谈昱)

Contact Address:
No. 8 Chitang Yan
Changzhou, Jiangsu
P.R. China

By:	/s/ Zhou Hua
ZHOU HUA (周华)

Contact Address:
No. 35 Shenjia Street
Shenjia Cunwei, Niutang Zhen
Wujin, Jiangsu
P.R. China

By:	/s/ Huang Rengen
HUANG RENGEN (黄仁根)

Contact Address:
No. 6 Huangjia Cun
Houshu Cunwei, Niutang Zhen
Wujin District, Jiangsu
P.R. China

By:	/s/ Yang Xiaohui
YANG XIAOHUI ( )

Contact Address:
No. 125 Longhutang East Street
Xinbei District, Changzhou
Jiangsu, P.R. China

By:	/s/ Xu Meizhen
XU MEIZHEN ( )

Contact Address:
Room 1201, No. 67
2518 Longhua Road
Xuhui District, Shanghai
P.R. China

By:	/s/ Jingbo Wang
WANG JINGBO

Contact Address:
APT BLK 286C
TOH GUAN ROAD # 13-24
SINGAPORE

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Investors:	IDG-ACCEL CHINA GROWTH FUND L.P.

	By:	IDG-Accel China Growth Fund Associates L.P.,
Its General Partner
	By:	IDG-Accel China Growth Fund GP Associates Ltd.,
Its General Partner

	By:	/s/ [illegible]
Name:
	Title:	Authorized Signatory

IDG-ACCEL CHINA GROWTH FUND-A L.P.

	By:	IDG-Accel China Growth Fund Associates L.P.,
Its General Partner
	By:	IDG-Accel China Growth Fund GP Associates Ltd.,
Its General Partner

	By:	/s/ [illegible]
Name:
	Title:	Authorized Signatory

IDG-ACCEL CHINA INVESTORS L.P.

	By:	IDG-Accel China Growth Fund GP Associates Ltd.,
Its General Partner

	By:	/s/ [illegible]
Name:
	Title:	Authorized Signatory

The notice address for each Investor is:

10/F Effectual Building, 16 Hennessy Road, Wanchai, Hong Kong

TDF CAPITAL CHINA II, L.P.

By:	/s/ [illegible]
Name:
Capacity:

Contact Address:
c/o IDF Capital LLC
Unit 2505, K. WAH Center
1010 Huaihai Zhong Road
Shanghai 200031, PRC

TDF CAPITAL ADVISORS, L.P.

By:	/s/ [illegible]
Name:
Capacity:

Contact Address:
c/o IDF Capital LLC
Unit 2505, K. WAH Center
1010 Huaihai Zhong Road
Shanghai 200031, PRC

SCHEDULE A

GUARANTORS

Jiang Yikang (蒋谊康)

Shen Jiankai (沈建开)

Zhao Gang (赵钢)

Shi Wenmei (施文美)

Jiang Songbo (蒋松波)

Jiang Jianhua (蒋建华)

Jiang Huiying (蒋惠英)

Jiang Zhenyu (蒋震宇)

Du Jun (杜军)

Du Tingting (杜婷婷)

Tan Yu (谈昱)

Zhou Hua (周华)

Huang Rengen (黄仁根)

Yang Xiaohui (羊小惠)

Xu Meizhen (徐美镇)

Wang Jingbo

Schedule A

SCHEDULE B

INVESTORS

IDG-Accel China Growth Fund L.P.

IDG-Accel China Growth Fund-A L.P.

IDG-Accel China Investors L.P.

TDF Capital China II, L.P.

TDF Capital Advisors, L.P.

Schedule B

SCHEDULE C

Investor Name	Number of Common Shares	Aggregate Consideration (US$)
IDG-Accel China Growth Fund L.P.	371,593	1,445,062
IDG-Accel China Growth Fund-A L.P.	75,939	295,313
IDG-Accel China Investors L.P.	34,618	134,625
TDF Capital China II, L.P.	277,892	1,080,675
TDF Capital Advisors, L.P.	11,398	44,325
Total:	771,440	3,000,000

Schedule C

SCHEDULE D

Investor Name	Number of Series A Preferred Shares	Aggregate Consideration (US$)
IDG-Accel China Growth Fund L.P.	634,534	2,408,437
IDG-Accel China Growth Fund-A L.P.	129,673	492,188
IDG-Accel China Investors L.P.	59,115	224,375
TDF Capital China II, L.P.	474,530	1,801,125
TDF Capital Advisors, L.P.	19,464	73,875
Total:	1,317,316	5,000,000

Schedule D

SCHEDULE E

Jiang Yikang

Yang Libo

Du Jun

Wang Zhimin

Huang Feipeng

He Shifeng

Schedule E

EXHIBIT A

RESTATED MEMORANDUM AND ARTICLES

EXHIBIT A

THE COMPANIES LAW

EXEMPTED COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

CHINA KANGHUI HOLDINGS

(Adopted by way of Special Resolution passed on             , 2006)

1.	The name of the Company is China Kanghui Holdings.

2.	The Registered Office of the Company shall be at the offices of Codan Trust Company (Cayman) Limited, Century Yard, Cricket Square, Hutchins Drive, P.O. Box 2681 GT, George Town, Grand Cayman, British West Indies.

3.	Subject to the following provisions of this Memorandum, the objects for which the Company is established are unrestricted.

4.	Subject to the following provisions of this Memorandum, the Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by Section 27(2) of The Companies Law.

5.	Nothing in this Memorandum shall permit the Company to carry on a business for which a licence is required under the laws of the Cayman Islands unless duly licensed.

6.	The Company shall not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this clause shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

7.	The liability of each member is limited to the amount from time to time unpaid on such member’s shares.

8.	The authorized capital of the Company is US$1,000,000, divided into the following classes and series of shares:

(a) 80,312,085 shares in one series of US$0.01 par value, to be designated “Common Shares”;

(b) 19,687,915 preferred shares of US$0.01 par value, all of which to be designated as “Series A Preferred Shares”, out of which 18,370,599 to be reserved for issuance upon exercise of the Series A Warrants;

EXHIBIT A

each with power for the Company to redeem or purchase any of its shares and to increase or reduce the said capital subject to the provisions of the Companies Law and the Articles of Association.

9.	The Company may exercise the power contained in the Companies Law to deregister in the Cayman Islands and be registered by way of continuation in another jurisdiction.

EXHIBIT A

AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

CHINA KANGHUI HOLDINGS

(Adopted by way of Special Resolution passed on             , 2006)

ARTICLE I

ARTICLE II TABLE A

The regulations in Table A in the First Schedule to the Law (as defined below) do not apply to the Company.

ARTICLE III INTERPRETATION

1.	Definitions

1.1	In these Articles, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

Alternate Director an alternate director appointed in accordance with these Articles;

Articles these Articles of Association as altered from time to time;

Auditor includes an individual or partnership;

Board the board of directors appointed or elected pursuant to these Articles and acting at a meeting of directors at which there is a quorum or by written resolution in accordance with these Articles;

Company the company for which these Articles are approved and confirmed;

Director a director, including a sole director, for the time being of the Company and shall include an Alternate Director;

Law The Companies Law of the Cayman Islands and every modification, reenactment or revision thereof for the time being in force;

Member the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons, as the context so requires;

EXHIBIT A

month calendar month;

notice written notice as further provided in these Articles unless otherwise specifically stated;

Officer any person appointed by the Board to hold an office in the Company;

ordinary resolution a resolution passed at a general meeting (or, if so specified, a meeting of Members holding a class of shares) of the Company by a simple majority of the votes cast, or a written resolution passed by the unanimous consent of all Members entitled to vote;

paid-up paid-up or credited as paid-up;

Register of Directors and Officers the register of directors and officers referred to in these Articles;

Register of Members the register of Members referred to in these Articles;

Registered Office the registered office for the time being of the Company;

Seal the common seal or any official or duplicate seal of the Company;

Secretary the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary and any person appointed by the Board to perform any of the duties of the Secretary;

share includes a fraction of a share;

special resolution a resolution passed at a general meeting (or, if so specified, a meeting of Members holding a class of shares) of the Company by a majority of not less than two thirds of the vote cast, as provided in the Law, or a written resolution passed by unanimous consent of all Members entitled to vote;

EXHIBIT A

written resolution a resolution passed in accordance with Article 35 or 60; and

year calendar year.

1.2	In these Articles, where not inconsistent with the context:

(a)	words denoting the plural number include the singular number and vice versa;

(b)	words denoting the masculine gender include the feminine and neuter genders;

(c)	words importing persons include companies, associations or bodies of persons whether corporate or not;

(d)	the words:-

(i)	“may” shall be construed as permissive; and

(ii)	“shall” shall be construed as imperative;

(e)	a reference to statutory provision shall be deemed to include any amendment or re-enactment thereof; and

(f)	unless otherwise provided herein, words or expressions defined in the Law shall bear the same meaning in these Articles.

1.3	In these Articles expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.

1.4	Headings used in these Articles are for convenience only and are not to be used or relied upon in the construction hereof.

1.5	In addition to such rights and powers as are otherwise provided in these Articles, the Series A Preferred Shares shall have such rights and powers as are specified in Annex A to these Articles (the “Annex”). The Annex constitutes an integral part of these Articles, and the terms therein are incorporated in these Articles by reference

ARTICLE IV SHARES

2.	Power to Issue Shares

2.1	Subject to these Articles and to any resolution of the Members to the contrary, and subject to the rights and powers of the Series A Preferred Shares, the Board shall have the power to issue any unissued shares of the Company on such terms and conditions as it may determine and any shares or class of shares (including the issue or grant of options, warrants and other rights, renounceable or otherwise in respect of shares) may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital, or otherwise as the Company may by resolution of the Members prescribe, provided that no share shall be issued at a discount except in accordance with the Law.

EXHIBIT A

3.	Redemption and Purchase of Shares

3.1	Subject to the Law, and subject to the rights and powers of the Series A Preferred Shares, the Company is authorised to issue shares which are to be redeemed or are liable to be redeemed at the option of the Company or a Member.

3.2	The Company is hereby authorised to make payments in respect of the redemption of its shares out of capital or out of any other account or fund which can be authorised for this purpose in accordance with the Law, and subject to the rights and powers of the Series A Preferred Shares.

3.3	The redemption price of a redeemable share, or the method of calculation thereof, shall be fixed by the Directors at or before the time of issue.

3.4	Every share certificate representing a redeemable share shall indicate that the share is redeemable.

3.5	In the case of shares redeemable at the option of a Member a redemption notice from a Member may not be revoked without the agreement of the Directors.

3.6	At the time or in the circumstances specified for redemption the redeemed shares shall be canceled and shall cease to confer on the relevant Member any right or privilege, without prejudice to the right to receive the redemption price, which price shall become payable so soon as it can with due despatch be calculated, but subject to surrender of the relevant share certificate for cancellation (and reissue in respect of any balance).

3.7	The redemption price may be paid in any manner authorised by these Articles for the payment of dividends.

3.8	A delay in payment of the redemption price shall not affect the redemption but, in the case of a delay of more than thirty days, interest shall be paid for the period from the due date until actual payment at a rate which the Directors, after due enquiry, estimate to be representative of the rates being offered by Class A banks in the Cayman Islands for thirty day deposits in the same currency.

3.9	The Directors may exercise as they think fit the powers conferred on the Company by Section 37(5) of the Law (payment out of capital) but only if and to the extent that the redemption could not otherwise be made (or not without making a fresh issue of shares for this purpose).

3.10	Subject as aforesaid, the Directors may determine, as they think fit all questions that may arise concerning the manner in which the redemption of the shares shall or may be effected.

3.11	No share may be redeemed unless it is fully paid-up.

EXHIBIT A

3.12	The Board may exercise all the powers of the Company to purchase all or any part of its own shares in accordance with the Law, and subject to the rights and powers of the Series A Preferred Shares. Shares purchased by the Company shall be cancelled and shall cease to confer any right or privilege on the Member from whom the shares are purchased.

4.	Rights Attaching to Shares

Without limiting the generality of Article 2.1, the Memorandum of Association and any resolution of the Members to the contrary, and subject to the rights and powers of the Series A Preferred Shares, the holders of shares of the Company shall, subject to the other provisions of these Articles:

(a)	be entitled to one vote per share;

(b)	be entitled to such dividends as the Board may from time to time declare;

(c)	in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganization or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

(d)	generally be entitled to enjoy all of the rights attaching to shares.

5.	Calls on Shares

5.1	The Board may make such calls as it thinks fit upon the Members in respect of any monies (whether in respect of nominal value or premium) unpaid on the shares allotted to or held by such Members and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The Board may differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

5.2	The Company may accept from any Member the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up.

5.3	The Company may make arrangements on the issue of shares for a difference between the Members in the amounts and times of payments of calls on their shares.

6.	Joint and Several Liability to Pay Calls

The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

EXHIBIT A

7.	Forfeiture of Shares

7.1	If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward such Member a notice in writing in the form, or as near thereto as circumstances admit, of the following:

Notice of Liability to Forfeiture for Non-Payment of Call

• (the “Company”)

You have failed to pay the call of [amount of call] made on the [    ] day of [            ], 200[    ], in respect of the [number] share(s) [number in figures] standing in your name in the Register of Members of the Company, on the [    ] day of [            ], 200[    ], the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of [    ] per annum computed from the said [    ] day of [            ], 200[    ] at the registered office of the Company the share(s) will be liable to be forfeited.

Dated this [    ] day of [            ], 200[    ]

[Signature of Secretary] By Order of the Board

7.2	If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine. Without limiting the generality of the foregoing, the disposal may take place by sale, repurchase, redemption or any other method of disposal permitted by and consistent with these Articles and the Law.

7.3	A Member whose share or shares have been forfeited as aforesaid shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture and all interest due thereon.

7.4	The Board may accept the surrender of any shares which it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.

8.	Share Certificates

8.1	Every Member shall be entitled to a certificate under the seal of the Company (or a facsimile thereof) specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, how much has been paid thereon. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

8.2	If any share certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid, or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

EXHIBIT A

8.3	Share certificates may not be issued in bearer form.

9.	Fractional Shares

The Company may issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up.

ARTICLE V REGISTRATION OF SHARES

10.	Register of Members

The Board shall cause to be kept in one or more books a Register of Members which may be kept outside the Cayman Islands at such place as the Directors shall appoint and shall enter therein the following particulars:-

(a)	the name and address of each Member, the number, and (where appropriate) the class of shares held by such Member and the amount paid or agreed to be considered as paid on such shares;

(b)	the date on which each person was entered in the Register of Members; and

(c)	the date on which any person ceased to be a Member.

11.	Registered Holder Absolute Owner

11.1	The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable claim or other claim to, or interest in, such share on the part of any other person.

11.2	No person shall be entitled to recognition by the Company as holding any share upon any trust and the Company shall not be bound by, or be compelled in any way to recognise, (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any other right in respect of any share except an absolute right to the entirety of the share in the holder. If, notwithstanding this Article, notice of any trust is at the holder’s request entered in the Register or on a share certificate in respect of a share, then, except as aforesaid:

(a)	such notice shall be deemed to be solely for the holder’s convenience;

(b)	the Company shall not be required in any way to recognise any beneficiary, or the beneficiary, of the trust as having an interest in the share or shares concerned;

(c)	the Company shall not be concerned with the trust in any way, as to the identity or powers of the trustees, the validity, purposes or terms of the trust, the question of whether anything done in relation to the shares may amount to a breach of trust or otherwise; and

EXHIBIT A

(d)	the holder shall keep the Company fully indemnified against any liability or expense which may be incurred or suffered as a direct or indirect consequence of the Company entering notice of the trust in the Register or on a share certificate and continuing to recognise the holder as having an absolute right to the entirety of the share or shares concerned.

12.	Transfer of Registered Shares

12.1	An instrument of transfer shall be in writing in the form of the following, or as near thereto as circumstances admit, or in such other form as the Board may accept:

Transfer of a Share or Shares

— (the “Company”)

FOR VALUE RECEIVED……………….[amount], I, [name of transferor] hereby sell, assign and transfer unto [transferee] of [address], [number] of shares of the Company.

DATED this [    ] day of [            ], 200[    ]

Signed by:	In the presence of:

Transferor	Witness

Transferee	Witness

12.2	Such instrument of transfer shall be signed by or on behalf of the transferor and transferee, provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Members.

12.3	The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

12.4	The joint holders of any share may transfer such share to one or more of such joint holders, and the surviving holder or holders of any share previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

EXHIBIT A

12.5	The Board may in its absolute discretion and without assigning any reason therefor refuse to register the transfer of a share. If the Board refuses to register a transfer of any share the Secretary shall, within three months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

13.	Transmission of Registered Shares

13.1	In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member’s interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the provisions of Section 39 of the Law, for the purpose of this Article, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may, in its absolute discretion, decide as being properly authorised to deal with the shares of a deceased Member.

13.2	Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in writing in the form, or as near thereto as circumstances admit, of the following:

Transfer by a Person Becoming Entitled on Death/Bankruptcy of a Member

— (the “Company”)

I/We, having become entitled in consequence of the [death/bankruptcy] of [name and address of deceased Member] to [number] share(s) standing in the Register of Members of the Company in the name of the said [name of deceased/bankrupt Member] instead of being registered myself/ourselves, elect to have [name of transferee] (the “Transferee”) registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee, his or her executors, administrators and assigns, subject to the conditions on which the same were held at the time of the execution hereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

DATED this [    ] day of [            ], 200[    ]

Signed by:	In the presence of:

Transferor	Witness

Transferee	Witness

EXHIBIT A

13.3	On the presentation of the foregoing materials to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member. Notwithstanding the foregoing, the Board shall, in any case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member’s death or bankruptcy, as the case may be.

13.4	Where two or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

ARTICLE VI ALTERATION OF SHARE CAPITAL

14.	Power to Alter Capital

14.1	Subject to the Law, and subject to the rights and powers of the Series A Preferred Shares, the Company may from time to time by ordinary resolution alter the conditions of its Memorandum of Association to increase its share capital by new shares of such amount as it thinks expedient or, if the Company has shares without par value, increase its share capital by such number of shares without nominal or par value, or increase the aggregate consideration for which its shares may be issued, as it thinks expedient.

14.2	Subject to the Law, and subject to the rights and powers of the Series A Preferred Shares, the Company may from time to time by ordinary resolution alter the conditions of its Memorandum of Association to:

(a)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(b)	subdivide its shares or any of them into shares of an amount smaller than that fixed by the Memorandum of Association; or

(c)	cancel shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled or, in the case of shares without par value, diminish the number of shares into which its capital is divided.

14.3	For the avoidance of doubt it is declared that paragraph 14.2(a) and (b) above do not apply if at any time the shares of the Company have no par value.

14.4	Subject to the Law, and subject to the rights and powers of the Series A Preferred Shares, the Company may from time to time by special resolution reduce its share capital in any way or alter any conditions of its Memorandum of Association relating to share capital.

EXHIBIT A

15.	Variation of Rights Attaching to Shares

If, at any time, the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class at which meeting the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

ARTICLE VII DIVIDENDS AND CAPITALISATION

16.	Dividends

16.1	The Board may, subject to these Articles and any direction of the Company in general meeting, and subject to the rights and powers of the Series A Preferred Shares, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets. No unpaid dividend shall bear interest as against the Company.

16.2	Subject to the rights and powers of the Series A Preferred Shares, dividends may be declared and paid out of profits of the Company, realised or unrealised, or from any reserve set aside from profits which the Directors determine is no longer needed, or not in the same amount. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorised for this purpose in accordance with the Law.

16.3	With the sanction of an ordinary resolution of the Company, and subject to the rights and powers of the Series A Preferred Shares, the Directors may determine that a dividend shall be paid wholly or partly by the distribution of specific assets (which may consist of the shares or securities of any other company) and may settle all questions concerning such distribution. Without limiting the foregoing generally, the Directors may fix the value of such specific assets, may determine that cash payments shall be made to some Members in lieu of specific assets and may vest any such specific assets in trustees on such terms as the Directors think fit.

16.4	Subject to the rights and powers of the Series A Preferred Shares, the Company may pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others.

16.5	Subject to the rights and powers of the Series A Preferred Shares, the Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company. No unpaid distribution shall bear interest as against the Company.

EXHIBIT A

16.6	Subject to the rights and powers of the Series A Preferred Shares, the Board may fix any date as the record date for determining the Members entitled to receive any dividend or other distribution, but, unless so fixed, the record date shall be the date of the Directors’ resolution declaring same.

17.	Power to Set Aside Profits

17.1	The Board may, subject to the rights and powers of the Series A Preferred Shares, before declaring a dividend, set aside out of the surplus or profits of the Company, such sum as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other purpose. Pending application, such sums may be employed in the business of the Company or invested, and need not be kept separate from other assets of the Company. The Directors may also, subject to the rights and powers of the Series A Preferred Shares, without placing the same to reserve, carry forward any profit which they decide not to distribute.

17.2	Subject to any direction from the Company in general meeting, and subject to the rights and powers of the Series A Preferred Shares, the Directors may on behalf of the Company exercise all the powers and options conferred on the Company by the Law in regard to the Company’s share premium account.

18.	Method of Payment

18.1	Any dividend, interest, or other monies payable in cash in respect of the shares may be paid by cheque or draft sent through the post directed to the Member at such Member’s address in the Register of Members, or to such person and to such address as the holder may in writing direct.

18.2	In the case of joint holders of shares, any dividend, interest or other monies payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the address of the holder first named in the Register of Members, or to such person and to such address as the joint holders may in writing direct. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

18.3	The Board may deduct from the dividends or distributions payable to any Member all monies due from such Member to the Company on account of calls or otherwise.

19.	Capitalisation

19.1	Subject to the rights and powers of the Series A Preferred Shares, the Board may resolve to capitalise any sum for the time being standing to the credit of any of the Company’s share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Members.

EXHIBIT A

19.2	Subject to the rights and powers of the Series A Preferred Shares, the Board may resolve to capitalise any sum for the time being standing to the credit of a reserve account or sums otherwise available for dividend or distribution by applying such amounts in paying up in full partly paid or nil paid shares of those Members who would have been entitled to such sums if they were distributed by way of dividend or distribution.

ARTICLE VIII MEETINGS OF MEMBERS

20.	Annual General Meetings

The Company may in each year hold a general meeting as its annual general meeting. The annual general meeting of the Company may be held at such time and place as the Chairman or any two Directors or any Director and the Secretary or the Board shall appoint.

21.	Extraordinary General Meetings

21.1	General meetings other than annual general meetings shall be called extraordinary general meetings.

21.2	The Chairman or any two Directors or any Director and the Secretary or the Board may convene an extraordinary general meeting of the Company whenever in their judgment such a meeting is necessary.

22.	Requisitioned General Meetings

22.1	The Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings of the Company, forthwith proceed to convene an extraordinary general meeting of the Company. To be effective the requisition shall state the objects of the meeting, shall be in writing, signed by the requisitionists, and shall be deposited at the Registered Office. The requisition may consist of several documents in like form each signed by one or more requisitionists.

22.2	If the Directors do not within twenty-one days from the date of the requisition duly proceed to call an extraordinary general meeting, the requisitionists, or any of them representing more than one half of the total voting rights of all of them, may themselves convene an extraordinary general meeting; but any meeting so called shall not be held more than ninety days after the requisition. An extraordinary general meeting called by requisitionists shall be called in the same manner, as nearly as possible, as that in which general meetings are to be called by the Directors.

23.	Notice

23.1	At least five days’ notice of an annual general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, place and time at which the meeting is to be held and if different, the record date for determining Members entitled to attend and vote at the general meeting, and, as far as practicable, the other business to be conducted at the meeting.

EXHIBIT A

23.2	At least five days’ notice of an extraordinary general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, place and time at which the meeting is to be held and the general nature of the business to be considered at the meeting.

23.3	The Board may fix any date as the record date for determining the Members entitled to receive notice of and to vote at any general meeting of the Company but, unless so fixed, as regards the entitlement to receive notice of a meeting or notice of any other matter, the record date shall be the date of despatch of the notice and, as regards the entitlement to vote at a meeting, and any adjournment thereof, the record date shall be the date of the original meeting.

23.4	A general meeting of the Company shall, notwithstanding that it is called on shorter notice than that specified in these Articles, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) in the case of an extraordinary general meeting, by seventy-five percent of the Members entitled to attend and vote thereat.

23.5	The accidental omission to give notice of a general meeting to, or the non-receipt of a notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

24.	Giving Notice

24.1	A notice may be given by the Company to any Member either by delivering it to such Member in person or by sending it to such Member’s address in the Register of Members or to such other address given for the purpose. For the purposes of this Article, a notice may be sent by letter mail, courier service, cable, telex, telecopier, facsimile, electronic mail or other mode of representing words in a legible form.

24.2	Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

24.3	Any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or to the cable company or transmitted by telex, facsimile, electronic mail, or such other method as the case may be.

25.	Postponement of General Meeting

The Board may postpone any general meeting called in accordance with the provisions of these Articles provided that notice of postponement is given to each Member before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each member in accordance with the provisions of these Articles.

EXHIBIT A

26.	Participating in Meetings by Telephone

Members may participate in any general meeting by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

27.	Quorum at General Meetings

27.1	At any general meeting of the Company two or more persons present in person and representing in person or by proxy in excess of 50% of the total issued voting shares in the Company throughout the meeting shall form a quorum for the transaction of business, which voting shares shall include such number of Series A Preferred Shares as represent at least 50% in voting power of the then issued and outstanding Series A Preferred Shares.

27.2	If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Board may determine.

28.	Chairman to Preside

Unless otherwise agreed by a majority of those attending and entitled to vote thereat, the Chairman, if there be one, shall act as chairman at all meetings of the Members at which such person is present. In his absence a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

29.	Voting on Resolutions

29.1	Subject to the provisions of the Law and these Articles, and subject to the rights and powers of the Series A Preferred Shares, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the provisions of these Articles and in the case of an equality of votes the resolution shall fail.

29.2	No Member shall be entitled to vote at a general meeting unless such Member has paid all the calls on all shares held by such Member.

29.3	At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to the provisions of these Articles, every Member present in person and every person holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his hand.

29.4	At any general meeting if an amendment shall be proposed to any resolution under consideration and the chairman of the meeting shall rule on whether the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

EXHIBIT A

29.5	At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to the provisions of these Articles, be conclusive evidence of that fact.

30.	Power to Demand a Vote on a Poll

30.1	Notwithstanding the foregoing, a poll may be demanded by the Chairman or at least one Member.

30.2	Where a poll is demanded, subject to the rights and powers of the Series A Preferred Shares and any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy and such vote shall be counted by ballot as described herein, or in the case of a general meeting at which one or more Members are present by telephone, in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands. A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

30.3	A poll demanded for the purpose of electing a chairman of the meeting or on a question of adjournment shall be taken forthwith and a poll demanded on any other question shall be taken in such manner and at such time and place at such meeting as the chairman of the meeting may direct and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

30.4	Where a vote is taken by poll, each person present and entitled to vote shall be furnished with a ballot paper on which such person shall record his vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialed or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. At the conclusion of the poll, the ballot papers shall be examined and counted by a committee of not less than two Members or proxy holders appointed by the chairman for the purpose and the result of the poll shall be declared by the chairman.

31.	Voting by Joint Holders of Shares

In the case of joint holders, the vote of the senior who tenders a vote (whether in person or by proxy) shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

EXHIBIT A

32.	Instrument of Proxy

32.1	An instrument appointing a proxy shall be in writing or transmitted by electronic mail in substantially the following form or such other form as the chairman of the meeting shall accept:

Proxy

— (the “Company”)

I/We, [insert names here], being a Member of the Company with [number] shares, HEREBY APPOINT [name] of [address] or failing him, [name] of [address] to be my/our proxy to vote for me/us at the meeting of the Members held on the [    ] day of [            ], 200[    ] and at any adjournment thereof. (Any restrictions on voting to be inserted here.)

Signed this [    ] day of [            ], 200[    ]

Member(s)

32.2	The instrument of proxy shall be signed or, in the case of a transmission by electronic mail, electronically signed in a manner acceptable to the chairman, by the appointor or by the appointor’s attorney duly authorised in writing, or if the appointor is a corporation, either under its seal or signed or, in the case of a transmission by electronic mail, electronically signed in a manner acceptable to the chairman, by a duly authorised officer or attorney.

32.3	A member who is the holder of two or more shares may appoint more than one proxy to represent him and vote on his behalf.

32.4	The decision of the chairman of any general meeting as to the validity of any appointment of a proxy shall be final.

33.	Representation of Corporate Member

33.1	A corporation which is a Member may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting of the Members and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member, and that Member shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.

33.2	Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.

34.	Adjournment of General Meeting

The chairman of a general meeting may, with the consent of a majority in number of those present at any general meeting at which a quorum is present, and shall if so directed, adjourn the meeting. Unless the meeting is adjourned for more than 60 days fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member entitled to attend and vote thereat, in accordance with the provisions of these Articles.

EXHIBIT A

35.	Written Resolutions

35.1	Anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members may, without a meeting and without any previous notice being required, be done by resolution in writing signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Law, on behalf of, all the Members who at the date of the resolution would be entitled to attend the meeting and vote on the resolution.

35.2	A resolution in writing may be signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Law, on behalf of, all the Members, or all the Members of the relevant class thereof, in as many counterparts as may be necessary.

35.3	A resolution in writing made in accordance with this Article is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Article to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

35.4	A resolution in writing made in accordance with this Article shall constitute minutes for the purposes of the Law.

35.5	For the purposes of this Article, the date of the resolution is the date when the resolution is signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Law, on behalf of, the last Member to sign and any reference in any Article to the date of passing of a resolution is, in relation to a resolution made in accordance with this Article, a reference to such date.

36.	Directors Attendance at General Meetings

The Directors of the Company shall be entitled to receive notice of, attend and be heard at any general meeting.

ARTICLE IX DIRECTORS AND OFFICERS

37.	Number of Directors

The Board shall consist of seven (7) directors, excluding Alternate Directors.

38.	Election of Directors

For so long as any Series A Preferred Shares remain outstanding, (i) the holders of a majority in voting power of the Series A Preferred Shares, voting as a class and to the exclusion of any other series or class of shares, shall be entitled to elect Directors from time to time to occupy three (3) of the seven (7) positions on the Board, to remove any Directors occupying such positions and to fill any vacancy caused by the resignation, death or removal of Directors occupying such positions; (ii) the holders of a majority in voting power of the Common Shares, voting as a class and to the exclusion of any other series or class of shares, shall be entitled to elect Directors from time to time to occupy three (3) of the seven (7) positions on the Board, to remove any Directors occupying such positions and to fill any vacancy caused by the resignation, death or removal of Directors occupying such positions; and (iii) the Company may from time to time by ordinary resolution appoint any person to be a Director to occupy one (1) position on the Board, to remove any Director occupying such position and to fill any vacancy caused by the resignation, death or removal of Director occupying such position.

EXHIBIT A

39.	Term of Office of Directors

An appointment of a Director may be on terms that the Director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period; but no such term shall be implied in the absence of express provision.

40.	Alternate Directors

40.1	A Director may at any time appoint any person (including another Director) to be his Alternate Director and may at any time terminate such appointment. An appointment and a termination of appointment shall be by notice in writing signed by the Director and deposited at the Registered Office or delivered at a meeting of the Directors.

40.2	The appointment of an Alternate Director shall determine on the happening of any event which, if he were a Director, would cause him to vacate such office or if his appointor ceases for any reason to be a Director.

40.3	An Alternate Director shall be entitled to receive notices of meetings of the Directors and shall be entitled to attend and vote as a Director at any such meeting at which his appointor is not personally present and generally at such meeting to perform all the functions of his appointor as a Director; and for the purposes of the proceedings at such meeting these Articles shall apply as if he (instead of his appointor) were a Director, save that he may not himself appoint an Alternate Director or a proxy.

40.4	If an Alternate Director is himself a Director or attends a meeting of the Directors as the Alternate Director of more than one Director, his voting rights shall be cumulative.

40.5	Unless the Directors determine otherwise, an Alternate Director may also represent his appointor at meetings of any committee of the Directors on which his appointor serves; and the provisions of this Article shall apply equally to such committee meetings as to meetings of the Directors.

40.6	If so authorised by an express provision in his notice of appointment, an Alternate Director may join in a written resolution of the Directors adopted pursuant to these Articles and his signature of such resolution shall be as effective as the signature of his appointor.

40.7	Save as provided in these Articles an Alternate Director shall not, as such, have any power to act as a Director or to represent his appointor and shall not be deemed to be a Director for the purposes of these Articles.

EXHIBIT A

40.8	A Director who is not present at a meeting of the Directors, and whose Alternate Director (if any) is not present at the meeting, may be represented at the meeting by a proxy duly appointed, in which event the presence and vote of the proxy shall be deemed to be that of the Director. All the provisions of these Articles regulating the appointment of proxies by Members shall apply equally to the appointment of proxies by Directors.

41.	Removal of Directors

A Director may be removed from office pursuant to these Articles.

42.	Vacancy in the Office of Director

The office of Director shall be vacated if the Director:

(a)	is removed from office pursuant to these Articles;

(b)	dies or becomes bankrupt, or makes any arrangement or composition with his creditors generally;

(c)	is or becomes of unsound mind or an order for his detention is made under the Mental Health Law of the Cayman Islands or any analogous law of a jurisdiction outside the Cayman Islands, or dies; or

(d)	resigns his office by notice in writing to the Company.

43.	Remuneration of Directors

The remuneration (if any) of the Directors shall, subject to any direction that may be given by the Company in general meeting, be determined by the Directors as they may from time to time determine and shall be deemed to accrue from day to day. The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from the meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally.

44.	Defect in Appointment of Director

All acts done in good faith by the Board or by a committee of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

45.	Directors to Manage Business

The business of the Company shall be managed and conducted by the Board. In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by the Law or by these Articles, required to be exercised by the Company in general meeting subject, nevertheless, to these Articles, the provisions of the Law and to such directions as may be prescribed by the Company in general meeting.

EXHIBIT A

46.	Powers of the Board of Directors

Without limiting the generality of Article 45, and subject to the rights and powers of the Series A Preferred Shares, the Board may:

(a)	appoint, suspend, or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties;

(b)	exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party;

(c)	appoint one or more Directors to the office of managing director or chief executive officer of the Company, who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company;

(d)	appoint a person to act as manager of the Company’s day-to-day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business;

(e)	by power of attorney, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorised under the seal of the Company, execute any deed or instrument under such attorney’s person seal with the same effect as the affixation of the seal of the Company;

(f)	procure that the Company pays all expenses incurred in promoting and incorporating the Company;

(g)	delegate any of its powers (including the power to sub-delegate) to a committee of one or more persons appointed by the Board and every such committee shall conform to such directions as the Board shall impose on them. Subject to any directions or regulations made by the Directors for this purpose, the meetings and proceedings of any such committee shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Board, including provisions for written resolutions;

EXHIBIT A

(h)	delegate any of its powers (including the power to sub-delegate) to any person on such terms and in such manner as the Board sees fit;

(i)	present any petition and make any application in connection with the liquidation or reorganisation of the Company;

(j)	in connection with the issue of any share, pay such commission and brokerage as may be permitted by law; and

(k)	authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument on behalf of the Company.

47.	Register of Directors and Officers

47.1	The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers in accordance with the Law and shall enter therein the following particulars with respect to each Director and Officer:

(a)	first name and surname; and

(b)	address.

47.2	The Board shall, within the period of thirty days from the occurrence of:-

(a)	any change among its Directors and Officers; or

(b)	any change in the particulars contained in the Register of Directors and Officers,

cause to be entered on the Register of Directors and Officers the particulars of such change and the date on which such change occurred, and shall notify the Registrar of Companies of any such change that takes place.

48.	Officers

The Officers shall consist of a Secretary and such additional Officers as the Board may determine all of whom shall be deemed to be Officers for the purposes of these Articles.

49.	Appointment of Officers

The Secretary (and additional Officers, if any) shall be appointed by the Board from time to time.

50.	Duties of Officers

The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

EXHIBIT A

51.	Remuneration of Officers

The Officers shall receive such remuneration as the Board may determine.

52.	Conflicts of Interest

52.1	Any Director, or any Director’s firm, partner or any company with whom any Director is associated, may act in any capacity for, be employed by or render services to the Company and such Director or such Director’s firm, partner or company shall be entitled to remuneration as if such Director were not a Director. Nothing herein contained shall authorise a Director or Director’s firm, partner or company to act as Auditor to the Company.

52.2	A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by law.

52.3	Following a declaration being made pursuant to this Article, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum for such meeting.

53.	Indemnification and Exculpation of Directors and Officers

53.1	The Directors, Officers and Auditors of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and every former director, officer, auditor or trustee and their respective heirs, executors, administrators, and personal representatives (each of which persons being referred to in this Article as an “indemnified party”) shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and no indemnified party shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of the said persons. Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company, PROVIDED THAT such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or Officer.

EXHIBIT A

53.2	The Company may purchase and maintain insurance for the benefit of any Director or Officer of the Company against any liability incurred by him in his capacity as a Director or Officer of the Company or indemnifying such Director or Officer in respect of any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the Director or Officer may be guilty in relation to the Company or any subsidiary thereof.

ARTICLE X MEETINGS OF THE BOARD OF DIRECTORS

54.	Board Meetings

The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit. A resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail.

55.	Notice of Board Meetings

A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board. Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director verbally (in person or by telephone) or otherwise communicated or sent to such Director by post, cable, telex, telecopier, facsimile, electronic mail or other mode of representing words in a legible form at such Director’s last known address or any other address given by such Director to the Company for this purpose.

56.	Participation in Meetings by Telephone

Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

57.	Quorum at Board Meetings

The quorum necessary for the transaction of business at a meeting of the Board shall be six (6) Directors.

58.	Board to Continue in the Event of Vacancy

The Board may act notwithstanding any vacancy in its number.

59.	Chairman to Preside

Unless otherwise agreed by a majority of the Directors attending, the Chairman, if there be one, shall act as chairman at all meetings of the Board at which such person is present. In his absence a chairman shall be appointed or elected by the Directors present at the meeting.

60.	Written Resolutions

60.1	Anything which may be done by resolution of the Directors may, without a meeting and without any previous notice being required, be done by resolution in writing signed by, or in the case of a Director that is a corporation whether or not a company within the meaning of the Law, on behalf of, all the Directors.

EXHIBIT A

60.2	A resolution in writing may be signed by, or in the case of a Director that is a corporation whether or not a company within the meaning of the Law, on behalf of, all the Directors in as many counterparts as may be necessary.

60.3	A resolution in writing made in accordance with this Article is as valid as if it had been passed by the Directors in a directors’ meeting, and any reference in any Article to a meeting at which a resolution is passed or to Directors voting in favour of a resolution shall be construed accordingly.

60.4	A resolution in writing made in accordance with this Article shall constitute minutes for the purposes of the Law.

60.5	For the purposes of this Article, the date of the resolution is the date when the resolution is signed by, or in the case of a Director that is a corporation whether or not a company within the meaning of the Law, on behalf of, the last Director to sign (or Alternate Director to sign if so authorised under Article 40.6), and any reference in any Article to the date of passing of a resolution is, in relation to a resolution made in accordance with this Article, a reference to such date.

61.	Validity of Prior Acts of the Board

No regulation or alteration to these Articles made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

ARTICLE XI CORPORATE RECORDS

62.	Minutes

The Board shall cause minutes to be duly entered in books provided for the purpose:

(a)	of all elections and appointments of Officers;

(b)	of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

(c)	of all resolutions and proceedings of general meetings of the Members, meetings of the Board, meetings of managers and meetings of committees appointed by the Board.

63.	Register of Mortgages and Charges

63.1	The Directors shall cause to be kept the Register of Mortgages and Charges required by the Law.

63.2	The Register of Mortgages and Charges shall be open to inspection in accordance with the Law, at the office of the Company on every business day in the Cayman Islands, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each such business day be allowed for inspection.

EXHIBIT A

64.	Form and Use of Seal

64.1	The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors in that behalf; and, until otherwise determined by the Directors, the Seal shall be affixed in the presence of a Director or the Secretary or an assistant secretary or some other person authorised for this purpose by the Directors or the committee of Directors.

64.2	Notwithstanding the foregoing, the Seal may without further authority be affixed by way of authentication to any document required to be filed with the Registrar of Companies in the Cayman Islands, and may be so affixed by any Director, Secretary or assistant secretary of the Company or any other person or institution having authority to file the document as aforesaid.

64.3	The Company may have one or more duplicate Seals, as permitted by the Law; and, if the Directors think fit, a duplicate Seal may bear on its face of the name of the country, territory, district or place where it is to be issued.

ARTICLE XII ACCOUNTS

65.	Books of Account

65.1	The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:-

(a)	all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

(b)	all sales and purchases of goods by the Company; and

(c)	all assets and liabilities of the Company.

65.2	Such records of account shall be kept and proper books of account shall not be deemed to be kept with respect to the matters aforesaid if there are not kept, at such place as the Board thinks fit, such books as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

65.3	No Member (not being a Director) shall have any right of inspecting any account or book or document of the Company.

66.	Financial Year End

The financial year end of the Company shall be 31st December in each year but, subject to any direction of the Company in general meeting, the Board may from time to time prescribe some other period to be the financial year, provided that the Board may not without the sanction of an ordinary resolution prescribe or allow any financial year longer than eighteen months.

EXHIBIT A

ARTICLE XIII AUDITS

67.	Audit

Nothing in these Articles shall be construed as making it obligatory to appoint Auditors.

68.	Appointment of Auditors

68.1	The Company may in general meeting appoint Auditors to hold office for such period as the Members may determine.

68.2	Whenever there are no Auditors appointed as aforesaid the Directors may appoint Auditors to hold office for such period as the Directors may determine or earlier removal from office by the Company in general meeting.

68.3	The Auditor may be a Member but no Director, Officer or employee of the Company shall, during his continuance in office, be eligible to act as an Auditor of the Company.

69.	Remuneration of Auditors

Unless fixed by the Company in general meeting the remuneration of the Auditor shall be as determined by the Directors.

70.	Duties of Auditor

The Auditor shall make a report to the Members on the accounts examined by him and on every set of financial statements laid before the Company in general meeting, or circulated to Members, pursuant to this Article during the Auditor’s tenure of office.

71.	Access to Records

71.1	The Auditor shall at all reasonable times have access to the Company’s books, accounts and vouchers and shall be entitled to require from the Company’s Directors and Officers such information and explanations as the Auditor thinks necessary for the performance of the Auditor’s duties and, if the Auditor fails to obtain all the information and explanations which, to the best of his knowledge and belief, are necessary for the purposes of their audit, he shall state that fact in his report to the Members.

71.2	The Auditor shall be entitled to attend any general meeting at which any financial statements which have been examined or reported on by him are to be laid before the Company and to make any statement or explanation he may desire with respect to the financial statements.

ARTICLE XIV VOLUNTARY WINDING-UP AND DISSOLUTION

72.	Winding-Up

72.1	The Company may be voluntarily wound-up by a special resolution of the Members.

72.2	If the Company shall be wound up the liquidator may, with the sanction of a special resolution, subject to rights and powers of the Series A Preferred Shares, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, subject to rights and powers of the Series A Preferred Shares, vest the whole or any part of such assets in the trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

EXHIBIT A

ARTICLE XV CHANGES TO CONSTITUTION

73.	Changes to Articles

Subject to the Law and to the conditions contained in its memorandum, and subject to rights and powers of the Series A Preferred Shares, the Company may, by special resolution, alter or add to its Articles.

74.	Changes to the Memorandum of Association

Subject to the Law, and subject to rights and powers of the Series A Preferred Shares, the Company may from time to time by special resolution alter its Memorandum of Association with respect to any objects, powers or other matters specified therein.

75.	Discontinuance

The Board may exercise all the powers of the Company to transfer by way of continuation the Company to a named country or jurisdiction outside the Cayman Islands pursuant to the Law.

EXHIBIT A

Annex A - Designation of Series A Preferred Shares

This Annex constitutes an integral part of the Amended and Restated Articles of Association, adopted on July     , 2006 (the “Articles of Association”), of China Kanghui Holdings (the “Company”), and the terms herein are incorporated in the Articles of Association by reference. To the extent not otherwise set forth in the Articles of Association or the Company’s Amended and Restated Memorandum of Association, adopted on July     , 2006 (the “Memorandum of Association,” together with the Articles of Association, the “Memorandum and Articles of Association”), the designations, powers, preferences, qualifications, limitations and restrictions of the Company’s Series A Preferred Shares, par value US$0.01 per share (the “Series A Preferred Shares”) shall be as provided in this Annex.

1. Interpretation. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Memorandum and Articles of Association. For purpose of this Annex, the following terms shall have the following meanings:

“Additional Common Shares” means all Common Shares from time to time issued by the Company, provided that the term “Additional Common Shares” does not include (i) Common Shares issued upon conversion of Series A Preferred Shares, (ii) Employee Compensation Shares, (iii) Common Shares issued in connection with any shares splits, share combinations, share dividends or re-capitalization of the Company, (iv) Common Shares issued in an IPO; (v) Common Shares issued to financial institutions or lessors in connection with commercial credit arrangements, corporate financings, or similar transactions, or (vi) as may otherwise be consented to in writing by Members representing a majority in voting power of the Series A Preferred Shares.

“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this Annex, “control” means, when used with respect to any Person, power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

“Common Shares” means the common shares, par value $0.01 par value, of the Company.

“Common Shares Equivalents” means warrants, options and rights exercisable for Common Shares and instruments convertible or exchangeable for Common Shares.

“Effective Conversion Price” means, with respect to any Common Share Equivalent at any given time, an amount equal to the quotient of (i) the sum of any consideration, if any, received by the Company with respect to the issuance of such Common Share Equivalent and the lowest aggregate consideration receivable by the Company, if any, upon the exercise, exchange or conversion of the Common Share Equivalent over (ii) the number of Common Shares issuable upon the exercise, conversion or exchange of the Common Share Equivalent.

“Employee Compensation Share” means any Common Share issued to employees, consultants or directors of the Company either in connection with a restricted stock plan approved by the Board of Directors or on exercise of an employee stock option plan, so long as the aggregate number of such Common Shares issued and, in the case of outstanding employee stock option plan, issuable does not exceed 1,250,957 Common Shares.

EXHIBIT A

“Group Company” means the Company, Changzhou Kanghui Medical Innovation Co., Ltd., and their respective Subsidiaries from time to time.

“IPO” means the first firm-commitment underwritten initial public offering of the Common Shares of the Company on the New York Stock Exchange, the Nasdaq Stock Market’s National Market System, the Main Board of the Hong Kong Stock Exchange or any other exchange of the recognized international reputation and standing duly approved by the Company’s Board of Directors.

“Person” means any natural person, limited liability company, joint stock company, joint venture, partnership, enterprise, trust, unincorporated organization or any other entity or organization.

“Qualified IPO” means an IPO that values the Company at no less than US$150 million immediately prior to the IPO and that results in aggregate proceeds to the Company of US$30 million, net of Selling Expenses.

“Selling Expenses” means, with respect to the issue or sale of any securities, any expenses payable directly or indirectly by the Company and any underwriting, brokerage or similar commissions, compensation, discounts or concessions paid or allowed by the Company in connection with such issue or sale.

“Series A Director” means any director elected to the Board by the holders of Series A Preferred Shares pursuant to the Articles of Association.

“Series A Original Issue Price” means the Series A Preferred Share Purchase Price as set forth in the Share Purchase Agreement, subject to adjustment pursuant to Section 2.4 of the Share Purchase Agreement.

“Share Purchase Agreement” means the Share Purchase Agreement, dated July 10, 2006, by and among the Company and other parties thereto.

“Subsidiary” means, with respect to any Person, any other Person directly or indirectly controlled by such Person.

2. Dividend Rights.

No distribution shall be declared with respect to the Common Shares at any time unless and until a distribution is likewise declared with respect to each outstanding Series A Preferred Share such that the distribution the holder thereof shall be entitled to receive shall be equal to the distribution that such holder would have been entitled to receive if such Series A Preferred Share had been converted into Common Shares immediately prior to the time such declaration is made; and no distribution shall be made with respect to the Common Shares at any time unless and until a distribution is likewise made with respect to each outstanding Series A Preferred Shares such that the distribution made to the holder thereof shall be equal to the distribution that such holder would have received if such Series A Preferred Share had been converted into Common Shares immediately prior to the record date for such distribution, or if no such record date is established, the date such distribution is made.

EXHIBIT A

3. Voting Rights.

Each holder of Series A Preferred Shares shall be entitled to such number of votes as equals the whole number of Common Shares into which such holder’s collective Series A Preferred Shares are convertible immediately after the close of business on the record date of the determination of the Company’s shareholders entitled to vote or, if no such record date is established, at the date such vote is taken or any written consent of the Company’s shareholders is first solicited. Except as otherwise provided herein or in the Memorandum and Articles of Association, or as required by law, the holders of Series A Preferred Shares shall vote together with the holders of Common Shares, and not as a separate class or series, on all matters, except for those as provided in Article 4 hereof, put before the Members.

4. Protective Provisions.

4.1 For so long as any Series A Preferred Share remains outstanding, in addition to any other vote or consent required elsewhere in the Memorandum and Articles of Association, the Company shall not (and shall not permit any Group Company to) take any of the following actions without the affirmative vote of holders holding a number of Series A Preferred Shares representing more than two thirds (66.67%) of the then outstanding Series A Preferred Shares (voting together on an as-converted basis):

(A) Amend, alter, waive or repeal any provision in connection with any of the rights, powers, privileges, preferences or restrictions for Series A Preferred Shares;

(B) Authorize, create or issue any new class or series of shares, or reclassify any outstanding shares of the Company, having rights, powers, privileges, preferences or restrictions senior to or on a parity with Series A Preferred Shares;

(C) Amend, alter, waive or repeal any provision of the Memorandum of Association, Articles of Association, or other constitutional or governance documents with prejudice to the rights, powers, privileges, preferences or restrictions for Series A Preferred Shares;

(D) Issue, sell, mortgage, pledge, lease, transfer or otherwise dispose of any equity interests or credit rights of the Company;

(E) Repurchase or redemption of any securities of the Company;

(F) Sell, mortgage, pledge, lease, transfer or otherwise dispose of substantially all of the assets of the Company or any Group Company;

(G) Engage in any recapitalization, reorganization, split-off, spin-off, or filing for bankruptcy, or any voluntary dissolution, winding-up, or liquidation of the Company or any Group Company;

EXHIBIT A

(H) Declare or pay a distribution or dividend with respect to the Common Shares (referring to distributions or dividends with respect to the Common Shares declared solely payable or paid solely to holders of Common Shares);

(I) Incur any indebtedness for borrowed money, or issue, assume, guarantee or create any liability for borrowed money, the collective, aggregate outstanding amount of which at any given time for the Company and any Group Company is US$100,000 or more;

(J) Make any loans or guarantees by the Company or any Group Company to or for the benefit of any director, member of senior management or any employee of the Company or any Group Company;

(K) Purchase or lease any automobile vehicles valued in excess of US$25,000 by the Company or any Group Company;

(L) Purchase by the Company or any Group Company any securities in any other Person in excess of US$20,000 in aggregate over any twelve-month period;

(M) Increase the compensation in excess of 15% of any of the five employees that receive the highest payment in the Company or any Group Company over any twelve-month period;

(N) Except as specifically contemplated in the Share Purchase Agreement and the ancillary documents thereto, the entry into any transaction or series of transactions between (or the termination, extension, continuation after expiry, renewal, amendment, variation or waiver of any term under agreement with respect to any transaction or series of transactions) (i) which is between, the Company or any Group Company, on the one hand, and the holder of any equity interest in the Company or any Group Company (other than with respect to any equity interest held therein by the Company or another Group Company), or any director, officer or employee of the Company or any Group Company, or any director, officer or employee of the Company’s Affiliates, on the other hand, and (ii) which is not in the ordinary course of business or for which the aggregate value exceeds the equivalent of US$25,000.

(O) Cause or make material alteration to the business plan or annual budget plan of the Company or any Group Company;

(P) Appoint the directors of any Group Company;

(Q) Contract with or rescind contract with any distributor that represents 5% or more of the sales volume of the Company and the Group Companies;

(R) Approve annual business plan or annual budget plan and stock option incentive plan of the Company;

(S) Form any joint venture or wholly-owned subsidiary by the Company or any Group Company; and

(T) Hire, fire, reappoint or determine or change the compensation by 30% or more within one (1) year of any of the Chief Executive Officer, Chief Operating Officer, Chief Technology Officer, Chief Financial Officer, or other member of senior management, as considered important by the Board, of the Company or any Group Company.

EXHIBIT A

provided, however, that where any resolution of the Company is required to approve any of the matters listed above and such matters have not received the approval of the holders of Series A Preferred Shares required by these Articles, the number of votes of the holders of Series A Preferred Shares shall be equal to the number of votes of the other Members who voted for the resolution plus one.

4.2 For so long as any Series A Preferred Share remains outstanding, in addition to any other vote or consent required elsewhere in the Memorandum and Articles of Association, the Company shall ensure that the directors appointed by the Company to any Group Company that is wholly-owned by the Company (a “Wholly-Owned Group Company”) would not take any of the following actions without the affirmative vote of holders holding a number of Series A Preferred Shares representing more than two thirds (66.67%) of the then outstanding Series A Preferred Shares (voting together on an as-converted basis) of the Company:

(i) Cause or make any alteration or amendment to the Articles of Association or other constitutional documents of any Wholly-Owned Group Company;

(ii) Liquidate, terminate or dissolve any Wholly-Owned Group Company;

(iii) Increase the registered capital, or transfer the profits, of any Wholly-Owned Group Company;

(iv) Sell all or substantially all of the assets of any Wholly-Owned Group Company, or merge or consolidate any Wholly-Owned Group Company with other Person;

(v) Change the business scope of any Wholly-Owned Group Company; and

(vi) Appoint the general manager of any Wholly-Owned Group Company.

5. Liquidation Rights.

5.1 Liquidation Preferences. Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary:

(A) Before any distribution or payment shall be made to the holders of Common Shares or any other classes of securities, each holder of Series A Preferred Shares shall be entitled to receive, on parity with each other, an amount equal to one hundred and fifty percent (150%) of the Series A Original Issue Price (as adjusted for any share dividends, combinations, splits, recapitalizations and the like) per Series A Preferred Share then held by such holder, plus all dividends declared and unpaid with respect thereto (the “Preference Amount”). If, upon any such liquidation, distribution, or winding up, the assets of the Company shall be insufficient to make payment in full on all Series A Preferred Shares of the Preference Amount, then such assets shall be distributed among the holders of Series A Preferred Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon.

(B) After distribution or payment of the Preference Amount pursuant to the preceding paragraph, the remaining assets of the Company available for distribution to the members shall be distributed among the holders of all classes of securities of the Company pro rata based on the number of Common Shares and Series A Preferred Shares (on an as-converted basis) held respectively by each, provided that the holders of Series A Preferred Shares shall be entitled to receive any distribution or payment of the remaining assets of the Company available for distribution until such holders of Series A Preferred Shares have received an amount (inclusive of the Preference Amount) equal to three hundred percent (300%) of the Series A Original Issue Price, in aggregate.

EXHIBIT A

5.2 Liquidation on Sale or Merger. The following events shall be treated as a liquidation under this Article 5:

(A) any consolidation, amalgamation or merger of the Company with or into any other Person, in which the shareholders of the Company immediately prior to such consolidation, merger or reorganization, own less than 50% of the Company’s voting power immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions to which the Company is a party in which in excess of 50% of the Company’s voting power is transferred; or

(B) a sale, lease or other disposition of all or substantially all of the assets of the Company.

6. Conversion Rights.

The holders of Series A Preferred Shares shall have the following rights described below with respect to the conversion of the Series A Preferred Shares into Common Shares. The number of Common Shares to which a holder shall be entitled upon conversion of any Series A Preferred Share shall be the quotient of the Series A Original Issue Price divided by the then-effective Series A Conversion Price. For the avoidance of doubt, the initial conversion ratio for Series A Preferred Shares to Common Shares shall be 1:1, subject to adjustment based on adjustments of the Series A Conversion Price (the “Applicable Conversion Price” and each a “Conversion Price”), as set forth below:

6.1 Optional Conversion.

(A) Subject to and in compliance with the provisions of this Article 6.1, any Series A Preferred Share may, at the option of the holder, be converted at any time into fully-paid and non-assessable Common Shares based on the then-effective Conversion Price; provided that no Series A Preferred Share shall be convertible under this paragraph (a) if both of the following are true: (a) any part of the Conversion Redemption Amount (as defined below) associated with conversion of such Series A Preferred Share requires payment out of the capital of the Company other than from available profits or the proceeds of any fresh issue of shares made for purposes of such payment and (b) following the date on which the conversion is to be effected the Company would be unable to pay its debts as they fall due in the ordinary course of business.

(B) The holder of any Series A Preferred Shares who desires to convert such shares into Common Shares shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Series A Preferred Shares, and shall give written notice to the Company at such office that such holder has elected to convert such shares. Such notice shall state the number of Series A Preferred Shares being converted. Thereupon, the Company shall promptly issue and deliver to such holder at such office a certificate or certificates for the number of Common Shares to which the holder is entitled. No fractional Common Shares shall be issued upon conversion of the Series A Preferred Shares, and the number of Common Shares to be so issued to a holder of converting Series A Preferred Shares (after aggregating all fractional Common Shares that would be issued to such holder) shall be rounded to the nearest whole share (with one-half being rounded upward). Such conversion shall be deemed to have been made at the close of business on the date of the surrender of the certificates representing the Series A Preferred Shares to be converted, and the person entitled to receive the Common Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Common Shares on such date.

EXHIBIT A

6.2 Automatic Conversion.

(A) Without any action being required by the holder of such share and whether or not the certificates representing such share are surrendered to the Company or its transfer agent, each Series A Preferred Share shall automatically be converted, based on the then-effective Applicable Conversion Price, into Common Shares upon either of (i) the closing of a Qualified IPO, or (ii) the vote or written consent of the holders of more than 50% of the then outstanding Series A Preferred Shares (voting together as a single class).

(B) The Company shall not be obligated to issue certificates for any Common Shares issuable upon the automatic conversion of any Series A Preferred Shares unless the certificate or certificates evidencing such Series A Preferred Shares is either delivered as provided below to the Company or any transfer agent, or the holder notifies the Company or its transfer agent that such certificate has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificate. The Company shall, as soon as practicable after receipt of certificates for Series A Preferred Shares, or satisfactory agreement for indemnification in the case of a lost certificate, promptly issue and deliver at its office to the holder thereof a certificate or certificates for the number of Common Shares to which the holder is entitled. No fractional Common Shares shall be issued upon conversion of the Series A Preferred Shares, and the number of Common Shares to be so issued to a holder of converting Series A Preferred Shares (after aggregating all fractional Common Shares that would be issued to such holder) shall be rounded to the nearest whole share (with one-half being rounded upward). Any person entitled to receive Common Shares issuable upon the automatic conversion of the Series A Preferred Shares shall be treated for all purposes as the record holder of such Common Shares on the date of such conversion.

6.3 Conversion Mechanism. The conversion hereunder of any Series A Preferred Share (the “Conversion Share”) shall be effected in the following manner:

(A) The Company shall redeem the Conversion Share for aggregate consideration (the “Conversion Redemption Amount”) equal to (a) the aggregate par value of any capital shares of the Company to be issued upon such conversion and (b) the aggregate value, as determined by the Board of Directors, of any other assets which are to be distributed upon such conversion.

EXHIBIT A

(B) Concurrent with the redemption of the Conversion Share, the Company shall apply the Conversion Redemption Amount for the benefit of the holder of the Conversion Share to pay for any capital shares of the Company issuable, and any other assets distributable, to such holder in connection with such conversion.

(C) Upon application of the Conversion Redemption Amount, the Company shall issue to the holder of the Conversion Share all capital shares issuable, and distribute to such holder all other assets distributable, upon such conversion.

6.4 Conversion Price. The “Series A Conversion Price” shall initially equal the Series A Original Issue Price, and shall be adjusted from time to time as provided below:

(A) Adjustment for Share Splits and Combinations. If the Company shall at any time, or from time to time, effect a subdivision of the outstanding Common Shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately decreased. Conversely, if the Company shall at any time, or from time to time, combine the outstanding Common Shares into a smaller number of shares, the Conversion Price in effect immediately prior to the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(B) Adjustment for Common Share Dividends and Distributions. If the Company makes (or fixes a record date for the determination of holders of Common Shares entitled to receive) a dividend or other distribution to the holders of Common Shares payable in additional Common Shares, the Conversion Price then in effect shall be decreased as of the time of such issuance (or in the event such record date is fixed, as of the close of business on such record date) by multiplying such Conversion Price then in effect by a fraction (i) the numerator of which is the total number of Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Common Shares issuable in payment of such dividend or distribution.

(C) Adjustment for Other Dividends. If the Company at any time, or from time to time, makes (or fixes a record date for the determination of holders of Common Shares entitled to receive) a dividend or other distribution payable in securities of the Company other than Common Shares or Common Share Equivalents, then, and in each such event, provision shall be made so that, upon conversion of any Series A Preferred Share thereafter, the holder thereof shall receive, in addition to the number of Common Shares issuable thereon, the amount of securities of the Company which the holder of such share would have received had the Series A Preferred Shares been converted into Common Shares immediately prior to such event, all subject to further adjustment as provided herein.

(D) Reorganizations, Mergers, Consolidations, Reclassifications, Exchanges, Substitutions. If at any time, or from time to time, any capital reorganization or reclassification of the Common Shares (other than as a result of a share dividend, subdivision, split or combination otherwise treated above) occurs or the Company is consolidated, merged or amalgamated with or into another Person (other than a consolidation, merger or amalgamation treated as a liquidation in Article 5.2, then in any such event, provision shall be made so that, upon conversion of any Series A Preferred Share thereafter, the holder thereof shall receive the kind and amount of shares and other securities and property which the holder of such share would have received had the Series A Preferred Shares been converted into Common Shares on the date of such event, all subject to further adjustment as provided herein, or with respect to such other securities or property, in accordance with any terms applicable thereto.

EXHIBIT A

(E) Sale of Shares Below the Conversion Price.

(a) If at any time, or from time to time, the Company shall issue or sell Additional Common Shares (other than as a subdivision or combination of Common Shares provided for in sub-clause (i) above and other than as a dividend or other distribution provided for in sub-clause (ii) above) for a consideration per share less than the then existing Series A Conversion Price, then the Series A Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, on a weighted average basis, to a price determined by dividing (i) the amount equal to the sum of (x) the Conversion Price immediately prior to such issue or sale multiplied by the number of Common Shares outstanding at the close of business on the day immediately preceding such issue or sale, plus (y) the Conversion Price immediately prior to such issue or sale multiplied by the number of Series A Preferred Shares outstanding at the close of business on the day immediately preceding such issue or sale, plus (z) the aggregate consideration, if any, received or to be received by the Company upon such issuance or sale, by (ii) the number of Common Shares outstanding at the close of business on the date of such issue or sale after giving effect to the issuance of the Additional Common Shares and conversion of the Series A Preferred Shares.

(b) For the purpose of making any adjustment in a Conversion Price or number of Common Shares issuable upon conversion of the Series A Preferred Shares, as provided above: (x) to the extent it consists of cash, the consideration received by the Company for any issue or sale of securities shall be computed at the net amount of cash received by the Company after deduction of any expenses payable directly or indirectly by the Company and any underwriting or similar commissions, compensations, discounts or concessions paid or allowed by the Company in connection with such issue or sale; (y) to the extent it consists of property other than cash, consideration other than cash received by the Company for any issue or sale of securities shall be computed at the fair market value thereof, as determined in good faith by the Board of Directors as of the date of the adoption of the resolution specifically authorizing such issue or sale, irrespective of any accounting treatment of such property; and (z) if Additional Common Shares or Common Share Equivalents exercisable, convertible or exchangeable for Additional Common Shares are issued or sold together with other stock or securities or other assets of the Company for consideration which covers both, the consideration received for the Additional Common Shares or Common Share Equivalents shall be computed as that portion of the consideration received which is reasonably determined in good faith by the Board of Directors, including two (2) Directors nominated by holders of Series A Preferred Shares, to be allocable to such Additional Common Shares or Common Share Equivalents.

(c) For the purpose of making any adjustment in a Conversion Price provided in this sub-clause (v), if at any time, or from time to time, the Company issues any Common Share Equivalents exercisable, convertible or exchangeable for Additional Common Shares and the Effective Conversion Price of such Common Share Equivalents is less than a Conversion Price in effect immediately prior to such issuance, then, in each such case, at the time of such issuance the Company shall be deemed to have issued the maximum number of Additional Common Shares issuable upon the exercise, conversion or exchange of such Common Share Equivalents and to have received in consideration for each Additional Common Share deemed issued an amount equal to the Effective Conversion Price.

EXHIBIT A

(x) In the event of any increase in the number of Common Shares deliverable or any reduction in consideration payable upon exercise, conversion or exchange of any Common Share Equivalents where the resulting Effective Conversion Price is less than a Conversion Price at such date, including, but not limited to, a change resulting from the anti-dilution provisions thereof, such Conversion Price shall be recomputed to reflect such change as if, at the time of issue for such Common Share Equivalent, such Effective Conversion Price applied.

(y) If any right to exercise, convert or exchange any Common Share Equivalent shall expire without having been fully exercised, a Conversion Price as adjusted upon the issuance of such Common Share Equivalent shall be readjusted to the Conversion Price which would have applied if such Common Share Equivalents had not been issued.

(z) For any Common Share Equivalent with respect to which a Conversion Price has been adjusted under this subclause (c), no further adjustment of such Conversion Price shall be made solely as a result of the actual issuance of Common Shares upon the actual exercise or conversion of such Common Share Equivalent.

(F) Other Dilutive Events. In case any event shall occur as to which the other provisions of this Article 6.4 are not strictly applicable, but the failure to make any adjustment to a Conversion Price would not fairly protect the conversion rights of Series A Preferred Shares in accordance with the essential intent and principles hereof, then, in each such case, the Company, in good faith, shall determine the appropriate adjustment to be made, on a basis consistent with the essential intent and principles established in this Article 6.4, necessary to preserve, without dilution, the conversion rights of the Series A Preferred Shares. If any holder of the then outstanding Series A Preferred Shares shall reasonably and in good faith disagree with such determination by the Company, then the Company shall appoint an accounting firm of international standing and reputation, which shall give their opinion as to the appropriate adjustment, if any, on the basis described above. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the holders of such Series A Preferred Shares and shall make the adjustments described therein.

(G) Certificate of Adjustment. In the case of any adjustment or readjustment of a Conversion Price, the Company, at its sole expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of the Series A Preferred Shares at the holder’s address as shown in the Company’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Company for any Additional Common Shares issued or sold or deemed to have been issued or sold, (ii) the number of Additional Common Shares issued or sold or deemed to be issued or sold, (iii) the Conversion Price in effect before and after such adjustment or readjustment, and (iv) the number of Common Shares and the type and amount, if any, of other property which would be received upon conversion of the Series A Preferred Shares after such adjustment or readjustment.

EXHIBIT A

(H) Notice of Record Date. In the event the Company shall propose to take any action of the type or types requiring an adjustment to a Conversion Price or the number or character of any Series A Preferred Shares as set forth herein, the Company shall give notice to the holders of such Series A Preferred Shares, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Applicable Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon the occurrence of such action or deliverable upon the conversion of such Series A Preferred Shares. In the case of any action which would require the fixing of a record date, such notice shall be given at least twenty (20) days prior to the date so fixed, and in the case of all other actions, such notice shall be given at least thirty (30) days prior to the taking of such proposed action.

(I) Reservation of Shares Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the conversion of the Series A Preferred Shares, such number of its Common Shares as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Shares. If at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the conversion of all then outstanding Series A Preferred Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purpose.

(J) Notices. Any notice required by the provisions of this Article 6.4 shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with an internationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Company.

(K) Payment of Taxes. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of Common Shares upon conversion of Series A Preferred Shares, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of Common Shares in a name other than that in which the Series A Preferred Share so converted were registered.

7. No Reissuance of Preferred Shares.

No Preferred Share acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued.

EXHIBIT A

8. Redemption.

Except as provided for in this Article 8, the Series A Preferred Shares shall not be redeemable.

8.1 Optional Redemption. At any time after the earlier of (i) such time as the holders of a majority of the outstanding Series A Preferred Shares shall deliver notice in writing to the Company that any Seller (as such term is defined in the Share Purchase Agreement) is in material breach of any of its representations, warranties and covenants under any of the Transaction Documents (as defined in the Share Purchase Agreement), and, if such breach is curable, such breach remains uncured for thirty (30) calendar days after the giving of such notice and (ii) such time as the Company decides not to pursue an initial public offering of its shares on an international stock exchange even though the Company’s annual profit in prior year is more than US$10,000,000, then at the written request to the Company made by the holders of at least a majority of the then outstanding Series A Preferred Shares, acting together as a single class on an as-converted basis, such holders may require that the Company redeem all of the then outstanding Series Preferred Shares in accordance with terms of this Article 8. Following receipt of the request for redemption from such holders, the Company shall within fifteen (15) business days give written notice (the “Redemption Notice”) to each holder of record of a Series A Preferred Share, at the address last shown on the records of the Company for such holder(s). Such notice shall indicate that the holders of Series A Preferred Shares have elected redemption of all of the Preferred Shares pursuant to the provisions of this Article 8.1, shall specify the redemption date, and shall direct the holders of such shares to submit their share certificates to the Company on or before the scheduled redemption date. The redemption price for each Series A Preferred Share redeemed pursuant to this Article 8.1 shall be determined pursuant to Article 8.2 (the “Redemption Price”). The closing (the “Redemption Closing”) of the redemption of the Series Preferred Shares pursuant to this Article 8 will take place on the one-month anniversary of the date of the Redemption Notice at the offices of the Company, or such other date or other place as the holders of a majority of the Series A Preferred Shares and the Company may mutually agree in writing. At the Redemption Closing, subject to applicable law, the Company will, from any source of funds legally available therefor, redeem each Series A Preferred Share by paying in cash therefor the Redemption Price, against surrender by such holder at the Company’s principal office of the certificate representing such share. From and after the Redemption Closing, if the Company makes the applicable Redemption Price available to a holder of Series A Preferred Share, all rights of such holder (except the right to receive the applicable Redemption Price) will cease with respect to such Series A Preferred Share, and such Preferred Share will not thereafter be transferred on the books of the Company or be deemed outstanding for any purpose whatsoever.

8.2 Redemption Price. In connection with the redemption of any Series A Preferred Share under Article 8.1, the Company shall pay a Redemption Price equal to the greater of:

(i)	an amount equal to:

IP x (1.2)n, where:

IP = the Series A Original Issue Price, adjusted for any share dividends, combinations, splits, recapitalizations or the like; and

EXHIBIT A

n = a fraction the numerator of which is the number of calendar days from the date on which such Series A Preferred Share was issued up to and including the date on which such Series A Preferred Share is redeemed and the denominator of which is 365;

plus all declared but unpaid dividends on such Series A Preferred Share through the date of redemption thereof; and

(B)	for each Series A Preferred Share, an amount equal to the Series A Original Issue Price (adjusted for any share dividends, combinations, splits, recapitalizations and the like) plus all declared but unpaid dividends on such Series A Preferred Share through the date of redemption thereof plus such Series A Preferred Share’s (treated on an as-if converted basis) ratable portion of the total undistributed profits of the Company.

8.3 Insufficient Assets. If the Company’s assets which are legally available on the date that any redemption payment under this Article 8 is due are insufficient to pay in full all redemption payments to be paid on such date, those assets which are legally available shall be used to pay all redemption payments due on such date ratably in proportion to the full amounts to which the holders to which such redemption payments are due would otherwise be respectively entitled thereon. Thereafter, all assets of the Company that become legally available for the redemption of shares shall immediately be used to pay the redemption payment which the Company did not pay on the date that such redemption payments were due. Without limiting any rights of the holders of Series A Preferred Shares which are set forth in the Memorandum and Articles of Association, or are otherwise available under law, the balance of any shares subject to redemption hereunder with respect to which the Company has become obligated to pay the redemption payment but which it has not paid in full shall continue to have all the powers, designations, preferences and relative participating, optional, and other special rights (including, without limitation, rights to accrue dividends) which such shares had prior to such date, until the redemption payment has been paid in full with respect to such shares.

EXHIBIT A

EXHIBIT B

SERIES A WARRANTS

EXHIBIT B

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH WARRANT OR SECURITIES, OR DELIVERY OF AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT OR UNLESS SOLD IN FULL COMPLIANCE WITH RULE 144 UNDER THE ACT.

Warrant No. A-1

CHINA KANGHUI HOLDINGS

WARRANT TO PURCHASE SERIES A PREFERRED SHARES

[Closing Date]

THIS CERTIFIES THAT, for value received, IDG-Accel China Growth Fund L.P. (together with its successors, and permitted transferees and assigns, the “Warrantholder”) is entitled to subscribe for and purchase from China Kanghui Holdings, a Cayman Islands company (the “Company”) up to 8,848,888 fully paid and nonassessable Series A Preferred Shares of the Company (the “Warrant Shares”), subject to adjustment as provided herein. The per share exercise price (the “Exercise Price”) shall be US$0.0001. The term “Warrant” as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein. This Warrant is issued pursuant to the terms of that certain Share Purchase Agreement, dated as of July 10, 2006, by and among the Company, the Warrantholder and the other parties thereto (as amended from time to time, the “Share Purchase Agreement”). All capitalized terms used and not otherwise defined herein shall have the respective meanings given to them in the Share Purchase Agreement.

1. Term.

Subject to the terms hereof, the purchase right represented by this Warrant is exercisable by Warrantholder, in whole or in part, at any time and from time to time starting from the Commencement Date (as defined below) until the earlier of: (i) the two (2) year anniversary of the Commencement Date, or (ii) simultaneous with the closing of a merger, consolidation, acquisition of all or substantially all of the assets or capital stock, of the Company by another entity as a result of which: (x) the shareholders of the Company will own less than 50% of the voting capital stock of the surviving entity immediately after the transaction (other than in connection with bona fide equity financing transactions for capital raising purposes or a merger effected solely for the purpose of changing the domicile of the Company) and (y) the shareholders of the Company will receive (i) immediately available funds or (ii) securities which are not subject to an investment letter or similar restrictions on free marketability and which are actively traded on a securities exchange or over-the-counter (a “Reorganization”); provided, however, that the Company shall have delivered to Warrantholder notice of the Reorganization no less than thirty (30) days before the consummation of the Reorganization, such that the Warrantholder may elect to exercise this Warrant in accordance with the provisions of Section 2 hereof. For the purpose of this Warrant, the term “Commencement Date” shall mean the date on which the consolidated audited financial statements for the 2006 calendar year (the “Audited 2006 Financial Statements”) of the Domestic Entity (as defined in the Share Purchase Agreement) is issued by an internationally recognized accounting firm mutually agreed by the Company and Investors, provided, however, that the Commencement Date occurs only if the amount of the Domestic Entity’s Net Profit for the 2006 calender year as reported in the Audited 2006 Financial Statements (the “2006 Net Profit”) is less than US$5,576,200 (the “Estimated Net Profit”). The Company and the Warrantholder hereby agree that the 2006 Net Profit shall be deemed as US$576,200 even if it is actually less than US$576,200.

2. Exercise.

a. The purchase right represented by this Warrant may be exercised by the Warrantholder, in whole or in part and from time to time within the term provided in Section 1, by the surrender of this Warrant (together with the notice of exercise form attached hereto as Exhibit A, duly executed) at the principal office of the Company and by the payment to the Company, by check, bank draft or wire transfer, of an amount equal to the Exercise Price per share multiplied by the number of Shares then being purchased.

b. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the date on which this Warrant shall have been surrendered to the Company as provided in Section 2a above (the “Exercise Date”). At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in Section 2c below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

c. As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within ten (10) days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Warrantholder (or as such Warrantholder may otherwise direct): (i) certificate or certificates for the number of Warrant Shares to which the Warrantholder shall be entitled, and (ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, exercisable for the balance of any Warrant Shares purchasable under this Warrant.

3. Number of Warrant Shares. Upon the exercise of this Warrant, the number of Warrant Shares issuable hereunder shall be determined according to the following formula:

A = {[B/(1-C) - B] - D} x E/D

Where:

A	=	the number of Warrant Shares issuable

B	=	5,000,000 + 1,250,957

C	=	US$8,000,000 / (US$8,000,000 + FPMV) FPMV = 2006 Net Profit / US$5,576,200 x US$23,654,275

D	=	771,440 + 1,317,316

E	=	the number of Common Shares and Series A Preferred Shares held by the Warrantholder immediately prior to the exercise of this Warrant.

4. Stock Fully Paid; Reservation of Shares; No Impairment. All shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by the Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Series A Preferred Shares and Common Shares to provide for the exercise of the rights represented by this Warrant. The Company will not, by amendment of its constitutional documents or through any reorganization, recapitalization, transfer of assets, consolidation, amalgamation, merger, scheme of arrangement, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

5. Fractional Shares. No fractional Shares will be issued in connection with any exercise hereunder, and the Company shall in lieu thereof round such fractional share to the nearest whole share.

6. Registration Rights. The Company agrees that the Shares issued upon any exercise of this Warrant shall be subject to the registration rights set forth in that certain Investors’ Rights Agreement by and among the Company, the Warrantholder and other parties thereto dated as of July 10, 2006, as amended from time to time.

7. Rights as Shareholders. No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Series A Preferred Shares, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares shall have become deliverable, as provided herein.

8. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and the Warrantholder.

9. Lost Warrants or Stock Certificates. The Company covenants to the Warrantholder that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, or like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

10. Governing Law. This Warrant and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

11. Dispute Resolution. Any dispute, controversy or claim arising out of or relating to this Warrant, or the interpretation, breach, termination or validity hereof, shall be resolved pursuant to Section 8.4 of the Share Purchase Agreement.

11. Counterparts. This Warrant may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, this Warrant is executed effective as of the date first above written.

CHINA KANGHUI HOLDINGS

Name:
Title:

AGREED TO AND ACCEPTED:

WARRANTHOLDER:

IDG-ACCEL CHINA GROWTH FUND L.P.

By:
Name:
Title:

EXHIBIT A

NOTICE OF EXERCISE

To:	China Kanghui Holdings

[Address]

Attn:	Chief Executive Officer

1. The undersigned hereby elects to purchase [            ] shares of Series A Preferred Shares of China Kanghui Holdings pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below

Name:
Address:

3. The undersigned represents that the aforesaid shares being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

IDG-ACCEL CHINA GROWTH FUND L.P.

By:
Name:
Title:

EXHIBIT C

DISCLOSURE SCHEDULES

EXHIBIT C

EXHIBIT D

CAPITALIZATION TABLE

Immediately Prior to Closing:

Shareholders	Number of Shares	Percentage Holding
Jiang Yikang (蒋谊康)	600,000	12%
Shen Jiankai (沈建开)	400,000	8%
Zhao Gang (赵钢)	560,000	11.2%
Shi Wenmei (施文美)	520,000	10.4%
Jiang Songbo (蒋松波)	440,000	8.8%
Jiang Jianhua (蒋建华)	440,000	8.8%
Jiang Huiying (蒋惠英)	400,000	8%
Jiang Zhenyu (蒋震宇)	400,000	8%
Du Jun (杜军)	200,000	4%
Du Tingting (杜婷婷)	200,000	4%
Tan Yu (谈昱)	230,000	4.6%
Zhou Hua (周华)	240,000	4.8%
Huang Rengen (黄仁根)	101,244	2.02%
Yang Xiaohui (羊小惠)	200,000	4%
Xu Meizhen (徐美镇)	50,000	1%
Wang Jingbo	18,756	0.38%
Total:	5,000,000	100.0%

EXHIBIT D

Immediately Following Closing:

(assuming shareholder approval of ESOP)

Shareholders	Shares	Amount	Series A Closing
Jiang Yikang (蒋谊康)	600,000		7.1945%
Shen Jiankai (沈建开)	400,000		4.7963%
Zhao Gang (赵钢)	560,000		6.7149%
Shi Wenmei (施文美)	520,000		6.2352%
Jiang Songbo (蒋松波)	440,000		5.2760%
Jiang Jianhua (蒋建华)	440,000		5.2760%
Jiang Huiying (蒋惠英)	400,000		4.7963%
Jiang Zhenyu (蒋震宇)	400,000		4.7963%
Du Jun (杜军)	200,000		2.3982%
Du Tingting (杜婷婷)	200,000		2.3982%
Tan Yu (谈昱)	230,000		2.7579%
Zhou Hua (周华)	240,000		2.8778%
Huang Rengen (黄仁根)	101,244		1.2140%
Yang Xiaohui (羊小惠)	200,000		2.3982%
Xu Meizhen (徐美镇)	50,000		0.5995%
Wang Jingbo	18,756		0.2249%
ESOP	1,250,957		15.0000%
Investors’ Common Shares:
IDG Accel Fund:	482,150	1,875,000	5.7814%

IDG-Accel China Growth Fund L.P.	371,593	1,445,062	4.4557%

IDG-Accel China Growth Fund-A L.P.	75,939	295,313	0.9106%

IDG-Accel China Investors L.P.	34,618	134,625	0.4151%
TDF Capital:	289,290	1,125,000	3.4688%

TDF Capital China II, L.P.	277,892	1,080,675	3.3322%

TDF Capital Advisors, L.P.	11,398	44,325	0.1367%
Investors’ Series A Preferred Shares:
IDG Accel Fund:	823,322	3,125,000	9.8723%

IDG-Accel China Growth Fund L.P.	634,534	2,408,437	7.6086%

IDG-Accel China Growth Fund-A L.P.	129,673	492,188	1.5549%

IDG-Accel China Investors L.P.	59,115	224,375	0.7088%
TDF Capital:	493,994	1,875,000	5.9234%

TDF Capital China II, L.P.	474,530	1,801,125	5.6900%

TDF Capital Advisors, L.P.	19,464	73,875	0.2334%
Total:	8,339,713	8,000,000	100.0000%

EXHIBIT D

EXHIBIT E

INVESTORS’ RIGHTS AGREEMENT

INVESTORS’ RIGHTS AGREEMENT

THIS INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is made as of July 10, 2006, by and among China Kanghui Holdings, an exempt company organized and existing under the Laws of the Cayman Islands (the “Company”), and each of the parties set forth in Schedule A (each an “Investor”, and collectively, “Investors”).

RECITALS

WHEREAS the Company, Investors and certain other parties have entered that certain Share Purchase Agreement dated July 10, 2006 (the “Share Purchase Agreement”);

WHEREAS it is a condition precedent under the Share Purchase Agreement that the Company and Investors enter into this Agreement as an inducement for Investors to enter into the Share Purchase Agreement;

WHEREAS the parties hereto desire to enter into this Agreement on the terms and conditions set forth herein;

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises set forth herein and for other good and valuable consideration, the sufficiency and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Interpretation.

1.1 Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this Agreement, “control” means, when used with respect to any Person, power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Securities Law” means (i) with respect to any offering of securities in the United States of America, or any other act or omission within that jurisdiction, the securities Law of the United States, including the Exchange Act and the Securities Act, and any applicable Law of any State of the United States, and (ii) with respect to any offering of securities in any jurisdiction other than the United States of America, or any related act or omission in that jurisdiction, the applicable Laws of that jurisdiction.

“Board” means the board of directors of the Company.

“Commission” means (i) with respect to any offering of securities in the United States of America, the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act, and (ii) with respect to any offering of securities in a jurisdiction other than the United States of America, the regulatory body of the jurisdiction with authority to supervise and regulate the sale of securities in that jurisdiction.

“Common Shares” means the Common Shares, par value US$0.01 per share, of the Company.

“Common Shares Equivalents” means warrants, options and rights exercisable for Common Shares and securities convertible or exchangeable for Common Shares.

“Company Group” means the Company, the Domestic Entity and their respective Subsidiaries from time to time.

“Director” means a director of the Company.

“Domestic Entity” means Changzhou Kanghui Medical Innovation Co., Ltd., a wholly foreign owned enterprise organized and existing under the Laws of the PRC.

“Equity Securities” means any Common Shares or Common Shares Equivalents or other securities of the Company.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Form F-3” means Form F-3 promulgated by the SEC under the Securities Act or any successor form or substantially similar form then in effect.

“Form S-3” means Form S-3 promulgated by the SEC under the Securities Act or any successor form or substantially similar form then in effect.

“Governmental or Regulatory Authority” means any nation or government or any province or state or any other political subdivision thereof, or any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“Holders” means the holders of Registrable Securities and their permitted transferees.

“Initiating Holders” means, with respect to a request duly made under Section 2.1 or Section 2.2 to Register any Registrable Securities, the Holders initiating such request.

“IPO” means the first firm-commitment underwritten initial public offering of the Common Shares of the Company pursuant to a Registration Statement that is filed with and declared effective by either the SEC under the Securities Act or another Governmental or Regulatory Authority for a Registration in a jurisdiction other than the United States of America.

“Law” means any constitutional provision, statute or other law, rule, regulation, official policy or interpretation of any Governmental or Regulatory Authority.

“Person” means any natural person, limited liability company, joint stock company, joint venture, partnership, enterprise, trust, unincorporated organization or any other entity or organization.

“Preferred Shares” means the Company’s Series A Preferred Shares, par value US$0.01 per share, issued pursuant to the Share Purchase Agreement.

“Qualified IPO” means an IPO that values the Company at no less than US$150 million immediately prior to the IPO and that results in aggregate proceeds to the Company of US$30 million, net of Selling Expenses.

“Registration” means a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of that Registration Statement; and the terms “Register” and “Registered” have meanings correlative to the foregoing.

“Registrable Securities” means (i) the Common Shares issuable or issued upon conversion of the Preferred Shares and (ii) any Common Shares of the Company issued as (or issuable upon the conversion, exchange or exercise of any Common Share Equivalent issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i), excluding in all cases, however, any Registrable Securities sold by a Person in a transaction other than an assignment pursuant to Section 8.3.

“Registration Statement” means a registration statement prepared on Form F-1, F-2, F-3, S-1, S-2 or S-3 under the Securities Act, or on any comparable form in connection with registration in a jurisdiction other than the United States.

“SEC” means the Securities and Exchange Commission of the United States of America.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Selling Expenses” means, with respect to the issue or sale of any securities, any expenses payable directly or indirectly by the Company and any underwriting, brokerage or similar commissions, compensation, discounts or concessions paid or allowed by the Company in connection with such issue or sale.

“Subsidiary” means, with respect to any Person, any other Person directly or indirectly controlled by such Person.

“U.S. GAAP” means generally accepted accounting principles in the United States applied on a consistent basis.

1.2 Jurisdiction. The terms of this Agreement are drafted primarily in contemplation of a securities offerings in the United States of America. The parties recognize, however, the possibility that securities may be qualified or registered in a jurisdiction other than the United States of America for offering to the public or that the Company might effect an offering in the United States of America in the form of American Depositary Receipts (“ADRs”) or American Depositary Shares (“ADSs”). Accordingly:

(A) It is their intention that, whenever this Agreement refers to a Law, form, process or institution of the United States of America but the parties wish to effectuate qualification or registration in a different jurisdiction, reference in this Agreement to the Laws or institutions of the United States of America shall be read as referring, mutatis mutandis, to the comparable Laws or institutions of the jurisdiction in question; and

(B) It is agreed that the Company will not undertake any listing of ADRs, ADSs or any other security derivative of the Company’s Common Shares unless arrangements have been made reasonably satisfactory to a majority in interest of the Holders of then outstanding Registrable Securities to ensure that the spirit and intent of this Agreement will be realized and that the Company is committed to take such actions as are necessary such that the Holders will enjoy rights corresponding to the rights hereunder to sell their Registrable Securities in a public offering in the United States of America as if the Company had listed Common Shares in lieu of such derivative securities.

2. Demand Registration

2.1 Registration Other Than on Form F-3 or Form S-3. Subject to the terms of this Agreement, at any time or from time to time after the date six (6) months following an IPO, Holders holding twenty-five percent (25%) or more in voting power of the Registrable Securities may request the Company in writing to effect the Registration of Registrable Securities and/or ADSs. Upon receipt of such a request, the Company shall (a) promptly give written notice of the proposed Registration to all other Holders and (b) as soon as practicable, cause the Registrable Securities and/or ADSs specified in the request, together with any Registrable Securities and/or ADSs of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and/or qualified for sale and distribution in such jurisdictions as the Initiating Holders may reasonably request. The Company shall not be obligated to take any action to effect any Registration pursuant to this Section 2.1 after the Company has effected three (3) Registrations pursuant to this Section 2.1 (with ADSs and their underlying Common Shares constituting a single registration); provided that if the sale of all of the Registrable Securities sought to be included pursuant to this Section 2.1 is not consummated for any reason other than due to the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to this Section 2.1.

2.2 Registration on Form F-3 or Form S-3. Subject to the terms of this Agreement, at any time after an IPO, Holders may request in writing that the Company file a Registration Statement on Form F-3 or Form S-3 (or any successor form to Form F-3 or Form S-3, or any comparable form for Registration in a jurisdiction other than the United States), so long as the Company is entitled to use such form, for a public offering of all or part of the Registrable Securities. Upon receipt of such a request the Company shall (i) promptly give written notice of the proposed Registration to all other Holders and (ii) as soon as practicable, and in any event within sixty (60) days of the receipt of such request, cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and qualified for sale and distribution in such jurisdictions as the Initiating Holders may reasonably request. The Holders may at any time, and from time to time, require the Company to effect the Registration of Registrable Securities under this Section 2.2. However, the Company shall not be required to effect more than two Registrations pursuant to this Section 2.2 in any 12 month period; provided that if the sale of all of the Registrable Securities sought to be included pursuant to this Section 2.2 is not consummated for any reason other than due to the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute a Registration for purposes of this sentence.

2.3 Right of Deferral.

(A) The Company shall not be obligated to Register or qualify Registrable Securities pursuant to this Section 2:

(1) in any jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such Registration or qualification, unless the Company is already subject to service of process in such jurisdiction;

(2) if, within ten days of the receipt of any request of the Holders to Register any Registrable Securities under Section 2.1 or Section 2.2, the Company gives notice to the Initiating Holders of its bona fide intention to effect the filing for its own account of a Registration Statement within sixty (60) days of receipt of that request (other than a registration of securities in a transaction under Rule 145 of the Securities Act or an offering solely to employees), provided that the Company is actively employing in good faith all reasonable efforts to cause that Registration Statement to become effective; or

(3) within six (6) months immediately following the effective date of any Registration Statement pertaining to the securities of the Company (other than a registration of securities in a transaction (a) under Rule 145 of the Securities Act (or comparable provision under the Laws of another jurisdiction, as applicable) or (b) with respect to a Company benefit plan or under Form S-8 or Form F-8 or similar or successor registration statement).

(B) If, after receiving a request from Holders pursuant to Section 2.1 or Section 2.2, the Company furnishes to the Holders a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of the Company, it would be materially detrimental to the Company or its shareholders for a Registration Statement to be filed in the near future, the Company’s obligation to use its commercially reasonable efforts to file a Registration Statement shall be deferred for a period not to exceed ninety (90) days from the receipt of any request duly submitted by Holders under Section 2.1 or Section 2.2 to Register Registrable Securities; provided that the Company shall not exercise the right contained in this Section 2.3(b) more than once in any twelve (12) month period.

2.4 Underwritten Offerings. If, in connection with a request to Register Registrable Securities and/or ADSs (and underlying Common Shares) under Section 2.1 or Section 2.2, the Initiating Holders seek to distribute such Registrable Securities and/or ADSs in an underwriting, they shall so advise the Company as a part of the request, and the Company shall include such information in the written notice to the other Holders described in Sections 2.1 and 2.2. In such event, the right of any Holder to include its Registrable Securities and/or ADSs in such Registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities and/or ADSs in the underwriting (unless otherwise mutually agreed by Initiating Holders representing a majority in voting power of the Registrable Securities held by the Initiating Holders) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to Initiating Holders representing a majority in voting power of the Registrable Securities held by the Initiating Holders). Notwithstanding any other provision of this Agreement, if the managing underwriter advises the Company that marketing factors (including the aggregate number of securities requested to be Registered and the general condition of the market) require a limitation of the number of Equity Securities to be underwritten, the underwriters may exclude from the underwriting up to seventy percent (70%) of the Registrable Securities and/or ADSs requested to be Registered if so justified but only after excluding all other Equity Securities from the underwriting. If a limitation of the number of Registrable Securities and/or ADSs is required pursuant to this Section 2.4, the number of Registrable Securities and/or ADSs that may be included in the underwriting by selling Holders shall be allocated among such Holders, in proportion, as nearly as practicable, to the respective amounts of Registrable Securities and/or ADSs which the Holders would otherwise be entitled to include in the Registration. Any Registrable Securities and/or ADSs excluded or withdrawn from such underwriting shall be withdrawn from the Registration.

3. Piggyback Registrations.

3.1 Registration of the Company’s Securities. Subject to Section 3.3, if the Company proposes to Register for its own account any of its Equity Securities in connection with the public offering of such securities, the Company shall promptly give each Holder written notice of such Registration and, upon the written request of any Holder given within twenty (20) days after delivery of such notice, the Company shall use its reasonable best efforts to include in such Registration all Registrable Securities and/or ADSs thereby requested by such Holder.

3.2 Right to Terminate Registration. The Company shall have the right to terminate or withdraw any Registration initiated by it under Section 3.1 prior to the effectiveness of such Registration, whether or not any Holder has elected to participate therein. The expenses of such withdrawn Registration shall be borne by the Company in accordance with Section 4.3.

3.3 Underwriting Requirements.

(A) In connection with any offering involving an underwriting of the Company’s Equity Securities or ADSs (and underlying Common Shares), the Company shall not be required to Register the Registrable Securities and/or ADSs of a Holder under this Section 3 unless such Holder’s Registrable Securities and/or ADSs are included in the underwriting and such Holder enters into an underwriting agreement in customary form with the underwriters selected by the Company and setting forth such terms for the underwriting as have been agreed upon between the Company and the underwriters. In the event the underwriters advise Holders seeking Registration of Registrable Securities and/or ADSs pursuant to this Section 3 in writing that market factors (including the aggregate number of Registrable Securities requested to be Registered and the general condition of the market) require a limitation of the number of Equity Securities to be underwritten, the underwriters may exclude from the Registration up to seventy percent (70%) of the Registrable Securities and/or ADSs requested to be Registered and underwriting if so justified but only after excluding all other Equity Securities (except for securities to be offered by the Company) from the Registration and underwriting.

(B) If a limitation of the number of Registrable Securities is required pursuant to paragraph (a), the number of Registrable Securities that may be included in the Registration and underwriting by selling Holders shall be allocated among such Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities which the Holders would otherwise be entitled to include in the Registration.

(C) If any Holder disapproves of the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least seven (7) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from the underwriting shall be withdrawn from the Registration.

3.4 Exempt Transactions. The Company shall have no obligation to Register any Registrable Securities under this Section 3 in connection with a Registration by the Company (i) relating solely to the sale of securities to participants in a Company stock plan, (ii) relating to a corporate reorganization, (iii) relating to transactions under Rule 145 of the Securities Act (or comparable provision under the Laws of another jurisdiction, as applicable) or with respect to a Company benefit plan or under Form S-8 or Form F-8 or similar or successor registration statement, or (iv) on any form that does not include substantially the same information as would be required to be included in a Registration Statement covering the sale of the Registrable Securities.

4. Procedures.

4.1 Registration Procedures and Obligations. Whenever required under this Agreement to effect the Registration of any Registrable Securities held by the Holders, the Company shall, as expeditiously as possible:

(A) Prepare and file with the SEC a Registration Statement with respect to those Registrable Securities and use its reasonable best efforts to cause that Registration Statement to become effective, and, upon the request of the Holders holding a majority of the Registrable Securities Registered thereunder, keep the Registration Statement effective for up to one hundred and twenty (120) days or, if earlier, until the distribution thereunder has been completed; provided that (i) such period shall be extended for a period of time equal to the period any Holder refrains from selling any Registrable Securities in such Registration at the written request of the underwriters(s) for such Registration and (ii) in the case of any Registration of Registrable Securities on Form S-3, Form F-3 or a comparable form in a jurisdiction other than the United States that are intended to be offered on a continuous or delayed basis, such 120 day period shall be extended, if necessary, to keep the Registration Statement or such comparable form, as the case may be, effective until all such Registrable Securities are sold;

(B) Prepare and file with the SEC amendments and supplements to that Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of Applicable Securities Law with respect to the disposition of all securities covered by the Registration Statement;

(C) Furnish to the Holders the number of copies of a prospectus, including a preliminary prospectus, required by Applicable Securities Law, and any other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(D) Use its reasonable best efforts to Register and qualify the securities covered by the Registration Statement under the securities Laws of any jurisdiction, as reasonably requested by the Holders, provided that the Company shall not be required to qualify to do business or file a general consent to service of process in any such jurisdictions, and provided further that in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling shareholders, those expenses shall be payable pro rata by selling shareholders;

(E) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of the offering;

(F) Notify each Holder of Registrable Securities covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under Applicable Securities Law or of the happening of any event as a result of which any prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(G) Provide a transfer agent and registrar for all Registrable Securities Registered pursuant to the Registration Statement and, where applicable, a CUSIP number for all those Registrable Securities, in each case not later than the effective date of the Registration;

(H) Furnish, at the request of any Holder requesting Registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered for sale in connection with a Registration pursuant to this Agreement, (i) an opinion, dated the date of the sale, of the counsel representing the Company for the purposes of the Registration, in form and substance as is customarily given to underwriters in an underwritten public offering; and (ii) a comfort letter dated the date of the sale, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters; and

(I) Take all reasonable action necessary to list the Registrable Securities on the primary exchange upon which the Company’s securities are then traded or in connection with any IPO, the primary exchange upon which the Company’s securities will be traded.

4.2 Information From Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the Registration of such Holder’s Registrable Securities.

4.3 Expenses of Registration. All expenses, other than Selling Expenses with respect to Registrable Securities of the Holders included within the Registration (which shall be borne by the respective holders thereof), incurred in connection with Registrations, filings or qualifications pursuant to this Agreement, including (without limitation) all Registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and reasonable fees and disbursements for the Holders that have included Registrable Securities in the Registration, shall be borne by the Company.

4.4 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any Registration as the result of any controversy that may arise with respect to the interpretation or implementation of this Agreement.

5. Indemnification.

5.1 Company Indemnity.

(A) To the maximum extent permitted by Law, the Company will indemnify and hold harmless each Holder, such Holder’s officers, directors, shareholders, legal counsel and accountants, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter against any losses, claims, damages or liabilities (joint or several) to which they may become subject under Laws which are applicable to the Company and relate to action or inaction required of the Company in connection with any Registration, qualification, or compliance, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws. The Company will reimburse each such Holder, underwriter or controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

(B) The indemnity agreement contained in this Section 5.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such Registration by any such Holder, underwriter or controlling Person.

5.2 Holder Indemnity.

(A) To the maximum extent permitted by Law, each selling Holder will indemnify and hold harmless the Company, its directors, officers, legal counsel and accountants, any underwriter, any other Holder selling securities in connection with such Registration and each Person, if any, who controls (within the meaning of the Securities Act) the Company, such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing Persons may become subject, under Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such Registration; and each such Holder will reimburse any Person intended to be indemnified pursuant to this Section 5.2, for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability or action. No Holder’s liability under this Section 5.2 shall exceed the net proceeds (less underwriting discounts and selling commissions) received by such Holder from the offering of securities made in connection with that Registration; provided, however, such limitation shall not apply in the case of willful fraud by such Holder.

(B) The indemnity contained in this Section 5.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld or delayed).

5.3 Notice of Indemnification Claim. Promptly after receipt by an indemnified party under Section 5.1 or Section 5.2 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under Section 5.1 or Section 5.2, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnifying parties. An indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 5, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5.

5.4 Contribution. If any indemnification provided for in Section 5.1 or Section 5.2 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided that no contribution by any Holder, when combined with any amounts paid by such Holder pursuant to Section 5.2, shall exceed the net proceeds (less underwriting discounts and selling commissions) from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

5.5 Underwriting Agreement. To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

5.6 Survival. The obligations of the Company and Holders under this Section 5 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement, and otherwise.

6. Additional Undertakings.

6.1 Reports Under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any comparable provision of any Applicable Securities Law that may at any time permit an Holder to sell securities of the Company to the public without Registration or pursuant to a Registration on Form F-3 or Form S-3 as applicable (or any successor form, or any comparable form for Registration in a jurisdiction other than the United States), the Company agrees to:

(A) make and keep public information available, as those terms are understood and defined in Rule 144 (or comparable provision under Applicable Securities Laws in any jurisdiction where the Company’s securities are listed), at all times following ninety (90) days after the effective date of an IPO;

(B) file with the SEC in a timely manner all reports and other documents required of the Company under all Applicable Securities Laws; and

(C) at any time following ninety (90) days after the effective date of the IPO, promptly furnish to any Holder holding Registrable Securities, upon request (i) a written statement by the Company that it has complied with the reporting requirements of all Applicable Securities Laws at any time after it has become subject to such reporting requirements or, at any time after so qualified, that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 or Form S-3 as applicable (or any successor form, or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s securities are listed), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents as may be filed by the Company with the SEC, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC, that permits the selling of any such securities without Registration or pursuant to such form.

6.2 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority in voting power of the Registrable Securities, enter into any agreement with any holder or prospective holder of any Equity Securities of the Company that would allow such holder or prospective holder (a) to include such securities in any Registration filed under Section 2 or 3, unless under the terms of such agreement such holder or prospective holder may include such Equity Securities in any such Registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included, or (b) to demand Registration of their securities.

6.3 “Market Stand-Off” Agreement. Each Holder agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed 180 days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Equity Securities (whether then owned or thereafter acquired) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Equity Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Equity Securities or such other securities, in cash or otherwise, but only if each officer, director, and holder of more than one percent (1%) of the fully-diluted, as-converted share capital of the Company is similarly restricted. The underwriters in connection with the Company’s IPO are intended third party beneficiaries of this Section 6.3 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other Person subject to the foregoing restriction) until the end of such period.

6.4 Termination of Registration Rights. The registration rights set forth in Section 2 and Section 3 of this Agreement shall terminate on the date that is two (2) years from the date of closing of a Qualified IPO.

6.5 Exercise of Preferred Shares. Notwithstanding anything to the contrary provided in this Agreement, the Company shall have no obligation to Register Registrable Securities which, if constituting Common Share Equivalents, have not been exercised, converted or exchanged, as applicable, for Common Shares.

6.6 Appointment of Series A Directors. For so long as the Series A Preferred Shares remain outstanding, the holders of such Series A Preferred Shares shall be collectively entitled to nominate Directors from time to time to occupy three (3) seats of the Board (the “Series A Directors”), to remove any Directors occupying such positions and to fill any vacancy caused by the resignation, death or removal of Directors occupying such positions. As of the Closing of the transactions contemplated by the Share Purchase Agreement, the Company shall have elected three (3) Series A Directors as nominated by Investors, provided that IDG-Accel China Growth Fund L.P., IDG-Accel China Growth Fund-A L.P. and IDG-Accel China Investors L.P. shall be collectively entitled to nominate two (2) Directors, and TDF Capital China II, L.P. and TDF Capital Advisors, L.P. shall be collectively entitled to nominate one (1) Director. The rights to nominate Directors set forth in this Section 6.6 shall terminate upon the closing of a Qualified IPO.

6.7 Expenses, Indemnification and D&O Liability Insurance. Subject to the constitutional documents of the Company, the Company shall reimburse the Directors for all reasonable expenses relating to all Board activities, including, without limitation, expenses or fees incurred in relation to attending the Board meetings or meetings of any committee. The Company shall indemnify the Directors to the fullest extent permissible under applicable Laws, and shall cause its successor or any purchaser of all or substantially all of its assets to assume such obligation with respect to indemnification of the Directors. For as long as any representative of Investors remain on the Board, the Company shall obtain and maintain adequate liability insurance for the Company’s Directors and officers.

7. Information and Inspection Rights.

7.1 Delivery of Financial Statements and other Information. The Company shall deliver to each Holder of more than fifteen thousand (15,000) Preferred Shares, as adjusted for any share split, share dividend, combination, recapitalization or similar transaction (a “Major Holder”):

(A) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, consolidated and consolidating income statements and statements of cash flows for the Company and the Company Group for such fiscal year and consolidated and consolidating balance sheets for the Company and the Company Group as of the end of the fiscal year, all prepared in accordance with U.S. GAAP consistently applied in accordance with prior practice, and audited and certified by a “big 4” international accounting firm of the Company’s choice, together with a management report including a comparison of financial results with the applicable budget, all prepared in English;

(B) as soon as practicable, but in any event within thirty (30) days after the end of each fiscal quarter of the Company, consolidated and consolidating unaudited income statements and statements of cash flows for such fiscal quarter and consolidated and consolidating unaudited balance sheets for the Company and the Company Group as of the end of such fiscal quarter, all prepared in accordance with U.S. GAAP consistently applied in accordance with prior practice, and certified by the chief financial officer of the Company, together with a management report including a comparison of financial results with the applicable budget, all prepared in English;

(C) as soon as practicable, but in any event within fifteen (15) days of the end of each month, consolidated and consolidating unaudited income statements and statements of cash flows for such month and consolidated and consolidating unaudited balance sheets for the Company and the Company Group as of the end of such month, all prepared in accordance with U.S. GAAP consistently applied in accordance with prior practice, and certified by the chief financial officer of the Company, together with a management report including a comparison of financial results with the applicable budget, all prepared in English;

(D) as soon as practicable, but in any event at least thirty (30) days prior to the end of each fiscal year, a budget and business plan for the succeeding fiscal year for the Company and the Company Group, setting forth for each quarter during such succeeding fiscal year projected revenues, profits and operating expenses, and certified by the chief financial officer of the Company;

(E) copies of any reports filed by the Company with any relevant securities exchange, regulatory authority or governmental agency, copies of any such reports or documents, provided that such reports or other documents are not available to the public; and

(F) copies of all other documents or other information sent to any Person in such Person’s capacity as a shareholder of the Company, and notice of any material liabilities incurred by or threatened against, and any material lawsuit or other material claim filed or threatened against, the Company or any Company Group.

7.2 Inspection and Management Meetings. The Company shall permit each Major Holder, at such Major Holder’s expense, to visit and inspect any of the properties and examine the books of account and records of the Company or any Company Group and discuss the affairs, finances and accounts of such companies with the directors, officers, employees, accountants, legal counsel and investment bankers of such companies, all at such reasonable times as may be requested by the Major Holder. The Company shall cause each Company Group to permit each Major Holder to attend its monthly management meetings.

7.3 Termination of Information and Inspection Covenants. The covenants set forth in Sections 7.1 and 7.2 shall terminate as to Major Holders and be of no further force or effect upon the closing of a Qualified IPO.

7.4 Governmental/Securities Filings. For three (3) years after the time when the Company becomes subject to the filing requirements of the Exchange Act or any other organized securities exchange, as long as a Major Holder continues to hold any Preferred Shares, the Company will deliver to such Major Holder copies of, or provide a link on its public website to, any quarterly, annual, extraordinary, or other reports filed by the Company with the SEC or any other relevant securities exchange, regulatory authority or government agency, and copies of any annual reports to the members or other materials delivered to any other shareholder.

7.5 United States Tax Matters.

(A) For purposes of this Section 7.5:

“U.S. Investor” means (a) any Investor that is a United States person and (b) any Investor that is an entity treated as a foreign partnership for U.S. federal income tax purposes, one or more of the owners of which are United States persons; and

“United States person” means any person described in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”).

(B) Classification for U.S. Tax Purposes. The Company and each of its Subsidiaries will not take any action inconsistent with the treatment of the Company as a corporation for U.S. federal income tax purposes and will not elect to be treated as an entity other than corporation for U.S. federal income tax purposes. The Company and each of its Subsidiaries shall, if requested by a U.S. Investor, cooperate in determining whether it would be desirable, reasonable and appropriate for the Company and/or any Subsidiary to elect to be classified as a partnership or branch for U.S. federal income tax purposes and, if so, to take all reasonable steps to cause any such elections to be made.

(C) Passive Foreign Investment Company. The Company will use, and will cause each Subsidiary to use, commercially reasonable efforts to avoid classification as a “passive foreign investment company” (a “PFIC”), as defined by the Code, for the current year or any subsequent year. The Company agrees to make available to any U.S. Investor upon request, the books and records of the Company and its Subsidiaries, and to provide information to such U.S. Investor pertinent to the Company’s or any Subsidiary’s status or potential status as a PFIC. Upon a determination by the Company, any U.S. Investor or any taxing authority that the Company or any Subsidiary has been or is likely to become a PFIC, the Company will provide such U.S. Investor with all information reasonably available to the Company or any of its Subsidiaries to permit such U.S. Investor to (i) accurately prepare all tax returns and comply with any reporting requirements as a result of such determination and (ii) make any election (including, without limitation, a “qualified electing fund” election under Section 1295 of the Code), with respect to the Company or any of its direct or indirect subsidiaries, and comply with any reporting or other requirements incident to such election. If a determination is made by the Company, any U.S. Investor or any taxing authority that the Company is a PFIC for a particular year, then for such year and for each year thereafter, the Company will also provide each known U.S. Investor with a completed “PFIC Annual Information Statement” as required by Treasury Regulation Section 1.1295-1(g) and otherwise comply with applicable Treasury Regulation requirements. The Company will promptly notify the U.S. Investors of any assertion by the Internal Revenue Service that the Company or any of its Subsidiaries is or is likely to become a PFIC.

(D) Controlled Foreign Corporation. The Company shall: (a) furnish to each U.S. Investor upon its reasonable request, on a timely basis, and at the Company’s expense, all information necessary to satisfy the U.S. income tax return filing requirements of such U.S. Investor (and each “United States shareholder” of the Company as defined by Section 951(b) of the Code that owns a direct or indirect interest in such U.S. Investor (a “U.S. Shareholder”) arising from its investment in the Company and relating to the Company’s classification as a “controlled foreign corporation” (a “CFC”) as defined by the Code; and (b) use commercially reasonable efforts to avoid generating for any taxable year in which the Company is a CFC, amounts includible in the income of a U.S. Investor or U.S. Shareholder pursuant to Section 951 of the Code. If the Company ceases to be a CFC at any time, the Company will provide prompt written notice to known U.S. Investors if at any time thereafter the Company becomes aware that it or any Subsidiary has become a CFC. Upon written request of a U.S. Investor from time to time, subject to obtaining the consent of its shareholders to release such information, the Company will promptly provide in writing such information in its possession concerning its shareholders and, to the Company’s actual knowledge, the direct and indirect interest holders in each shareholder sufficient for such U.S. Investor to determine whether the Company is a CFC.

(E) Compliance. The Company will comply and will cause its Subsidiaries to comply with all record-keeping, reporting, and other requests necessary for the Company and its Subsidiaries to allow any U.S. Investor to comply with any applicable U.S. federal income tax Law. The Company will also provide any known U.S. Investor with any information reasonably requested to allow such investor to comply with any applicable U.S. federal income tax Law, including but not limited to information relating to the transfer of any equity interests of the Company (or any Subsidiary) and the issuance or redemption by the Company (or any Subsidiary) of any equity interests.

7.6 Post-Qualified IPO Obligations. For three (3) years following a Qualified IPO, the Company shall deliver to each Major Holder copies of, where applicable, the Company and Company Group’ Annual Reports to shareholders and quarterly and interim reports to shareholders and all other filings with the SEC or any other regulatory agency, securities exchange or governmental agency promptly after such documents are filed.

8. Miscellaneous.

8.1 Governing Law. This Agreement shall be governed by and construed under the Laws of the State of New York, without giving effect to the principles of conflicts of law thereunder.

8.2 Dispute Resolution.

(A) Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall first be subject to resolution through consultation of the parties to such dispute, controversy or claim. Such consultation shall begin within seven (7) days after one party hereto has delivered to the other party hereto a written request for such consultation. If within thirty (30) days following the commencement of such consultation the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of either party with notice to the other.

(B) The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “Centre”). There shall be a single arbitrator. If the parties do not agree to appoint an arbitrator who has consented to participate within thirty (30) days after a notice of arbitration, the relevant appointment shall be made by the Secretary General of the Centre.

(C) The arbitration proceedings shall be conducted in English. The arbitration tribunal shall apply the Arbitration Rules of the United Nations Commission on International Trade Law, as in effect at the time of the arbitration. However, if such rules are in conflict with the provisions of this Section 8.2, including the provisions concerning the appointment of arbitrators, the provisions of this Section 8.2 shall prevail.

(D) The arbitrators shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive Law of the State of New York and shall not apply any other substantive Law.

(E) Each party to an arbitration hereunder shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such party.

(F) The award of the arbitration tribunal shall be final and binding upon the disputing parties, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

(G) Either party shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

8.3 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The rights of any Holder hereunder are only assignable (i) by such Holder to any other Holder, (ii) to an Affiliate of such Holder, or (iii) to an assignee or transferee who acquires Equity Securities held by such Holder, and each such assignee shall execute a joinder agreement and become a party to this Agreement as a Holder. This Agreement and the rights and obligations of any party hereunder shall not otherwise be assigned without written consent of the other parties.

8.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any counterpart or other signature delivered by facsimile shall be deemed for all purposes as being good and valid execution and delivery of this Agreement by that party.

8.5 Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.6 Notices. Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to the address as shown below the signature of such party on the signature page of this Agreement (or at such other address as such party may designate by 15 days’ advance written notice to the other parties to this Agreement given in accordance with this Section). Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and to have been effected at the expiration of two days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid.

8.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the parties hereto.

8.8 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be valid, legal, and enforceable under all applicable Laws. If, however, any provision of this Agreement shall be invalid, illegal, or unenforceable under any such applicable Law in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such Law, or, if for any reason it is not deemed so modified, it shall be invalid, illegal, or unenforceable only to the extent of such invalidity, illegality, or limitation on enforceability without affecting the remaining provisions of this Agreement, or the validity, legality, or enforceability of such provision in any other jurisdiction.

8.9 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter of this Agreement. Any prior or contemporaneous agreement, discussion, understanding or correspondence among the parties (including any prior representations or warranties given by the parties) regarding the subject matter of this Agreement is superseded by this Agreement.

8.10 Further Assurances. From and after the date hereof, the parties hereto shall execute and deliver such instruments, documents or other writings, and shall take such further actions, as may be reasonably necessary or desirable to carry out and to effectuate fully the intent and purpose of this Agreement.

8.11 Rights Cumulative. Each and all of the various rights, powers and remedies of a party hereto will be considered to be cumulative with and in addition to any other rights, powers and remedies which such party may have at Law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

8.12 Interpretation. Unless a provision hereof expressly provides otherwise: (i) the term “or” is not exclusive; (ii) words in the singular include the plural, and words in the plural include the singular; (iii) the terms “herein,” “hereof,” and other similar words refer to this Agreement as a whole and not to any particular section, subsection, paragraph, clause, or other subdivision; (iv) the term “including” will be deemed to be followed by “, but not limited to,”; (v) the masculine, feminine, and neuter genders will each be deemed to include the others; (vi) the terms “shall,” “will,” and “agrees” are mandatory, and the term “may” is permissive; (vii) the term “day” means “calendar day”, and (viii) all references to dollars are to currency of the United States of America.

8.13 No Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy power hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

8.14 No Presumption. The parties acknowledge that any applicable Law that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. If any claim is made by a party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any party or its counsel.

8.15 Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damage for which it would not have an adequate remedy at Law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at Law or in equity.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Company:

CHINA KANGHUI HOLDINGS

By:
Name:
Capacity:

Contact Address:

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Investors:

IDG-ACCEL CHINA GROWTH FUND L.P.

By:
Name:
Capacity:

IDG-ACCEL CHINA GROWTH FUND-A L.P.

By:
Name:
Capacity:

IDG-ACCEL CHINA INVESTORS L.P.

By:
Name:
Capacity:

The contact address for each Investors is:

TDF CAPITAL CHINA II, L.P.

By:
Name:
Capacity:

Contact Address:

TDF CAPITAL ADVISORS, L.P.

By:
Name:
Capacity:

Contact Address:

SCHEDULE A

INVESTORS

IDG-Accel China Growth Fund L.P.

IDG-Accel China Growth Fund-A L.P.

IDG-Accel China Investors L.P.

TDF Capital China II, L.P.

TDF Capital Advisors, L.P.

EXHIBIT F

SHARE RESTRICTION AGREEMENT

SHARE RESTRICTION AGREEMENT

THIS SHARE RESTRICTION AGREEMENT (this “Agreement”) is made as of July 10, 2006, by and among China Kanghui Holdings, an exempt company organized and existing under the Laws of the Cayman Islands (the “Company”), each of the parties set forth in Schedule A (each a “Restricted Holder”, and collectively, “Restricted Holders”), and each of the parties set forth in Schedule B (each an “Investor”, and collectively, “Investors”).

RECITALS

WHEREAS the Company, Investors, the Restricted Holders and certain other parties have entered that certain Share Purchase Agreement dated July 10, 2006 (the “Share Purchase Agreement”);

WHEREAS it is a condition precedent under the Share Purchase Agreement that the Company, Restricted Holders and Investors enter into this Agreement as an inducement for Investors to enter into the Share Purchase Agreement;

WHEREAS the parties hereto desire to enter into this Agreement on the terms and conditions set forth herein;

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises set forth herein and for other good and valuable consideration, the sufficiency and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Interpretation.

For purposes of this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this Agreement, “control” means, when used with respect to any Person, power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

“Governmental or Regulatory Authority” means any nation or government or any province or state or any other political subdivision thereof, or any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“IPO” means the first firm-commitment underwritten initial public offering of the Common Shares of the Company on the New York Stock Exchange, the Nasdaq Stock Market’s National Market System, the Main Board of the Hong Kong Stock Exchange or any other exchange of the recognized international reputation and standing duly approved by the Company’s Board of Directors.

“Law” means any constitutional provision, statute or other law, rule, regulation, official policy or interpretation of any Governmental or Regulatory Authority.

“Net Asset Value Per Share” means the net asset value of the Company divided by the number of Common Shares outstanding, as of the end of the month immediately prior to the Closing (as defined in the Share Purchase Agreement).

“Permitted Transferee” means a transferee of Shares through (i) a transfer by will or under the Laws of descent and distribution; or (ii) a transfer by a Restricted Holder of the Shares to any spouse or member of such Restricted Holder’s immediate family, or to a custodian, trustee, executor, or other fiduciary for the account of such Restricted Holder’s spouse or members of such Restricted Holder’s immediate family, or to a trust for such Restricted Holder’s own self, or a charitable remainder trust.

“Person” means any natural person, limited liability company, joint stock company, joint venture, partnership, enterprise, trust, unincorporated organization or any other entity or organization.

“Qualified IPO” means an IPO that values the Company at no less than US$150 million immediately prior to the IPO and that results in aggregate proceeds to the Company of US$30 million, net of Selling Expenses.

“Shares” means the Common Shares, par value US$0.01 per share, of the Company.

“Selling Expenses” means, with respect to the issue or sale of any securities, any expenses payable directly or indirectly by the Company and any underwriting, brokerage or similar commissions, compensation, discounts or concessions paid or allowed by the Company in connection with such issue or sale.

“Series A Preferred Shares” means the Company’s Series A Preferred Shares, par value US$0.01 per share, issued pursuant to the Share Purchase Agreement.

2. Prohibition on Transfer of Shares

2.1 Prohibition on Transfer. Restricted Holders may not sell, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of in any way, all or any part of any interest in the Restricted Shares (as defined below) now or hereafter owned or held by such Restricted Holders. Shares held by a Restricted Holder that are not Restricted Shares (the “Vested Shares”) shall be transferable by such Restricted Holder subject to the terms of that certain Right of First Refusal and Co-Sale Agreement entered into currently with this Agreement by and among the Company, Investors, Restricted Holders and certain other parties (the “Right of First Refusal and Co-Sale Agreement”). It shall be a condition to any transfer of Shares that the transferee of the Shares shall execute such documents as the Company reasonably may require to ensure that the Company’s rights under this Agreement adequately are protected with respect to such Shares, including, without limitation, the transferee’s agreement to be bound by all of the terms and conditions of this Agreement, as if he, she or it were the original holder of such Shares. Any sale, assignment, transfer, pledge, hypothecation or other encumbrance or disposition of Shares not made in conformance with this Agreement and the Right of First Refusal and Co-Sale Agreement shall be null and void, shall not be recorded on the books of the Company and shall not be recognized by the Company.

2.2 Escrow. Upon the execution of this Agreement, each Restricted Holder shall deposit the certificates representing all Shares (together with an Assignment Separate from Certificate executed by the Restricted Holder in blank in the form attached hereto as Exhibit A with respect to such certificates) in escrow with the Company to be held and transferred only in accordance with the provisions of this Agreement. Such Restricted Holder shall immediately deliver to the Company, to be similarly held in escrow, any new, substituted or additional securities or other property described in Section 3.6. All regular cash dividends on Shares (or other securities at the time held in escrow) shall be paid directly to Restricted Holders and shall not be held in escrow. All Shares, together with any other assets or securities held in escrow hereunder, shall be released to Restricted Holders when such Shares are no longer subject to the Repurchase Option (as defined below), or when such Shares are properly transferred in compliance with this Agreement and with the Right of First Refusal and Co-Sale Agreement, or when otherwise agreed by Investors in writing.

2.3 Legend. Each existing or replacement certificate for shares now owned or hereafter acquired by the Restricted Transferors shall bear the following legend:

“THE SALE, PLEDGE, HYPOTHECATION, ASSIGNMENT OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN SHARE RESTRICTION AGREEMENT BY AND BETWEEN THE SHAREHOLDER, THE COMPANY AND CERTAIN HOLDERS OF SHARES OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

3. Repurchase Option

3.1 General. All of the Shares held by each Restricted Holder or one or more of such Restricted Holder’s Permitted Transferees, unless vested pursuant to Section 3.2 below, shall be deemed as “Restricted Shares” and be subject to the right of the Company to repurchase (the “Repurchase Option”).

3.2 Vesting. If a Restricted Holder remains holding the Shares of the Company, 33.33% of the total Restricted Shares held by such Restricted Holder shall become Vested Shares on the one (1) year anniversary of the date of the Closing of the transactions contemplated by the Share Purchase Agreement. Thereafter, 33.33% of the total Restricted Shares held by such Restricted Holder shall become Vested Shares and shall no longer be deemed Restricted Shares at the end of each subsequent year of continuous shareholding by such Restricted Holder, so that at the end of three (3) years of continuous shareholding in the Company, the entirety of the Restricted Shares held by such Restricted Holder shall have become Vested Shares and shall no longer be deemed Restricted Shares. Notwithstanding the foregoing, all the Restricted Shares shall be deemed vested upon a Qualified IPO.

3.3 Approved Transfer. In the event that a Restricted Holder’s proposed transfer of the Restricted Shares held by such Restricted Holder has been approved by a majority of the Company’s board of directors, which majority shall include two (2) directors appointed by Investors (any transfer approved pursuant to this Section 3.3, an “Approved Transfer”), the Company shall have an irrevocable, exclusive option to repurchase all or any portion of the Restricted Shares at a price equal to the product of the Net Asset Value Per Share multiplied by the number of the Restricted Shares to be repurchased.

3.4 Mechanism of Repurchase. Within ninety (90) days following the date on which the Company’s board of directors approves an Approved Transfer (the “Repurchase Period”), the Company may exercise the Repurchase Option by written notice delivered or mailed to the relevant Restricted Holder. At the Company’s option, the aggregate repurchase price of the Shares being repurchased may be paid: (i) by delivery with such notice of a check to such Restricted Holder or his executor, or (ii) by cancellation by the Company of an amount of such Restricted Holder’s indebtedness to the Company, or (iii) by a combination of (i) and (ii) so that the combined payment and cancellation of indebtedness equals such repurchase price. Upon delivery of such notice and so long as the Company makes available payment of the repurchase price as provided herein, the repurchase shall be deemed completed, and the Shares being repurchased and all rights and interests therein shall be canceled, and the Restricted Holder shall no longer be considered the owner of those Shares repurchased for record or any other purposes and will be entitled thereafter only to receipt of the purchase price for the Shares repurchased.

3.5 Non-Exercise of Repurchase Option. The Company may, with the consent of Investors, designate and assign one or more employees, officers or shareholders of the Company or other persons or organizations to exercise all or a part of the Company’s purchase rights under this Agreement and purchase all or a part of such Shares to be transferred under an Approved Transfer during the Repurchase Period. If the Company or its assignee has not elected to exercise the purchase rights during the Repurchase Period, then, after the expiration of the Repurchase Period, all Shares of such Restricted Holder that are not repurchased pursuant to this Agreement shall no longer be subject to the Repurchase Option.

3.6 Add Additional Shares or Substituted Securities. In the event of the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, the Repurchase Option under this Section 3 shall apply mutatis mutandis to any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) that by reason of such transaction are distributed with respect to any Shares held by any Restricted Holder, to the same extent as such Shares. All such additional and substituted securities or other property shall be deposited in escrow pursuant to Section 2.2.

4. Miscellaneous.

4.1 Governing Law. This Agreement shall be governed by and construed under the Laws of the State of New York, without giving effect to the principles of conflicts of law thereunder.

4.2 Dispute Resolution.

(A) Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall first be subject to resolution through consultation of the parties to such dispute, controversy or claim. Such consultation shall begin within seven (7) days after one party hereto has delivered to the other party hereto a written request for such consultation. If within thirty (30) days following the commencement of such consultation the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of either party with notice to the other.

(B) The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “Centre”). There shall be a single arbitrator. If the parties do not agree to appoint an arbitrator who has consented to participate within thirty (30) days after a notice of arbitration, the relevant appointment shall be made by the Secretary General of the Centre.

(C) The arbitration proceedings shall be conducted in English. The arbitration tribunal shall apply the Arbitration Rules of the United Nations Commission on International Trade Law, as in effect at the time of the arbitration. However, if such rules are in conflict with the provisions of this Section 4.2, including the provisions concerning the appointment of arbitrators, the provisions of this Section 4.2 shall prevail.

(D) The arbitrators shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive Law of the State of New York and shall not apply any other substantive Law.

(E) Each party to an arbitration hereunder shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such party.

(F) The award of the arbitration tribunal shall be final and binding upon the disputing parties, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

(G) Either party shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

4.3 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any counterpart or other signature delivered by facsimile shall be deemed for all purposes as being good and valid execution and delivery of this Agreement by that party.

4.5 Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.6 Notices. Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to the address as shown below the signature of such party on the signature page of this Agreement (or at such other address as such party may designate by 15 days’ advance written notice to the other parties to this Agreement given in accordance with this Section). Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and to have been effected at the expiration of two days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid.

4.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the parties hereto.

4.8 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be valid, legal, and enforceable under all applicable Laws. If, however, any provision of this Agreement shall be invalid, illegal, or unenforceable under any such applicable Law in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such Law, or, if for any reason it is not deemed so modified, it shall be invalid, illegal, or unenforceable only to the extent of such invalidity, illegality, or limitation on enforceability without affecting the remaining provisions of this Agreement, or the validity, legality, or enforceability of such provision in any other jurisdiction.

4.9 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter of this Agreement. Any prior or contemporaneous agreement, discussion, understanding or correspondence among the parties (including any prior representations or warranties given by the parties) regarding the subject matter of this Agreement is superseded by this Agreement.

4.10 Further Assurances. From and after the date hereof, the parties hereto shall execute and deliver such instruments, documents or other writings, and shall take such further actions, as may be reasonably necessary or desirable to carry out and to effectuate fully the intent and purpose of this Agreement.

4.11 Rights Cumulative. Each and all of the various rights, powers and remedies of a party hereto will be considered to be cumulative with and in addition to any other rights, powers and remedies which such party may have at Law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

4.12 Interpretation. Unless a provision hereof expressly provides otherwise: (i) the term “or” is not exclusive; (ii) words in the singular include the plural, and words in the plural include the singular; (iii) the terms “herein,” “hereof,” and other similar words refer to this Agreement as a whole and not to any particular section, subsection, paragraph, clause, or other subdivision; (iv) the term “including” will be deemed to be followed by “, but not limited to,”; (v) the masculine, feminine, and neuter genders will each be deemed to include the others; (vi) the terms “shall,” “will,” and “agrees” are mandatory, and the term “may” is permissive; (vii) the term “day” means “calendar day”, and (viii) all references to dollars are to currency of the United States of America.

4.13 No Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy power hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

4.14 No Presumption. The parties acknowledge that any applicable Law that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. If any claim is made by a party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any party or its counsel.

4.15 Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damage for which it would not have an adequate remedy at Law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at Law or in equity.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Company:

CHINA KANGHUI HOLDINGS

By:
Name:
Capacity:

Contact Address:
No.1-8 Tianshan Road
Xinbei District, Changzhou City,
Jiangsu Province,
P.R. China

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Restricted Holders:

By:
JIANG YIKANG ( )

Contact Address:
Room 501, Unit Jia
Block 9
Huaide Yuan, Zhonglou District
Changzhou, Jiangsu
P.R. China

By:
SHEN JIANKAI ( )

Contact Address:
Room 104, Corporating Building
No. 8 Fucheng Road
Haidian District
Beijing, P.R. China

By:
ZHAO GANG ( )

Contact Address:
No. 59-3, Dongxiatang
Changzhou, Jiangsu
P.R. China

By:
SHI WENMEI ( )

Contact Address:
Room Jia 102, No. 95
Sinan Road, Luwan District
Shanghai, P.R. China

By:
JIANG SONGBO ( )

Contact Address:
Room 201, Unit D, Block 96
Qingtan Xincun
Zhonglou District, Changzhuo
Jiangsu, P.R. China

By:
JIANG JIANHUA ( )

Contact Address:
No. 1 Dashuxia, Jiangjiacun
Beigang Street
Zhonglou District, Changzhou
Jiangsu, P.R. China

By:
JIANG HUIYING ( )

Contact Address:
Room 501, Unit Jia
Block 9
Huaide Yuan, Zhonglou District
Changzhou Jiangsu
P.R. China

By:
JIANG ZHENYU ( )

Contact Address:
Room 501, Unit Jia
Block 9
Huaide Yuan, Zhonglou District
changzhou Jiangsu
P.R. China

By:
DU JUN ( )

Contact Address:
No. 1 Lao Jie Street
Jinfeng Zhen, Zhangjia Gang
Jiangsu, P.R. China

By:
DU TINGTING ( )

Contact Address:
No. 3 Yizheng Road
Zhenjiang, Jiangsu
P.R. China

By:
TAN YU ( )

Contact Address:
No. 8 Chitang Yan
Changzhou, Jiangsu
P.R. China

By:
ZHOU HUA ( )

Contact Address:
No. 35 Shenjia Street
Shenjia Cunwei, Niutang Zhen
Wujin, Jiangsu
P.R. China

By:
HUANG RENGEN ( )

Contact Address:
No. 6 Huangjia Cun
Houshu Cunwei, Niutang Zhen
Wujin District, Jiangsu
P.R. China

By:
YANG XIAOHUI ( )

Contact Address:
No. 125 Longhutang East Street
Xinbei District, Changzhou
Jiangsu, P.R. China

By:
XU MEIZHEN ( )

Contact Address:
Room 1201, No. 67
2518 Longhua Road
Xuhui District, Shanghai
P.R. China

By:
WANG JINGBO

Contact Address:
APT BLK 286C
TOH GUAN ROAD # 13-24
SINGAPORE

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Investors:	IDG-ACCEL CHINA GROWTH FUND L.P.

	By:	IDG-Accel China Growth Fund Associates L.P.,
its General Partner

	By:	IDG-Accel China Growth Fund GP Associates Ltd.,
its General Partner

By:
Name:
	Title:	Authorized Signatory

IDG-ACCEL CHINA GROWTH FUND-A L.P.

	By:	IDG-Accel China Growth Fund Associates L.P.,
its General Partner

	By:	IDG-Accel China Growth Fund GP Associates Ltd.,
its General Partner

By:
Name:
	Title:	Authorized Signatory

IDG-ACCEL CHINA INVESTORS L.P.

	By:	IDG-Accel China Growth Fund GP Associates Ltd.,
its General Partner

By:
Name:
	Title:	Authorized Signatory

The notice address for each Investor is:

10/F Effectual Building, 16 Hennessy Road, Wanchai, Hong Kong

TDF CAPITAL CHINA II, L.P.

By:
Name:
Capacity:

Contact Address:
c/o IDF Capital LLC
Unit 2505, K. WAH Center
1010 Huaihai Zhong Road
Shanghai 200031, PRC

TDF CAPITAL ADVISORS, L.P.

By:
Name:
Capacity:

Contact Address:
c/o IDF Capital LLC
Unit 2505, K. WAH Center
1010 Huaihai Zhong Road
Shanghai 200031, PRC

SCHEDULE A

RESTRICTED HOLDERS

Jiang Yikang (蒋谊康)

Shen Jiankai (沈建开)

Zhao Gang (赵钢)

Shi Wenmei (施文美)

Jiang Songbo (蒋松波)

Jiang Jianhua (蒋建华)

Jiang Huiying (蒋惠英)

Jiang Zhenyu (蒋震宇)

Du Jun (杜军)

Du Tingting (杜婷婷)

Tan Yu (谈昱)

Zhou Hua (周华)

Huang Rengen (黄仁根)

Yang Xiaohui (羊小惠)

Xu Meizhen (徐美镇)

Wang Jingbo

SCHEDULE B

INVESTORS

IDG-Accel China Growth Fund L.P.

IDG-Accel China Growth Fund-A L.P.

IDG-Accel China Investors L.P.

TDF Capital China II, L.P.

TDF Capital Advisors, L.P.

EXHIBIT G

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

EXHIBIT G

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

THIS RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT (this “Agreement”) is made as of July 10, 2006, by and among China Kanghui Holdings, an exempt company organized and existing under the Laws of the Cayman Islands (the “Company”), each of the parties set forth in Schedule A (each a “Kanghui Party”, and collectively, “Kanghui Parties”), and each of the parties set forth in Schedule B (each an “Investor”, and collectively, “Investors”).

RECITALS

WHEREAS the Company, Investors, the Kanghui Parties and certain other parties have entered that certain Share Purchase Agreement dated July 10, 2006 (the “Share Purchase Agreement”);

WHEREAS it is a condition precedent under the Share Purchase Agreement that the Company, Kanghui Parties and Investors enter into this Agreement as an inducement for Investors to enter into the Share Purchase Agreement;

WHEREAS the parties hereto desire to enter into this Agreement on the terms and conditions set forth herein;

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises set forth herein and for other good and valuable consideration, the sufficiency and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Interpretation.

For purposes of this Agreement, the following terms shall have the following meanings:

“Common Shares” means the Common Shares, par value US$0.01 per share, of the Company.

“Common Shares Equivalents” means warrants, options and rights exercisable for Common Shares and securities convertible or exchangeable for Common Shares.

“Equity Securities” means any Common Shares or Common Shares Equivalents or other securities of the Company.

“Governmental or Regulatory Authority” means any nation or government or any province or state or any other political subdivision thereof, or any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“Holders” means the Investors, together with the permitted transferees and assigns of any Holder’s rights hereunder.

“Holders Majority” means, for any given time, Holders representing a majority in voting power of the Equity Securities then held by all Holders.

“IPO” means the first firm-commitment underwritten initial public offering of the Common Shares of the Company on the New York Stock Exchange, the Nasdaq Stock Market’s National Market System, the Main Board of the Hong Kong Stock Exchange or any other exchange of the recognized international reputation and standing duly approved by the Company’s Board of Directors.

“Law” means any constitutional provision, statute or other law, rule, regulation, official policy or interpretation of any Governmental or Regulatory Authority.

“New Securities” means, subject to the terms hereof, any newly issued Equity Securities of the Company, except for (i) securities issued to employees, consultants, officers or directors of the Company pursuant to any share option, share purchase or share bonus plan, agreement or arrangement approved by the Board; (ii) securities issued upon conversion of the Preferred Shares or exercise of any outstanding warrants or options; (iii) securities issued in connection with a bona fide acquisition of another business entity; or (iv) securities issued in a Qualified IPO; (v) securities issued in connection with any division of shares, dividend of shares or recapitalization of the Company.

“Person” means any natural person, limited liability company, joint stock company, joint venture, partnership, enterprise, trust, unincorporated organization or any other entity or organization.

“Qualified IPO” means an IPO that values the Company at no less than US$150 million immediately prior to the IPO and that results in aggregate proceeds to the Company of US$30 million, net of Selling Expenses.

“Selling Expenses” means, with respect to the issue or sale of any securities, any expenses payable directly or indirectly by the Company and any underwriting, brokerage or similar commissions, compensation, discounts or concessions paid or allowed by the Company in connection with such issue or sale.

“Series A Preferred Shares” means the Company’s Series A Preferred Shares, par value US$0.01 per share, issued pursuant to the Share Purchase Agreement.

2. Restrictions on Share Transfer by Kanghui Parties

2.1 Prohibition on Transfer of Shares. Except as otherwise provided in this Agreement, the Kanghui Parties will not sell, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of in any way, all or any part of any interest in the Equity Securities now or hereafter owned or held by the Kanghui Parties. Any sale, assignment, transfer, pledge, hypothecation or other encumbrance or disposition of the Equity Securities not made in conformance with this Agreement shall be null and void, shall not be recorded on the books of the Company, and shall not be recognized by the Company.

2.2 Rights of First Refusal.

(A) Transfer Notice. If at any time a Kanghui Party (a “Transferor”) proposes to transfer Equity Securities to one or more third parties pursuant to an understanding with such third parties (a “Transfer”), then the Transferor shall give the Company and each Holder written notice of the Transferor’s intent to make the Transfer (the “Transfer Notice”), which Transfer Notice shall include (i) a description of the Equity Securities to be transferred (the “Offered Shares”), including, without limitation, the number of Equity Securities to be sold or transferred, (ii) the identity (including name and address) of any prospective transferee, and (iii) the consideration and the material terms and conditions upon which the proposed Transfer is to be made. The Transfer Notice shall certify that the Transferor has received a firm offer from each prospective transferee and in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the Transfer Notice. The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed Transfer.

(B) Company’s Option. The Company shall have an option for a period of thirty (30) days from receipt of the Transfer Notice to elect to purchase the Offered Shares at the same price and subject to the same material terms and conditions as are described in the Transfer Notice. The Company may exercise such purchase option and, thereby, purchase all or a portion of the Offered Shares by notifying the Transferor in writing before expiration of the thirty-day period as to the number of such shares which it wishes to purchase. If the Company gives the Transferor notice that it desires to purchase such shares, then payment for the Offered Shares shall be by check or wire transfer, against delivery of the Offered Shares to be purchased, at a place agreed upon between the parties and at the time of the scheduled closing therefor, which shall be no later than sixty (60) days after the Company’s receipt of the Transfer Notice, unless the Transfer Notice contemplated a later closing with any prospective third party transferee or unless the value of the purchase price has not yet been established pursuant to Section 2.2(E).

(C) Additional Transfer Notice. If the Company has declined to purchase all, or a portion of, the Offered Shares in connection with a proposed Transfer, then the Transferor shall give each Holder a written “Additional Transfer Notice,” which shall include all of the information and certifications required in a Transfer Notice, and shall additionally identify the Offered Shares which the Company has declined to purchase (the “Remaining Shares”) and briefly describe the Holders’ rights of first refusal with respect to the proposed Transfer.

(D) Holders’ Option.

(i) Each Holder shall have an option for a period of thirty (30) days from the Holder’s receipt of the Additional Transfer Notice to elect to purchase its respective pro rata share of the Remaining Shares at the same price and subject to the same material terms and conditions as described in the Additional Transfer Notice.

(ii) Each Holder may exercise such purchase option and, thereby, purchase all or any portion of its pro rata share of the Remaining Shares, by notifying the Transferor and the Company in writing, before expiration of the thirty-day period as to the number of such shares which it wishes to purchase. For purposes of this clause (ii), each Holder’s pro rata share of the Remaining Shares shall be a fraction of the Remaining Shares, of which the number of Equity Securities (assuming the exercise, conversion and exchange of any Common Share Equivalents) owned by such Holder on the date of the Transfer Notice shall be the numerator and the total number of Equity Securities (assuming the exercise, conversion and exchange of any Common Share Equivalents) held by all Holders on the date of the Transfer Notice shall be the denominator.

(iii) If any Holder fails to exercise its option to purchase its pro rata share of the Remaining Shares, the Company shall give written notice (a “Reallotment Notice”) to each Holder who has fully exercised its option to purchase a pro rata portion of the Remaining Shares. The Reallotment Notice shall include all of the information and certifications required in a Transfer Notice and briefly describe the Holders’ rights of reallotment. The Reallotment Notice shall further identify the Remaining Shares in respect of which any Holder has failed to exercise its right of first refusal (or in the case where there has been a prior Reallotment Period, in respect of which any Holder has failed to exercise its right of reallotment) (the “Reallotment Shares”).

(iv) Each Holder entitled to receive a Reallotment Notice (a “Participating Holder”) shall have an option to purchase, at the same price and subject to the same material terms and conditions as described in any Reallotment Notice, all or part of its pro rata share of the Reallotment Shares described in such Reallotment Notice. Such option shall be exercisable by each Participating Holder by notifying the Company and the Transferor in writing, within ten (10) days after delivery to the Participating Holder of the Reallotment Notice (a “Reallotment Period”). For purposes of this clause (iv), each Participating Holder’s pro rata share of the Reallotment Shares shall be a fraction of the Reallotment Shares, of which the number of Equity Securities (assuming the exercise, conversion and exchange of any Common Share Equivalents) owned by such Participating Holder on the date of the Transfer Notice shall be the numerator and the total number of Equity Securities (assuming the exercise, conversion and exchange of any Common Share Equivalents) held by all Participating Holders on the date of the Transfer Notice shall be the denominator.

(v) On expiration of any Reallotment Period, the Company shall issue a new Reallotment Notice to each of the Holders that have exercised their right of reallotment in such period, and such Holders shall be given an additional right of reallotment under clause (iv) above, unless either (x) the Holders have exercised any rights of first refusal and rights of reallotment with respect to all the Remaining Shares or (y) no Holder shall have exercised its right of reallotment during such Reallotment Period.

(vi) Each Holder shall be entitled to apportion Remaining Shares to be purchased among its partners and affiliates, provided that such Holder notifies the Transferor of such allocation.

(vii) If any Holder exercises its option under this paragraph (D) to purchase any Remaining Shares, then payment for the Remaining Shares shall be by check or wire transfer, against delivery of the Remaining Shares to be purchased at a place agreed by the parties and at the time of the scheduled closing therefor, which shall be no later than thirty (30) days after the expiration of any period for exercise by such Holders of their right of first refusal with respect to the Remaining Shares and all periods for exercise by the Holders of any right of reallotment, unless the Additional Transfer Notice contemplated a later closing with any prospective third party transferee or unless the value of the purchase price has not yet been established pursuant to Section 2.2(E).

(E) Valuation of Property.

(i) Should the purchase price specified in the Transfer Notice or Additional Transfer Notice be payable in property other than cash or evidences of indebtedness, the Company (or the Holders) shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property.

(ii) If the Transferor and the Company (or, failing exercise by the Company of its option under Section 2.2(B), the Holders) cannot agree on such cash value within ten (10) days after the Company’s receipt of the Transfer Notice (or the Holders’ receipt of the Additional Transfer Notice), the valuation shall be made by an appraiser of recognized international reputation and standing selected by the Transferor and the Company (or the Holders) or, if they cannot agree on an appraiser within twenty (20) days after the Company’s receipt of the Transfer Notice (or the Holders’ receipt of the Additional Transfer Notice), each shall select an appraiser of recognized international reputation and standing and the two appraisers shall designate a third appraiser of recognized international reputation and standing, whose appraisal shall be determinative of such value.

(iii) The cost of such appraisal shall be equally borne by the Transferor and the Company, or the Holders as the case may be.

(iv) If the time for the closing of the Company’s purchase (or the Holders’ purchase) has expired but for the determination of the value of the purchase price offered by the prospective transferee(s), such closing shall be held on or prior to the fifth (5th) business day after such valuation shall have been made pursuant to this Section 2.2(E).

2.3 Right of Co-Sale.

(A) To the extent the Company and the Holders do not exercise their respective rights of first refusal (and any right of reallotment) as to all of the Offered Shares within the time period stipulated in Section 2.2, then subject to this Section 2.3, the Transferor may sell the Offered Shares as to which the Company and the Holders did not exercise their rights of first refusal (the “Co-Sale Shares”).

(B) Within fifteen (15) days after expiration of the time for exercise by the Company and the Holders of any rights of first refusal hereunder (and any right of reallotment) in respect of the Offered Shares, the Transferor shall give written notice to each Holder which has not exercised a right of first refusal in respect of the Offered Shares, which notice shall indicate the number of Co-Sale Shares and advise such Holder of its co-sale rights with respect to such Co-Sale Shares. Each such Holder (a “Selling Holder”) that notifies the Transferor in writing within fifteen (15) days after receipt of the co-sale notice shall have a right to participate in any sale by the Transferor of the Co-Sale Shares on the same terms and conditions as specified in the Transfer Notice. Such Selling Holder’s notice to the Transferor shall indicate the number of Equity Securities the Selling Holder wishes to sell under its right to participate.

(C) To the extent one or more of the Holders exercise such right of participation in accordance with the terms and conditions set forth below, the number of Equity Securities that the Transferor may sell in the Transfer shall be correspondingly reduced.

(D) Each Selling Holder may elect to sell up to such number of Equity Securities equal to (assuming the exercise, conversion and exchange of any Common Share Equivalents) the product of (i) the number of the Co-Sale Shares, multiplied by (ii) a fraction, the numerator of which is the number of Common Shares (including the number of Common Shares that would be issuable upon the exercise, conversion or exchange of Common Share Equivalents) owned by the Selling Holder on the date of the Transfer Notice, and the denominator of which is the total number of Common Shares (including the number of Common Shares that would be issuable upon the exercise, conversion or exchange of Common Share Equivalents) owned by the Transferor and all of the Selling Holders on the date of the Transfer Notice.

(E) Each Selling Holder shall effect its participation in the sale by promptly delivering to the Transferor for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent the type and number of Equity Securities which such Selling Holder elects to sell; provided, however that if the prospective third-party purchaser objects to the delivery of Equity Securities in lieu of Common Shares, such Selling Holder shall convert such Equity Securities into Common Shares and deliver certificates corresponding to such Common Shares. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser and contingent on such transfer.

(F) The share certificate or certificates that a Selling Holder delivers to the Transferor pursuant to Section 2.3(e) shall be transferred to the prospective purchaser in consummation of the sale of the Equity Securities pursuant to the terms and conditions specified in the Transfer Notice, and the Transferor shall concurrently therewith remit to such Selling Holder that portion of the sale proceeds to which such Selling Holder is entitled by reason of its participation in such sale.

(G) To the extent that any prospective purchaser prohibits the participation of a Selling Holder exercising its co-sale rights hereunder in a proposed Transfer or otherwise refuses to purchase shares or other securities from a Selling Holder exercising its co-sale rights hereunder, the Transferor shall not sell to such prospective purchaser any Equity Securities unless and until, simultaneously with such sale, the Transferor shall purchase such shares or other securities from such Selling Holder for the same consideration and on the same terms and conditions as the proposed transfer described in the Transfer Notice.

2.4 Non-Exercise of Rights.

(A) To the extent that the Company and the Holders have not exercised their rights to purchase the Offered Shares within the time periods specified in Section 2.2 and the Holders have not exercised their rights to participate in the sale of the Offered Shares within the time periods specified in Section 2.3, the Transferor shall have a period of sixty (60) days from the expiration of such rights in which to sell the Offered Shares to any third-party transferee identified in the Transfer Notice so long as (i) the terms and conditions (including the purchase price) of such sale are no more favorable than those specified in the Transfer Notice and (ii) such third-party transferee shall have executed a binding instrument, in form and substance acceptable to a Holder Majority, assuming all the rights and obligations of the Transferor as a Kanghui Party under this Agreement, including, without limitation, the obligations under this Section 2 with respect to any transfer of Equity Securities by a Kanghui Party. Within fifteen (15) days of entering into any agreement to sell Offered Shares to a third-party transferee under this Section 2.4, the Transferor shall furnish each Holder with a copy of all agreements relating to such sale.

(B) In the event the Transferor does not consummate the sale or disposition of the Offered Shares or the Remaining Shares within sixty (60) days from the expiration of such rights, the Company’s first refusal rights and the Holders’ first refusal rights and co-sale rights shall continue to be applicable to any subsequent disposition of the Offered Shares or the Remaining Shares by the Transferor until such rights lapse in accordance with the terms of this Agreement.

(C) The exercise or non-exercise of the rights of the Company and the Holders under this Section 2 to purchase Equity Securities from a Transferor or participate in the sale of Equity Securities by a Transferor shall not adversely affect their rights to make subsequent purchases from the Kanghui Parties of Equity Securities or subsequently participate in sales of Equity Securities by the Kanghui Parties hereunder.

2.5 Prohibited Transfers.

(A) In the event any Kanghui Party should sell any Equity Securities in contravention of the co-sale rights of the Holders under Section 2.3 (a “Prohibited Transfer”), the Holders, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below, and such Kanghui Party shall be bound by the applicable provisions of such option.

(B) In the event of a Prohibited Transfer, each Holder shall have the right to sell to the Kanghui Party the type and number of Equity Securities equal to the number of Equity Securities such Holder would have been entitled to transfer to the third-party transferee(s) under Section 2.3 hereof had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

(i) The price per share at which the shares are to be sold to the Kanghui Party shall be equal to the price per share paid by the third-party transferee(s) to the Kanghui Party in the Prohibited Transfer. The Kanghui Party shall also reimburse each Holder for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of such Holder’s rights under Section 2.

(ii) Within ninety (90) days after the later of the dates on which the Holder (A) received notice of the Prohibited Transfer or (B) otherwise becomes aware of the Prohibited Transfer, such Holder shall, if exercising the option created hereby, deliver to the Kanghui Party the certificate or certificates representing shares to be sold under this Section 2.5 by such Holder, each certificate to be properly endorsed for transfer.

(iii) The Kanghui Party shall, upon receipt of the certificate or certificates for the shares to be sold by a Holder, pursuant to this Section 2.5, pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in clause (i), in cash or by other means acceptable to the Holder.

(iv) Notwithstanding the foregoing, any attempt by a Kanghui Party to transfer Equity Securities in violation of this Section 2 shall be void, and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee(s) as the holder of such shares without the written consent of a majority in interest of the Holders.

2.6 Limitation on Rights of First Refusal and Co-Sale. Notwithstanding the provisions of this Section 2, any Kanghui Party may sell or otherwise assign, with or without consideration, any Equity Securities to any spouse or member of such Kanghui Party’s immediate family, or to a custodian, trustee, executor, or other fiduciary for the account of such Kanghui Party’s spouse or members of such Kanghui Party’s immediate family, or to a trust for such Kanghui Party’s own self, or a charitable remainder trust, provided that each such transferee or assignee, prior to the closing of the sale, transfer, or assignment, shall have executed documents assuming the obligations of such Kanghui Party under this Agreement with respect to the transferred Equity Securities.

3. Pre-emptive Right

3.1 General. The Company hereby grants to each Holder a preemptive right to purchase up to a pro rata share of any New Securities which the Company may, from time to time, propose to sell and issue. A Holder’s “pro rata share”, for purposes of this right, shall be determined according to the number of Common Shares owned by such Holder immediately prior to the issuance of the New Securities (assuming the exercise, conversion or exchange of all then outstanding Common Share Equivalents) in relation to the total number of Common Shares outstanding immediately prior to the issuance of the New Securities (assuming the exercise, conversion or exchange of all then outstanding Common Share Equivalents). Each Holder shall have a right of over-allotment such that, if any Holder fails to exercise its right hereunder to purchase its pro rata share of New Securities, the other Holders may purchase the non-purchasing Holder’s portion on a pro rata basis within ten (10) days from the date such non-purchasing Holder fails to exercise its right hereunder.

3.2 Issuance Notice. In the event the Company proposes to undertake an issuance of New Securities, it shall give each Holder written notice (an “Issuance Notice”) of such intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each Holder shall have thirty (30) days after any such notice is mailed or delivered to agree to purchase up to such Holder’s pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

3.3 Sales by the Company. Upon the expiration of forty (40) days from the Company’s delivery of the Issuance Notice and for sixty (60) days thereafter, the Company may sell any New Securities with respect to which the Holders’ preemptive right under this Section 3 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Issuance Notice. In the event the Company has not sold such New Securities within such sixty-day period, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Holders in the manner provided in Section 3.1 above.

4. Assignment and Transfers.

This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives. The rights of any Holder hereunder are only assignable (i) by such Holder to any other Holder, (ii) to a partner or affiliate of such Holder, or (iii) to an assignee or transferee who acquires Equity Securities held by such Holder and holds such aggregate number of Equity Securities (assuming the exercise, conversion and exchange of any Common Share Equivalents) after the assignment or transfer as are equivalent to 6,000,000 Common Shares (as adjusted for stock splits, reverse stock splits, stock dividends, recapitalizations and the like), and each such assignee shall execute a joinder agreement and become a party to this Agreement as a Holder. Except as provided above or as otherwise required herein, this Agreement and the rights and obligations of any party hereunder shall not otherwise be assigned without written consent of the other parties.

5. Legend.

Each existing or replacement certificate for shares now owned or hereafter acquired by the Kanghui Parties shall bear the following legend upon its face:

“THE SALE, PLEDGE, HYPOTHECATION, ASSIGNMENT OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT BY AND AMONG THE COMPANY AND CERTAIN HOLDERS OF SHARES OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

The above restrictions on share transfer should also be recorded in a notation on the share register in the Company’s stock books.

6. Miscellaneous.

6.1 Governing Law. This Agreement shall be governed by and construed under the Laws of the State of New York, without giving effect to the principles of conflicts of law thereunder.

6.2 Dispute Resolution.

(A) Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall first be subject to resolution through consultation of the parties to such dispute, controversy or claim. Such consultation shall begin within seven (7) days after one party hereto has delivered to the other party hereto a written request for such consultation. If within thirty (30) days following the commencement of such consultation the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of either party with notice to the other.

(B) The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “Centre”). There shall be a single arbitrator. If the parties do not agree to appoint an arbitrator who has consented to participate within thirty (30) days after a notice of arbitration, the relevant appointment shall be made by the Secretary General of the Centre.

(C) The arbitration proceedings shall be conducted in English. The arbitration tribunal shall apply the Arbitration Rules of the United Nations Commission on International Trade Law, as in effect at the time of the arbitration. However, if such rules are in conflict with the provisions of this Section 6.2, including the provisions concerning the appointment of arbitrators, the provisions of this Section 6.2 shall prevail.

(D) The arbitrators shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive Law of the State of New York and shall not apply any other substantive Law.

(E) Each party to an arbitration hereunder shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such party.

(F) The award of the arbitration tribunal shall be final and binding upon the disputing parties, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

(G) Either party shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

6.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any counterpart or other signature delivered by facsimile shall be deemed for all purposes as being good and valid execution and delivery of this Agreement by that party.

6.4 Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5 Notices. Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to the address as shown below the signature of such party on the signature page of this Agreement (or at such other address as such party may designate by 15 days’ advance written notice to the other parties to this Agreement given in accordance with this Section). Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and to have been effected at the expiration of two days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid.

6.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the parties hereto.

6.7 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be valid, legal, and enforceable under all applicable Laws. If, however, any provision of this Agreement shall be invalid, illegal, or unenforceable under any such applicable Law in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such Law, or, if for any reason it is not deemed so modified, it shall be invalid, illegal, or unenforceable only to the extent of such invalidity, illegality, or limitation on enforceability without affecting the remaining provisions of this Agreement, or the validity, legality, or enforceability of such provision in any other jurisdiction.

6.8 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter of this Agreement. Any prior or contemporaneous agreement, discussion, understanding or correspondence among the parties (including any prior representations or warranties given by the parties) regarding the subject matter of this Agreement is superseded by this Agreement.

6.9 Further Assurances. From and after the date hereof, the parties hereto shall execute and deliver such instruments, documents or other writings, and shall take such further actions, as may be reasonably necessary or desirable to carry out and to effectuate fully the intent and purpose of this Agreement.

6.10 Rights Cumulative. Each and all of the various rights, powers and remedies of a party hereto will be considered to be cumulative with and in addition to any other rights, powers and remedies which such party may have at Law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

6.11 Interpretation. Unless a provision hereof expressly provides otherwise: (i) the term “or” is not exclusive; (ii) words in the singular include the plural, and words in the plural include the singular; (iii) the terms “herein,” “hereof,” and other similar words refer to this Agreement as a whole and not to any particular section, subsection, paragraph, clause, or other subdivision; (iv) the term “including” will be deemed to be followed by “, but not limited to,”; (v) the masculine, feminine, and neuter genders will each be deemed to include the others; (vi) the terms “shall,” “will,” and “agrees” are mandatory, and the term “may” is permissive; (vii) the term “day” means “calendar day”, and (viii) all references to dollars are to currency of the United States of America.

6.12 No Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy power hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

6.13 No Presumption. The parties acknowledge that any applicable Law that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. If any claim is made by a party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any party or its counsel.

6.14 Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damage for which it would not have an adequate remedy at Law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at Law or in equity.

6.15 Termination of Rights. Holders’ rights of first refusal, co-sale and preemptive rights set forth herein shall terminate upon the closing of a Qualified IPO.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Company:

CHINA KANGHUI HOLDINGS

By:
Name:
Capacity:

Contact Address:

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Kanghui Parties:

By:
JIANG YIKANG ( )

Contac Address:
Room 501, Unit Jia
Block 9
Huaide Yuan, Zhonglou District
Changzhou, Jiangsu
P.R. China

By:
SHEN JIANKAI ( )

Contact Address:
Room 104, Corporating Building
No. 8 Fucheng Road
Haidian District
Beijing, P.R. China

By:
ZHAO GANG ( )

Contact Address:
No. 59-3, Dongxiatang
Changzhou, Jiangsu
P.R. China

By:
SHI WENMEI ( )

Contact Address:
Room Jia 102, No. 95
Sinan Road, Luwan District
Shanghai, P.R. China

By:
JIANG SONGBO ( )

Contact Address:
Room 201, Unit D, Block 996
Qingtan Xincun
Zhonglou District, Changzhuo
Jiangsu, P.R. China

By:
JIANG JIANHUA ( )

Contact Address:
No. 1 Dashuxia, Jiangjiacun
Beigang Street
Zhonglou District, Changzhou
Jiangsu, P.R. China

By:
JIANG HUIYING ( )

Contact Address:
Room 501, Unit Jia
Block 9
Huaide Yuan, Zhonglou District
changzhou Jiangsu
P.R. China

By:
JIANG ZHENYU ( )

Contact Address:
Room 501, Unit Jia
Block 9
Huaide Yuan, Zhonglou District
changzhou Jiangsu
P.R. China

By:
DU JUN ( )

Contact Address:
No. 1 Lao Jie Street
Jinfeng Zhen, Zhangjia Gang
Jiangsu, P.R. China

By:
DU TINGTING ( )

Contact Address:
No. 3 Yizheng Road
Zhenjiang, Jiangsu
P.R. China

By:
TAN YU ( )

Contact Address:
No. 8 Chitang Yan
Changzhou, Jiangsu
P.R. China

By:
ZHOU HUA ( )

Contact Address:
No. 35 Shenjia Street
Shenjia Cunwei, Niutang Zhen
Wujin, Jiangsu
P.R. China

By:
HUANG RENGEN ( )

Contact Address:
No. 6 Huangjia Cun
Houshu Cunweri, Niutang Zhen
Wujin District, Jiangsu
P.R. China

By:
YANG XIAOHUI ( )

Contact Address:
No. 125 Longhutang East Street
Xinbei District, Changzhou
Jiangsu, P.R. China

By:
XU MEIZHEN ( )

Contact Address:
Room 1201, No. 67
2518 Longhua Road
Xuhui District, Shanghai
P.R. China

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Investors:

IDG-ACCEL CHINA GROWTH FUND L.P.

By:
Name:
Capacity:

Contact Address:
c/o IDG VC Management Ltd. 10/F Effectual Building 16 Hennessy Road Wanchai, Hong Kong

IDG-ACCEL CHINA GROWTH FUND-A L.P.

By:
Name:
Capacity:

Contact Address:
c/o IDG VC Management Ltd. 10/F Effectual Building 16 Hennessy Road Wanchai, Hong Kong

IDG-ACCEL CHINA INVESTORS L.P.

By:
Name:
Capacity:

Contact Address:
c/o IDG VC Management Ltd. 10/F Effectual Building 16 Hennessy Road Wanchai, Hong Kong

TDF CAPITAL CHINA II, L.P.

By:
Name:
Capacity:

Contact Address:
c/o IDF Capital LLC Unit 2505, K. WAH Center 1010 Huaihai Zhong Road Shanghai 200031, PRC

TDF CAPITAL ADVISORS, L.P.

By:
Name:
Capacity:

Contact Address:
c/o IDF Capital LLC Unit 2505, K. WAH Center 1010 Huaihai Zhong Road Shanghai 200031, PRC

SCHEDULE A

KANGHUI PARTIES

Jiang Yikang (蒋谊康)

Shen Jiankai (沈建开)

Zhao Gang (赵钢)

Shi Wenmei (施文美)

Jiang Songbo (蒋松波)

Jiang Jianhua (蒋建华)

Jiang Huiying (蒋惠英)

Jiang Zhenyu (蒋震宇)

Du Jun (杜军)

Du Tingting (杜婷婷)

Tan Yu (谈昱)

Zhou Hua (周华)

Huang Rengen (黄仁根)

Yang Xiaohui (羊小惠)

Xu Meizhen (徐美镇)

Wang Jingbo

SCHEDULE B

INVESTORS

IDG-Accel China Growth Fund L.P.

IDG-Accel China Growth Fund-A L.P.

IDG-Accel China Investors L.P.

TDF Capital China II, L.P.

TDF Capital Advisors, L.P.

EXHIBIT H

MANAGEMENT RIGHTS LETTERS

EXHIBIT H

July     , 2006

[    ]

Re:	Management Rights

Gentlemen:

This letter will confirm our agreement that pursuant to and effective as of your purchase of New Common Shares and Series A Preferred Shares of China Kanghui Holdings (the “Company”) pursuant to the Share Purchase Agreement dated as of July 10, 2006 among the parties thereof (the “Share Purchase Agreement”), IDG-ACCEL China Growth Fund-A L.P. (the “Investor”) shall be entitled to the following contractual management rights, in addition to any rights to non-public financial information, inspection rights and other rights specifically provided to all investors in the Transaction Documents (as defined in the Share Purchase Agreement):

The Investor shall be entitled to consult with and advise management of the Company on significant business issues, including management’s proposed annual operating plans, and management will meet with the Investor regularly during each year at the Company’s facilities at mutually agreeable times for such consultation and advice and to review progress in achieving said plans.

The Investor may examine the books and records of the Company and inspect its facilities and may request information at reasonable times and intervals concerning the general status of the Company’s financial condition and operations, provided that access to highly confidential proprietary information and facilities need not be provided.

If the Investor is not represented on the Company’s Board of Directors, the Company shall give a representative of the Investor copies of all notices, minutes, consents and other material that the Company provides to its directors, except that the representative may be excluded from access to any material or meeting or portion thereof if the Company believes, upon advice of counsel, that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information or for other similar reasons. Upon reasonable notice and at a scheduled meeting of the Board or such other time, if any, as the Board may determine in its sole discretion, such representative may address the Board of Directors with respect to the Investor’s concerns regarding significant business issues facing the Company.

The Investor agrees, and any representative of the Investor will agree, to hold in confidence and trust and not disclose any confidential information provided to or learned by it in connection with its rights under this letter.

The rights described herein shall terminate and be of no further force or effect upon (a) the consummation of the sale of the Company’s securities in connection with a firm-commitment underwritten initial public offering of the Common Shares of the Company on the New York Stock Exchange, the Nasdaq Stock Market’s National Market System, the Main Board of the Hong Kong Stock Exchange or any other exchange of the recognized international reputation and standing duly approved by the Company’s Board of Directors (b) the consummation of a merger or consolidation of the Company that is effected (i) for independent business reasons unrelated to extinguishing such rights and (ii) for purposes other than (A) the reincorporation of the Company in a different jurisdiction or (B) the formation of a holding company that will be owned exclusively by the Company’s stockholders and will hold all of the outstanding shares of capital stock of the Company’s successor. The confidentiality provisions hereof will survive any such termination.

Very truly yours,

CHINA KANGHUI HOLDINGS

By:
Title: Director

AGREED AND ACCEPTED:

IDG-ACCEL CHINA GROWTH FUND-A L.P.

By:
Title:	Authorized Signatory

EXHIBIT I

EMPLOYMENT CONTRACT

EXHIBIT I

EMPLOYMENT CONTRACT

THIS EMPLOYMENT CONTRACT (this “Contract”) is entered into as of July     , 2006 in Changzhou, the People’s Republic of China (“China” or the “PRC”), between Changzhou Kanghui Medical Innovation Co., Ltd. (the “Company”), a wholly foreign owned enterprise organized and existing under the PRC laws, and [NAME OF SENIOR MANAGER] (the “Employee”), an individual whose PRC ID Card/Passport number is [ID CARD/PASSPORT NUMBER].

1. General Provisions

1.1 Employment. The Company hereby offers formal employment to the Employee, and the Employee hereby agrees to be employed by the Company, as [Position], in accordance with the terms and conditions set forth in this Contract.

2. Term

2.1 Term. The term of this Contract shall commence on [            ], and shall continue for a period of [        (        )] year(s) and one day from the date of commencement (the “Term”), unless this Contract is earlier terminated in accordance with its terms.

2.2 Renewal of Contract. At least thirty (30) days prior to the scheduled expiration of the Term, the Company shall either offer the Employee a renewal of this Contract which shall bear a term of [            (    )] year(s) and one day, or shall inform the Employee in writing that the Company does not intend to renew this Contract. If the Company offers to renew this Contract, the Employee shall accept or refuse the renewal prior to the expiration of the Term. In the event that the Employee fails to respond prior to the expiration of the Term, the Employee shall be deemed to have refused to renew this Contract.

3. Scope of Work

3.1 Scope of Work. The [Legal Representative] of the Company shall determine the scope of the Employee’s duties from time to time in accordance with the needs of the Company. The Company may reassign the Employee to a different position in the Company, or assign the Employee to work in a different location. If appropriate, the level of the Employee’s salary and benefits will be increased or decreased in accordance with such new assignment.

3.2 Duties of Employee. The Employee shall diligently perform the Employee’s duties to the best of the Employee’s ability in accordance with the instructions of the Employee’s supervisors, work in co-operation with the Employee’s supervisors and colleagues, and observe the terms of this Contract and the work rules of the Company contained in the Company’s employee handbook (the “Employee Handbook”) or otherwise issued by the Company.

3.3 Leave. The Employee shall be entitled to legal holidays, annual leave and other paid leaves of absence in accordance with applicable law, this Contract, and the Company’s work rules as set out in the Employee Handbook.

3.4 Work Schedule. The Company may change the work schedule of the Employee from time to time, including modifying the starting and ending times of the Employee’s work day and requiring the Employee to work reasonable additional hours or on legal holidays or other days when the Employee is entitled to rest or leave as may be permitted in accordance with applicable law.

4. Remuneration And Benefits

4.1 Salary. The monthly salary of the Employee shall be RMB [                    ] yuan. The Employee and the Company agree that (a) the position of the Employee is managerial and the responsibilities of the Employee hereunder require the Employee to work on a flexible schedule, including occasional work after normal business hours or on legal holidays or other days when the Employee would otherwise be entitled to rest or leave, and (b) such occasional overtime work has already been taken into account in calculating Employee’s monthly salary hereunder.

The Employee’s salary shall be paid monthly in arrears at the end of each month or no later than [            (        )] days from the end of each month and shall be paid directly to the Employee or through the Employee’s bank account.

4.2 Payment. The Company will pay all remuneration directly to the Employee, less any amount required to be withheld by the Company for the Employee’s individual income tax, Employee’s required share of social insurance obligations, or otherwise in accordance with applicable law. The Employee shall, however, have sole responsibility for the payment of the Employee’s individual income tax and any other withholdings, charges, or taxes imposed on the Employee’s remuneration.

5. Social Insurance And Employment Protection

5.1 Social Insurance. The Company shall make contributions to those pension, medical, housing, unemployment, and other social insurance funds that are mandatory under applicable law in connection with the Company’s employment of the Employee. The amount contributed by the Company shall be based on the rates and multiplicand specified by published laws for an employer’s mandatory contribution to each fund. Additional benefits for the Employee shall be specified in the Employee Handbook.

5.2 Medical Leave and Benefits. The Company will provide medical leave and benefits, benefits of female employees, leave and other employment security benefits in accordance with the applicable laws and the provisions of the Employee Handbook.

5.3 Employment Protection. Employment protection for the Employee shall be handled in accordance with the officially promulgated laws and regulations of China.

6. Employment Discipline

6.1 Employment Discipline. The Employee shall comply with all aspects of the Company’s rules relating to employment discipline and other work rules and procedures of the Company contained in the Employee Handbook or otherwise issued by the Company.

6.2 Breach of Discipline. If the Employee violates any rule relating to employment discipline or any other rule or procedure of the Company, including safety rules, causes damage to the Company, or causes injury to himself/herself or other persons, or fails to achieve the performance standards required of the Employee’s work position, the Company may take disciplinary action against the Employee. In serious cases, the Employee may be discharged by the Company in accordance with Article 7. The Company’s rights to take disciplinary action are set forth in the Employee Handbook and other materials issued by the Company from time to time.

7. Termination By The Company

7.1 Dismissal without Notice. The Company may dismiss the Employee at any time without prior notice if the Employee:

(A) commits a serious breach of a rule relating to employment discipline or another rule or procedure of the Company, or breaches the terms of this Contract;

(B) commits an act of serious dereliction of duty or graft, thus causing substantial harm to the interests of the Company; or

(C) is found guilty of a criminal offence.

7.2 Dismissal with Notice. The Company may dismiss the Employee with thirty (30) days written notice in compliance with applicable labor laws and regulations and, if required by applicable laws and regulations, pay severance to the Employee.

8. Termination By The Employee

8.1 Resignation with Notice. The Employee may at any time resign from employment with the Company with thirty (30) days written notice. If the Employee does so resign, the Company shall have no obligation to make any severance payment to the Employee in connection with the termination of this Contract. The Company is entitled to have the Employee immediately leave the Company upon its receipt of such written notice with remuneration payable to the Employee up until the date when the Employee submits such written notice.

8.2 Resignation without Prior Notice. Notwithstanding the provisions of Article 8.1, the Employee may notify the Company of the Employee’s resignation from employment with the Company at any time without prior written notice:

(A) if the Company has coerced the Employee into entering into this Contract; or

(B) if the Company fails to pay remuneration or provide working conditions in accordance with the terms of this Contract.

9. Confidentiality And Compliance

9.1 Confidentiality. The Employee agrees to maintain in the strictest confidence all information which may be disclosed to the Employee, including inventions, trade secrets, confidential information, knowledge or data of the Company, or any of its clients, customers, consultants, shareholders, licensees, licensors, vendors or affiliates, that Employee may produce, obtain or otherwise acquire or have access to during the course of his or her employment by the Company (whether before or after the date of this Contract), including but not limited to: business plans, records, and affairs; customer files and lists; special customer matters; sales practices; methods and techniques; merchandising concepts, strategies and plans; sources of supply and vendors; special business relationships with vendors, agents, and brokers; promotional materials and information; financial matters; mergers; acquisitions; equipment, technologies and processes; selective personnel matters; developments; product specifications; procedures; pricing information; intellectual property; know-how; technical data; software programs; algorithms; operations and production costs; processes; designs; formulas; ideas; plans; devices; materials; and other similar matters which are confidential (the “Confidential Information”), and agrees not to disclose, directly or indirectly, in any manner, any Confidential Information to any person inside or outside the Company without the prior written consent of the Company or to use any Confidential Information in competition with the Company or for any purpose other than the Employee’s performance of the Employee’s duties and obligations under this Contract. The Employee specifically agrees that this obligation will survive the termination of this Contract. As part of the conditions for employment by the Company, the Employee shall enter into a separate Confidential Information, Non-Competition and Invention Agreement with the Company on the same date as this Contract.

9.2 Return of Documents. Upon termination of this Contract, the Employee shall promptly return to the Company all drawings, blueprints, memoranda, client lists, formulae, financial statements, personnel or marketing information of the Company including originals and copies in the possession of the Employee.

9.3 Concurrent Position. The Employee shall not accept employment from any other economic organization during the Term without the prior written permission of the Company.

9.4 Compliance. The Employee shall not, and shall not direct any other person to, offer, promise or give to any government official, any political party or official thereof, any candidate for political office, or any other person any money or any other thing of value while knowing or having reason to know that all or a portion of such money or thing of value will be offered, promised, or given directly to any of those listed above for the purpose of influencing any action, omission, or decision by the recipient in order to obtain or retain business for the Company or to direct business to another.

9.5 Instant Dismissal. Breach of any of the provisions of this Article 9 may lead to instant dismissal and other action against the Employee.

10. Breach Liabilities

10.1 Breach Liabilities. Either the Company or the Employee shall be liable, in accordance with relevant laws and regulations, for damages or economic losses suffers by the other party as a result of the breach or wrongful termination of this Contract.

11. Dispute Resolution

11.1 Dispute Resolution. The parties shall settle employment disputes in accordance with the following procedure:

(A) The parties shall first attempt to settle any dispute arising from the performance of this Contract through consultation.

(B) If after ten (10) days such consultation fails, the parties shall apply to the Company's labour mediation committee for mediation.

(C) If settlement cannot be reached through mediation, the parties shall apply for arbitration to the local labour dispute arbitration committee.

(D) If either party is not satisfied with an arbitral award issued by the labour dispute arbitration committee, that party may bring a law suit in a People’s Court in China.

12. Miscellaneous

12.1 Effective Date. This Contract shall come into effect when it is signed by the parties and may be amended only by written contract of both parties.

12.2 Company Rules. The Employee shall abide by the Employee Handbook, as amended from time to time, and other rules and materials issued by the Company from time to time.

12.3 Change of Company Name. Both the Company and the Employee acknowledge that the name of the Company might be changed at the sole discretion of the Company from time to time. The parties further acknowledge that the Contract shall remain valid after the Company name has been changed in accordance with relevant laws and regulations, and there is no need for both parties to re-execute the Contract to reflect the change of the Company name.

In the event the Company changes its name, notice of the change in name shall be provided to the Employee and such shall constitute an amendment of the name of the Company in this Contract without further action of the parties being required.

12.4 Governing Law. The formation, validity, interpretation, execution, amendment and termination of this Contract shall be governed by the published laws of China.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the Company and the Employee have caused this Contract to be executed on the date first written above in two (2) originals.

CHAGNZHOU KANGHUI MEDICAL INNOVATION CO., LTD.

By:
Name:
Title:

[NAME OF SENIOR MANAGER]

By:
Name:

EXHIBIT J

CONFIDENTIAL INFORMATION, NON-COMPETITION AND INVENTION

AGREEMENT

CONFIDENTIAL INFORMATION, NON-COMPETITION

AND INVENTION AGREEMENT

THIS CONFIDENTIAL INFORMATION, NON-COMPETITION AND INVENTION AGREEMENT (this “Agreement”) is made and entered into as of the date set forth below (the “Effective Date”) by and between Changzhou Kanghui Medical Innovation Co., Ltd. (the “Company”), a wholly foreign owned enterprise organized and existing under the laws of the People’s Republic of China (“China” or the “PRC”), and the undersigned individual (“Employee”). Unless the context otherwise requires, the term “Company” shall also include all subsidiary, parent or affiliates of the Company.

RECITALS

WHEREAS, Employee acknowledges that Employee’s employment by the Company, creates a relationship of confidence and trust between Employee and the Company with respect to all Confidential Information (as defined below) of the Company.

AGREEMENT

NOW, THEREOF, in consideration and as a condition of Employee’s employment by the Company, the compensation paid therefore and the benefits received therefore, the sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

1. Confidential Information

1.1 Confidentiality. Except as herein provided, Employee agrees that during and after termination of his or her employment with the Company, he or she (i) shall keep Confidential Information (as defined below) confidential and shall not directly or indirectly, use, divulge, publish or otherwise disclose or allow to be disclosed any aspect of Confidential Information without the Company’s prior written consent; (ii) shall refrain from any action or conduct which might reasonably or foreseeably be expected to compromise the confidentiality or proprietary nature of the Confidential Information; and (iii) shall follow recommendations made by the Board of Directors, officers or supervisors of the Company from time to time regarding Confidential Information. “Confidential Information” includes but is not limited to inventions, trade secrets, confidential information, knowledge or data of the Company, or any of its clients, customers, consultants, shareholders, licensees, licensors, vendors or affiliates, that Employee may produce, obtain or otherwise acquire or have access to during the course of his or her employment by the Company (whether before or after the date of this Agreement), including but not limited to: business plans, records, and affairs; customer files and lists; special customer matters; sales practices; methods and techniques; merchandising concepts, strategies and plans; sources of supply and vendors; special business relationships with vendors, agents, and brokers; promotional materials and information; financial matters; mergers; acquisitions; equipment, technologies and processes; selective personnel matters; developments; product specifications; procedures; pricing information; intellectual property; know-how; technical data; software programs; algorithms; operations and production costs; processes; designs; formulas; ideas; plans; devices; materials; and other similar matters which are confidential. All Confidential Information and all tangible materials containing Confidential Information are and shall remain the sole property of the Company.

1.2 Limitation. Employee shall have no obligation under this Agreement to maintain in confidence any information that (i) is in the public domain at the time of disclosure, (ii) though originally Confidential Information, subsequently enters the public domain other than by breach of Employee’s obligations hereunder or by breach of another person’s or entity’s confidentiality obligations, or (iii) is shown by documentary evidence to have been known by Employee prior to disclosure to Employee by the Company.

1.3 Former Employer Information. Employee agrees that he or she has not and will not, during the term of his or her employment, (i) improperly use or disclose any proprietary information or trade secrets of any former employer or other person or entity with which Employee has an agreement or duty to keep in confidence information acquired by Employee, if any, or (ii) bring onto the premises of the Company any document or confidential or proprietary information belonging to such employer, person or entity unless consented to in writing by such employer, person or entity. Employee will indemnify the Company and hold it harmless from and against all claims, liabilities, damages and expenses, including reasonable attorneys’ fees and costs of suit, arising out of or in connection with any violation of the foregoing.

1.4 Third Party Information. Employee recognizes that the Company may have received, and in the future may receive, from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Employee agrees that Employee owes the Company and such third parties, during Employee’s employment by the Company and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person or firm and to use it in a manner consistent with, and for the limited purposes permitted by, the Company’s agreement with such third party.

1.5 Conflicting Activities. While employed by the Company, Employee will not work as an employee or consultant of any other organization or engage in any other activities which conflict with the obligations to the Company, without the express prior written approval of the Company.

2. Inventions

2.1 Inventions Retained and Licensed. Employee has attached hereto, as Exhibit A, a list describing all inventions, ideas, improvements, designs and discoveries, whether or not patentable and whether or not reduced to practice, original works of authorship and trade secrets made or conceived by or belonging to Employee (whether made solely by Employee or jointly with others) that (i) were developed by Employee prior to Employee’s employment by Company (collectively, “Prior Inventions”), (ii) relate to Company’s actual or proposed business, products or research and development, and (iii) are not assigned to Company hereunder; or, if no such list is attached, Employee represents that there are no such Prior Inventions. Except to the extent set forth on Exhibit A, Employee hereby acknowledges that, if in the course of his or her service for Company, Employee incorporates into a Company product, process or machine a Prior Invention owned by Employee or in which he or she has an interest, Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide right and license to make, have made, modify, use, sell, sublicense and otherwise distribute such Prior Invention as part of or in connection with such product, process or machine.

2.2 Assignment of Inventions. Except as provided in Section 2.5 hereof, Employee hereby assigns and transfers to Company his or her entire right, title and interest in and to all inventions, ideas, improvements, designs and discoveries (the “Inventions”), whether or not patentable and whether or not reduced to practice, made or conceived by Employee, whether solely by Employee or jointly with others, during the period of his or her employment with Company that (i) relate in any manner to the actual or demonstrably anticipated business, work, or research and development of Company, its affiliates or subsidiaries, (ii) are developed in whole or in part on Company’s time or using Company’s equipment, supplies, facilities or Confidential Information, or (iii) result from or are suggested by any task assigned to Employee or any work performed by Employee for or on behalf of Company, its affiliates or subsidiaries, or by the scope of Employee’s duties and responsibilities with Company, its affiliates or subsidiaries. In the event that Employee believes that he or she is entitled to ownership, either in whole or in part, of an Invention pursuant to Section 2.3 hereof, he or she shall notify Company of such in writing. Except in such cases as the Chief Executive Officer of Company confirms in writing that Employee is entitled to ownership, Employee agrees that all Inventions are the sole property of Company. Employee further acknowledges that all original works of authorship that are made by Employee, solely or jointly with others, within the scope of and during the period of Employee’s employment by Company and that are protectible by copyright are “works made for hire,” as defined in the PRC Copyright Law.

2.3 Disclosure of Inventions. Employee agrees that in connection with any Invention: (i) Employee shall promptly disclose such Invention in writing to his or her immediate supervisor at Company (which shall be received in confidence by Company), with a copy to the Chief Executive Officer of the Company, regardless of whether Employee believes the Invention is protected by the PRC Patent Law and Copyright Law, in order to permit Company to claim rights to which it may be entitled under this Agreement; and (ii) Employee shall, at Company’s request, promptly execute a written assignment of title to Company for any Invention required to be assigned by Section 2.2 (an “Assignable Invention”), and Employee will preserve any such Assignable Invention as Confidential Information of Company.

2.4 Patent and Copyright Registrations. Employee agrees to assist Company, or its designee, at Company’s expense, in every proper way to secure Company’s rights in the Assignable Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and other instruments that Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to Company, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Assignable Inventions, and any copyrights, patents, or other intellectual property rights relating thereto. Employee further agrees that his or her obligation to execute or cause to be executed, when it is in his or her power to do so, any such instrument or papers shall continue after the termination of Employee’s employment by Company. If Company is unable because of Employee’s mental or physical incapacity or for any other reason to secure Employee’s signature to apply for or to pursue any application for any PRC or foreign patents or copyright registrations covering Assignable Inventions or original works of authorship assigned to Company as above, then Employee hereby irrevocably designates and appoints Company and its duly authorized officers and agents as Employee’s agent and attorney-in-fact, to act for and in Employee’s behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by Employee.

2.5 Compulsory License. Employee understands that the PRC patent authorities have the authority to grant a compulsory license to use the invention of any and all of Employee pursuant to Chapter VI of the PRC Patent Law. Employee acknowledges and represents that the Company has exclusive and absolute right in connection with any royalty arising from such compulsory license, and hereby waives all rights (of whatever nature, whether current or contingent, present or future), if any, in respect of such royalty.

2.6 Other Obligations. Employee acknowledges that Company from time to time may have agreements with other persons or with the PRC Government, or agencies thereof, that impose obligations or restrictions on Company regarding Inventions made during the course of work thereunder or regarding the confidential nature of such work. Employee agrees to be bound by all such obligations and restrictions and to take all action necessary to discharge the obligations of Company thereunder.

3. Return of Confidential Material. In the event of Employee’s termination of employment with Company for any reason whatsoever, Employee agrees promptly to surrender and deliver to Company all records, materials, equipment, drawings, documents and data of any nature pertaining to any Confidential Information or to his or her employment, and Employee will not retain or take with him or her any tangible materials or electronically stored data, containing or pertaining to any Confidential Information that Employee may produce, acquire or obtain access to during the course of his or her employment.

4. Notification of New Employer. If employee leaves the Company’s employ, Employee hereby consents to the Company notifying Employee’s new employer about Employee’s rights and obligations under this Agreement.

5. Non-Compete and Non-Solicitation. In consideration of the receipt by Employee of the Confidential Information, and that the work of Employee involves commercial secrets of the Company, Employee agrees that, notwithstanding the provisions of Article 8.1 of the Employment Contract, he or she will not resign prior to the expiration of the Term (as defined in the Employment Contract). If Employee resigns from the Company prior to the expiration of the Term or refuses a renewal of the Employment Contract at the expiration of the Term, Employee agrees not to engage directly or indirectly, whether as an employee, consultant or in any other capacity, in any other business which involves the development or provision of services which are the same as or similar to those developed or provided by the Company for a period of three (3) years following the effective date of the Employee’s resignation. Employee further agrees that [thirty percent (30)%] of his or her salary paid by the Company during the term of employment is deemed to be in consideration of this obligation, constituting sufficient compensation for said obligation. Employee agrees that during the period of his or her service to Company and for one (1) years after the date of termination of his or her employment with Company, he or she will not (i) induce, solicit, recruit or encourage any employee of Company to leave the employ of Company or (ii) solicit the business of any client or customer of Company (other than on behalf of Company).

6. Representations. Employee agrees to execute any proper oath or verify any proper document required to carry out or evidence compliance with the terms of this Agreement. Employee represents that his or her performance of all the terms of this Agreement, and as an employee of the Company, will not breach any agreement to keep in confidence proprietary information acquired by Employee in confidence or in trust prior to Employee’s retention by Company. Employee has not entered into, and Employee agrees that he or she will not enter into, any oral or written agreement in conflict herewith.

7. Dispute Resolution. Any claim, controversy or dispute arising from the execution of, or in connection with, this Agreement shall be submitted to a People’s Court in the PRC.

8. Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by the laws of the PRC, without regard to the choice of law provisions thereof.

9. Entire Agreement. This Agreement sets forth the entire agreement and understanding between Company and Employee relating to the subject matter herein and merges all prior discussions and agreements between the parties with respect that subject matter. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in Employee’s duties, salary or compensation will not affect the validity or scope of this Agreement.

10. Severability. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

11. Successors and Assigns. This Agreement will be binding upon Employee’s heirs, executors, administrators and other legal representatives and will be for the benefit of Company, its successors, and its assigns.

12. No Employment Contract. Nothing in this Agreement shall be construed to create a contract of employment, either express or implied-in-fact, for any fixed term or requiring cause for termination.

13. Survival of Employment Contract. This Agreement shall survive the termination of the Employment Contract and Employee shall be liable for any damages suffered by the Company as a result of a breach of this Agreement.

14. Counterparts. This Agreement may be signed in two counterparts, each of which shall be deemed an original and both of which shall together constitute one and the same instrument.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, Company and Employee have caused this Agreement to be executed on the following Effective Date in two (2) originals.

EFFECTIVE DATE:             , 2006.

CHAGNZHOU KANGHUI MEDICAL INNOVATION CO., LTD.

By:
Name:
Title:

[NAME OF SENIOR MANAGER]

By:
Name:

EXHIBIT A

LIST OF PRIOR INVENTIONS

Title	Date Developed	Description

1.

2.

3.

4.

5.

6.

7.

8.

                         Additional sheets attached.

                        No prior inventions, improvements or works of authorship to disclose.

Signature of Employee:

Print Name:

Date:

EXHIBIT K

DONATION CONTRACT

EXHIBIT K

DONATION AGREEMENT

THIS DONATION AGREEMENT (this “Agreement”) is made as of October     , 2006, by and between Changzhou Kanghui Medical Innovation Co., Ltd. (the “Donee”), a wholly foreign owned enterprise organized and existing under the laws of the People’s Republic of China (the “PRC”), and each of the parties set forth in Schedule A hereto (each a “Donator” and collectively, “Donators”). Donee and Donators are hereinafter jointly referred to as “Parties” and individually as a “Party.”

AGREEMENT

NOW THEREFORE, through friendly consultations, pursuant to the PRC Contract Law and other relevant laws and regulations, the Parties hereby agree to the followings:

1. Donation

1.1 Donators shall donate in a lump sum RMB             (the “Donated Money”) to Donee. The respective amount donated by each Donator is set forth in the Schedule A.

1.2 The Parties acknowledge that the Donated Money shall be deemed as donation by Donators to support Donee’s development from the date when the Donated Money was paid. Donee has no obligations of repaying the Donated Money, and Donators have no rights of requesting repayment of the Donated Money.

2. Confidentiality. The Parties acknowledge the confidentiality nature of this Contract and any provisions contained therein. Except required by applicable laws, regulations or administrative authorities, any Party can not disclose this Contract or any provisions contained therein to any third party without the other Party’s consent.

3. Miscellaneous

3.1 This Contract shall be governed by the PRC laws.

3.2 Matters not covered in this Contract shall be provided for as supplements hereto through consultations, and all of such supplements shall have the equal effect with this Contract.

3.3 This Contract shall supersede any previous agreement between the Parties in conflict with this Contract.

3.4 This Contract shall take effect after it is duly signed by the Parties, and shall have retroactive effect to the date when the Donated Money was paid.

3.5 This Contract shall have two counterparts, with one for each of the Parties.

IN WITNESS WHEREOF, the Parties have executed this Contract as of the date first above written.

Donee:

CHANGZHOU KANGHUI MEDICAL INNOVATION CO., LTD.

( )

By:
Name:
Capacity:

Contact Address:

IN WITNESS WHEREOF, the Parties have executed this Contract as of the date first above written.

Donators:

By:
JIANG YIKANG ( )

Contact Address:

By:
SHEN JIANKAI ( )

Contact Address:

By:
ZHAO GANG ( )

Contact Address:

By:
SHI WENMEI ( )

Contact Address:

By:
JIANG SONGBO ( )

Contact Address:

By:
JIANG JIANHUA ( )

Contact Address:

By:

JIANG HUIYING ( )

Contact Address:

By:

JIANG ZHENYU ( )

Contact Address:

By:
DU TINGTING ( )

Contact Address:

By:
TAN YU ( )

Contact Address:

By:
ZHOU HUA ( )

Contact Address:

By:
HUANG RENGEN ( )

Contact Address:

By:
YANG XIAOHUI ( )

Contact Address:

By:
XU MEIZHEN ( )

Contact Address:

SCHEDULE A

DONATORS

	Name	Donation Amount (RMB)

1	Jiang Yikang (蒋谊康)

2	Shen Jiankai (沈建开)

3	Zhao Gang (赵钢)

4	Shi Wenmei (施文美)

5	Jiang Songbo (蒋松波)

6	Jiang Jianhua (蒋建华)

7	Jiang Huiying (蒋惠英)

8	Jiang Zhenyu (蒋震宇)

9	Du Jun (杜军)

10	Du Tingting (杜婷婷)

11	Tan Yu (谈昱)

12	Zhou Hua (周华)

13	Huang Rengen (黄仁根)

14	Yang Xiaohui (羊小惠)

15	Xu Meizhen (徐美镇)

16	Wang Jingbo

Total :